Filed Pursuant to Rule 424(b)(1)
Registration Nos. 333-275727 and 333-275727-01

PROSPECTUS

$1,281,900,000

2024 SENIOR SECURED DEFERRED FUEL COST BONDS

VIRGINIA ELECTRIC AND POWER COMPANY

SPONSOR, DEPOSITOR AND INITIAL SERVICER

Central Index Key Number: 0000103682

VIRGINIA POWER FUEL SECURITIZATION, LLC

ISSUING ENTITY

Central Index Key Number: 0002001186

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
A-1	1.90	$439,300,000	May 1, 2027	May 1, 2029	5.088%	99.99886%	0.40000%	$437,537,792
A-2	5.40	$842,600,000	May 1, 2031	May 1, 2033	4.877%	99.99654%	0.40000%	$839,200,446

The total price to the public is $1,281,865,838. The total amount of the underwriting discounts and commissions is $5,127,600. The total amount of proceeds to Virginia Power Fuel Securitization, LLC before deduction of expenses (estimated to be $6,304,056) is $1,276,738,238.

Virginia Electric and Power Company (Virginia Power), as depositor, is offering $1,281,900,000 of 2024 Senior Secured Deferred Fuel Cost Bonds (the bonds) in two tranches, to be issued by Virginia Power Fuel Securitization, LLC (VP Fuel Securitization), as the issuing entity. Virginia Power is also the seller, initial servicer and sponsor with regard to the bonds.

The bonds are senior secured obligations of VP Fuel Securitization and are its obligations only. The bonds are supported by the deferred fuel cost property, which consists of all rights and interests of VP Fuel Securitization under the financing order issued by the State Corporation Commission of the Commonwealth of Virginia (the SCC) on November 3, 2023 (the financing order), including the right to impose, bill, charge, collect and receive a nonbypassable charge paid by all Virginia Power electric retail customers in Virginia, except certain exempt customers, irrespective of their generation supplier and based on their electricity usage as described in this prospectus. This charge pays principal, interest and expenses related to the bonds and is known as the deferred fuel cost charge. Upon the issuance of the bonds, the deferred fuel cost charge may not be reduced, altered or impaired by the Commonwealth of Virginia or any of its agencies, including the SCC, until any and all principal, interest, premium, financing costs and other fees related to the bonds have been paid in full, except as adjusted pursuant to the true-up mechanism approved in the financing order. The true-up mechanism, as described in this prospectus, includes both mandatory and interim periodic adjustments to the deferred fuel cost charge as may be necessary to correct for any overcollection or undercollection from customers with respect to the deferred fuel cost charge or to otherwise ensure the timely payment of principal of and interest on the bonds when due, as well as other financing costs and required amounts and charges payable in connection with the bonds. In addition to the true-up mechanism, credit support for the bonds will be provided by a capital subaccount funded through a capital contribution by the depositor in an amount equal to 0.50% of the principal amount of the bonds issued.

Interest on each tranche of bonds, which will accrue from the date of issuance, is due and will be paid semi-annually. We will pay the principal of the bonds semi-annually and sequentially according to the sinking fund schedule included in this prospectus, although the principal of a specific tranche of bonds is not due until the final maturity date of such tranche. The payment dates for the bonds will be May 1 and November 1 of each year, beginning on November 1, 2024. The bonds are not subject to optional redemption prior to maturity.

The bonds will not constitute a debt, liability or other obligation of, or interest in, Virginia Power or any of its affiliates (other than VP Fuel Securitization). The bonds will not be insured or guaranteed by Virginia Power, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Dominion Energy, Inc., any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will be nonrecourse obligations, secured only by the collateral described in this prospectus. The bonds will not be a debt, general obligation, special obligation or other indebtedness of the Commonwealth of Virginia or any of its political subdivisions, agencies, or instrumentalities, including the SCC.

Virginia Power is the depositor, sponsor, seller and initial servicer with regard to the bonds. Virginia Power is the sole member of VP Fuel Securitization.

Investing in the bonds involves risks. See “Risk Factors” beginning on page 21 to read about factors you should consider before buying the bonds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The bonds will be ready for delivery in book-entry form through the facilities of The Depository Trust Company (DTC) for the accounts of its direct participants, including Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, société anonyme (Clearstream), on or about February 14, 2024.

Joint Book-Running Managers

Morgan Stanley	ATLAS SP	Wells Fargo Securities
Citi	Jefferies	SMBC Nikko

Co-Manager

Siebert Williams & Shank

The date of this prospectus is February 5, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the SEC). This prospectus provides you with a description of the bonds being offered. You should carefully review this prospectus and the information contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the depositor has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The bonds are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

We have included cross-references to sections in this prospectus to allow you to find further related discussions. You can also find key topics in the table of contents on the preceding page.

As used in this prospectus, the below terms have the following meanings, unless the context otherwise requires:

•	We, us, our, the issuing entity or VP Fuel Securitization mean Virginia Power Fuel Securitization, LLC.

•	Virginia Power, depositor, sponsor, seller or initial servicer mean Virginia Electric and Power Company or any successor thereto.

•	SCC means the State Corporation Commission of the Commonwealth of Virginia.

•	Securitization Statute means Section 56-249.6:2 of the Code of Virginia.

•

Choice customers means Virginia electric retail customers of Virginia Power that, pursuant to the provisions of Sections 56-577 or 56-577.1 of the Code of Virginia, purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power.

•

Customers means all existing and future Virginia electric retail customers of Virginia Power or its successors or assigns, irrespective of the generation supplier of the customer, other than exempt customers.

•	Exempt customers means (i) exempt retail access customers and (ii) opt out customers.

•

Exempt retail access customers means (i) any choice customers that purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power and (ii) any Virginia electric retail customers of Virginia Power that purchased electric energy from Virginia Power pursuant to a SCC-approved market-based tariff, in each case, during the period when the deferred fuel costs subject to securitization were incurred.

•	Financing order means the irrevocable financing order, dated November 3, 2023, issued by the SCC to Virginia Power pursuant to the Securitization Statute.

•

Indenture means the indenture with respect to the bonds to be entered into by VP Fuel Securitization, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association, as securities intermediary, as supplemented by the supplemental indenture establishing the terms of the bonds.

•

Opt out customers means any Virginia electric retail customers of Virginia Power with demand in excess of five megawatts in calendar year 2022 that elected to opt out of any deferred fuel cost securitization as permitted by Enactment Clause 4 of Virginia House Bill 1770 by May 31, 2023, which was the deadline to opt out.

You can find a glossary of other defined terms used in this prospectus on page 133 of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, including regarding expectations, estimates and projections about the electric usage of customers, Virginia Power’s ability to service the deferred fuel cost property and collect the deferred fuel cost charge, the issuing entity’s ability to pay back the bonds and the Commonwealth of Virginia’s and SCC’s adherence to their pledge to, among other things, not impair the rights of bondholders. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “could,” “should,” “estimated,” “may,” “plan,” “potential,” “projection,” “target,” “outlook,” “is designed to” or “intended”) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in “Risk Factors” (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on financial results, and could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of us or Virginia Power, in this prospectus, in presentations, on websites, in response to questions or otherwise.

The following factors, as well as others described elsewhere in this prospectus, could cause actual results to differ materially from those expressed or implied by forward looking statements in this prospectus:

•

state, federal and foreign legislative, judicial and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, other laws or regulations applicable to Virginia Power’s business;

•	the accuracy of the servicer’s estimates of future demand and prices for energy;

•	the accuracy of the servicer’s forecast of energy usage and industrial, commercial and residential growth;

•	the accuracy of the servicer’s estimates of the customer payment patterns, including the rate of delinquencies and any collections curves;

•	changes in market demand and demographic patterns;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•

industrial, commercial and residential growth or decline in Virginia Power’s Virginia service territory or customer bases resulting from sustained downturns of the economy and the economic health of Virginia Power’s Virginia service territory or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

•

federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Virginia Power’s Virginia service territory could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

•	advancements in technology;

•	additional competition in electric markets and continued industry consolidation;

•

the influence of weather and other natural phenomena affecting electric customer energy usage in Virginia Power’s Virginia service territory, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes, including extreme weather associated with climate change;

•	changing customer expectations and demands including heightened emphasis on environmental, social and governance concerns;

•

the ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to Virginia Power resulting from an incident that affects the United States electric grid or generating resources;

•

the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

•	the reliability of the systems, procedures and other infrastructure necessary to operate the electric business in Virginia Power’s Virginia service territory; and

•	other factors discussed under the heading “Risk Factors” or otherwise in this prospectus and any of our subsequent SEC filings.

You should not place undue reliance on forward looking statements. Each forward-looking statement speaks only as of the date on which such statement is made, and, except to the extent required by law, neither we nor the depositor undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed or implied by any forward-looking statement.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the bonds which are the subject of the offering contemplated by this prospectus in relation thereto to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the EU Prospectus Regulation). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the EU PRIIPs Regulation) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the bonds in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the bonds. This prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the bonds which are the subject of the offering contemplated by this prospectus to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (EUWA); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (FSMA) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA (the UK Prospectus Regulation). Consequently, no key information document by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (the UK PRIIPs Regulation) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the bonds in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the bonds. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation. In the UK, this prospectus is only being distributed to and is only directed at persons who are qualified investors under the UK Prospectus Regulation and (1) who fall within Article 19 (5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) or (2) who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc.”) of the Order or (3) who are persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the UK.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (FinSA) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The bonds may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the bonds may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the bonds in Taiwan.

Canada

The bonds may be sold in the provinces of Alberta, British Columbia and Ontario only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read this prospectus in its entirety before you invest in the bonds.

You should carefully consider the Risk Factors beginning on page 21 of this prospectus before you invest in the bonds.

Securities offered:	2024 Senior Secured Deferred Fuel Cost Bonds of Virginia Power Fuel Securitization, LLC, as listed on the cover page of this prospectus (collectively, the bonds). Beginning on the initial payment date, we will pay interest semi-annually and principal semi-annually and sequentially in accordance with the sinking fund schedule described in this prospectus.

Issuing entity and capital structure:	Virginia Power Fuel Securitization, LLC is a special purpose subsidiary of Virginia Power, organized as a Delaware limited liability company. Virginia Power is our sole member and owns all of our equity interests. We have no commercial operations.

We will be capitalized with an upfront cash deposit by Virginia Power of 0.50% of the principal amount of the bonds issued (to be held in the capital subaccount) and will establish an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on a given payment date for the bonds have been made.

Our address and phone number are: 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2284.

U.S. federal income tax status:	The bonds will be treated as debt of Virginia Power for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus. For federal income tax purposes, Virginia Power will not recognize gross income unless and until Virginia Power bills customers for the deferred fuel cost charge and only in connection with such billing of customers for the deferred fuel cost charge.

The depositor, sponsor, seller and initial servicer of the bonds:	Virginia Power, a wholly owned subsidiary of Dominion Energy, Inc. (Dominion Energy), is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, Virginia Power primarily serves retail customers. In North Carolina, Virginia Power serves retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, Virginia Power sells electricity at wholesale prices to rural electric cooperatives and municipalities and into wholesale electricity markets.

During the 12 months ended December 31, 2023, Virginia Power billed approximately 73.7 billion kilowatt hours of electricity to its electric retail customers in Virginia, resulting in revenues of approximately $7.7 billion.

Virginia Power’s address and telephone number are: 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2284.

On the date the bonds are issued, Virginia Power, as seller, will sell the deferred fuel cost property to us pursuant to a sale agreement between us and Virginia Power. See “The Sale Agreement” in this prospectus.

Virginia Power, as initial servicer, will bill and collect the deferred fuel cost charge and will remit deferred fuel cost charge collections within two servicer business days to a collection account maintained by the indenture trustee according to the terms of a servicing agreement between us and Virginia Power.

Virginia Power, as initial servicer, will be entitled to receive an annual servicing fee in an amount equal to 0.05% of the aggregate initial principal amount of the bonds. This servicing fee will be payable in equal installments on each semi-annual payment date, in arrears (except for the first installment, which will be pro-rated from the date the bonds are issued). The servicing fee will be paid (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds in the collection account prior to the distribution of any interest on and principal of the bonds. See “The Servicing Agreement” in this prospectus.

Virginia Power, as administrator, will be entitled to receive an annual administration fee of $100,000. This annual administration fee will be payable in installments of $50,000 on each payment date for the bonds (except for the first installment, which will be pro-rated from the date the bonds are issued). The administration fee will be paid (together with any portion of the administration fee that remains unpaid from prior payment dates) to the extent of available funds in the collection account prior to the distribution of any interest on and principal of the bonds. See “The Issuing Entity—The Administration Agreement” in this prospectus.

Neither Virginia Power nor Dominion Energy nor any of their respective affiliates (other than us) is an obligor of the bonds. The bonds will not be insured or guaranteed by Virginia Power, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Dominion Energy, any of their respective affiliates, the indenture trustee (in any of its capacities) or any other person or entity.

Our managers:	A list of our managers as of the date of this prospectus is provided below. For more information concerning our managers, see “The Issuing Entity—Managers” in this prospectus.

Name	Title
Michele L. Cardiff	Manager

Steven D. Ridge	Manager

Lisa M. Pierro	Independent Manager

Credit ratings:	The bonds are expected to receive credit ratings from two nationally recognized statistical rating organizations. See “Ratings” in this prospectus.

Bond structure:	Sinking fund bonds: Tranche A-1, expected weighted average life 1.90 years, and Tranche A-2, expected weighted average life 5.40 years. The bonds are scheduled to pay principal semi-annually and sequentially. See “Weighted Average Life and Yield Considerations for the Bonds” in this prospectus.

Average life profile:	Stable, meaning prepayment is not permitted and the aggregate payments of principal of and interest on the bonds and the timing of such payments are not expected to change materially over the life of the bonds under the stress cases analyzed under the heading “Weighted Average Life and Yield Considerations for the Bonds—Weighted Average Life Sensitivity” in this prospectus.

Optional redemption:	No optional redemption. Non-callable for the life of the bonds.

Payment dates and interest accrual:	Semi-annually, May 1 and November 1. Interest will be calculated on a 30/360 basis. The first scheduled payment date is November 1, 2024 (the initial payment date).

Interest is due on each payment date for the bonds, and principal for each tranche is due upon the final maturity date for that tranche. Failure to pay the entire outstanding principal amount of a tranche by the final maturity date for such tranche will result in an event of default. See “Description of the Deferred Fuel Cost Bonds—Interest Payments Generally,” “—Principal Payments” and “—Events of Default; Rights Upon Event of Default” in this prospectus.

Tranche	Scheduled Final Payment Dates	Final Maturity Dates
A-1	May 1, 2027	May 1, 2029
A-2	May 1, 2031	May 1, 2033

Indenture trustee:	U.S. Bank Trust Company, National Association, will act as indenture trustee under the indenture pursuant to which the bonds will be issued.

Minimum denominations of the bonds:	$2,000 and integral multiples of $1,000 in excess thereof, except for one bond in each tranche, which may be of a smaller denomination.

Use of proceeds:	We will use the proceeds of the offering to (i) pay upfront bond issuance costs and (ii) purchase the deferred fuel cost property from Virginia Power, which in turn will use the proceeds it receives from the sale of the deferred fuel cost property to reimburse itself for previously incurred deferred fuel costs, including the repayment of related debt.

Background of transaction and the enabling legislation, the Securitization Statute:	In 2023, the Virginia legislature enacted the Securitization Statute, codified as Section 56-249.6:2 of the Code of Virginia. The Securitization Statute allows a “Phase II” electric utility, such as Virginia Power, to petition the SCC, on or before July 1, 2024, for, and the SCC to issue, an irrevocable financing order permitting the issuance of deferred fuel cost bonds that are in the public interest and creating associated deferred fuel cost property that includes a right to impose nonbypassable deferred fuel cost charges that are just and reasonable on all existing and future customers of the electric utility, except for certain exempt customers. Upon the issuance of the deferred fuel cost bonds, the deferred fuel cost charge may not be reduced, altered or impaired by the Commonwealth of Virginia or its agencies, including the SCC, except as adjusted pursuant to a true-up mechanism as described in the Securitization Statute.

On November 3, 2023, the SCC issued a financing order under the Securitization Statute permitting the issuance of the bonds offered under this prospectus and creating the deferred fuel cost property, including the deferred fuel cost charge, described in this prospectus. The financing order became final and nonappealable on December 4, 2023.

Deferred fuel cost charge is nonbypassable by customers:	The deferred fuel cost charge is a nonbypassable, usage-based charge separate and apart from Virginia Power’s base rates and other charges that is payable by all existing and future Virginia electric retail customers of Virginia Power or its successors or assigns, irrespective of the generation supplier of the customer, other than exempt customers.

The exempt customers include both (i) exempt retail access customers, which are customers (a) that purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power (also known as choice customers) or (b) that purchased electric energy from Virginia Power pursuant to a SCC-approved market-based tariff, in each case, during the period when the deferred fuel costs subject to securitization were incurred, and (ii) customers that opted out of any deferred fuel cost securitization as permitted by the Securitization Statute’s enabling legislation by May 31, 2023, which was the deadline to opt out under the Securitization Statute.

Any choice customer that is also an exempt retail access customer is an exempt customer and will not be subject to the deferred fuel cost charge. Any choice customer that is not an exempt retail access customer will be subject to the deferred fuel cost charge.

As of the date of this prospectus, no additional Virginia electric retail customers of Virginia Power are eligible to become exempt customers.

See “About This Prospectus” and “Virginia Power’s Financing Order—The Deferred Fuel Cost Charge” in this prospectus.

Initial deferred fuel cost charge as a percentage of a customer’s total electricity bill:	The initial deferred fuel cost charge is expected to represent approximately 2.3% of the total bill received by a 1,000 kWh residential customer, as of December 31, 2023.

Virginia commonwealth pledge to protect bondholder rights:	The Commonwealth of Virginia and its agencies, including the SCC, have pledged to us and the bondholders not to:

•

alter the provisions of the Securitization Statute that authorize the SCC to create an irrevocable contract right or chose in action by the issuance of a financing order, create deferred fuel cost property and make the deferred fuel cost charge imposed by the financing order an irrevocable, binding and nonbypassable charge;

•	take or permit any action that impairs or would impair the value of the deferred fuel cost property or the security for the bonds or revises the deferred fuel costs for which recovery is authorized;

•	in any way impair the rights and remedies of bondholders, assignees and other financing parties; or,

•

except as authorized under the Securitization Statute with respect to the true-up mechanism, reduce, alter or impair the deferred fuel cost charge that is to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, assignees and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full.

Nothing in this pledge will preclude limitation or alteration if full compensation is made by law for the full protection of the deferred fuel cost charge collected pursuant to the financing order and of the bondholders and any assignee or financing party. See “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Virginia legislative action might attempt to invalidate the bonds or the deferred fuel cost property” in this prospectus.

This agreement is referred to as the commonwealth pledge.

The bonds will not be a debt, general obligation, special obligation or other indebtedness of the Commonwealth of Virginia or any of its political subdivisions, agencies or instrumentalities, including the SCC. Neither the full faith and credit nor the taxing power of the Commonwealth of Virginia is pledged to the payment of the principal of, or the interest on, the bonds.

SCC mandates statutory true-up adjustments to the deferred fuel cost charge:	The Securitization Statute and the financing order require Virginia Power to file with the SCC at least semi-annually (or beginning 12 months prior to the scheduled final payment date of the latest maturing tranche, at least quarterly) a letter applying the true-up mechanism to correct for any overcollection or undercollection from customers of the deferred fuel cost charge and make any adjustments to ensure the recovery of revenues sufficient to provide for the timely payment of scheduled principal of and interest on the bonds and other required amounts and charges payable in connection with the bonds (such amounts, the periodic payment requirement). This filing will be reviewed by the SCC only for mathematical or clerical errors.

Consistent with the above, the servicing agreement requires the servicer to calculate and make any required adjustments to the deferred fuel cost charge at least semi-annually (or beginning 12 months prior to the scheduled final payment date of the latest maturing tranche, at least quarterly).

In addition to the semi-annual true-up adjustment, the servicer is authorized to make interim adjustments to the deferred fuel cost charge at any time for any reason to ensure the timely payment of the periodic payment requirement. Any interim application of the true-up mechanism would also be reflected in a letter filed with the SCC and reviewed by the SCC only for mathematical or clerical errors.

There is no limit or cap on level of the deferred fuel cost charge:	Under the financing order, Virginia Power, as initial servicer, will impose on and collect from customers the deferred fuel cost charge in an amount sufficient to provide for the timely payment of principal of and interest on the bonds when due and other financing costs payable in connection with the bonds. See “Description of the Deferred Fuel Cost Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

Credit/security for the bonds:

The bonds are secured by the deferred fuel cost property, by funds on deposit in the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount, by our rights under the various transaction documents, by our right to compel the servicer to file for and obtain true-up adjustments, by all payments on or under the pledged collateral and by all proceeds in respect to the pledged collateral. See “Security for the Deferred Fuel Cost Bonds” in this prospectus. The deferred fuel cost property is a present property right created by the Securitization Statute and the financing order and is protected by the commonwealth pledge described in this prospectus. See “The Deferred Fuel Cost Property and the Securitization Statute” in this prospectus.

In general, the deferred fuel cost property includes a deferred fuel cost charge to be:

1.	paid by all customers;

2.	collected by Virginia Power, as servicer, and remitted to the collection account within two servicer business days to provide for payments in respect of the bonds; and

3.	adjusted at least semi-annually (or beginning 12 months prior to the scheduled final payment date of the latest maturing tranche, at least quarterly), and more frequently as needed to ensure recovery of revenues sufficient to pay principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

The deferred fuel cost property securing the bonds consists of all rights and interests of Virginia Power under the financing order. The deferred fuel cost property is being sold to us by Virginia Power in connection with the issuance of the bonds.

The deferred fuel cost property is not a receivable, and the bonds are not secured by a pool of receivables.

Credit enhancement for the bonds will be provided by the true-up mechanism and the capital subaccount. The primary purpose of the excess funds subaccount is not to provide credit enhancement for the bonds but to hold funds collected in amounts that were more than necessary to pay current debt service. However, amounts in the excess funds subaccount may be used to make debt service payments on the bonds when needed.

Transaction Parties:	The following chart shows the transaction parties and is a general summary of the transaction.

Allocation and flow of funds:	The following chart represents a general summary of the flow of funds following issuance of the bonds.

Virginia Power’s customers will pay the deferred fuel cost charge and all other components of their monthly electricity bills to Virginia Power.

On each payment date, the indenture trustee will, with respect to the bonds, pay or allocate all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the indenture trustee’s fees and expenses, and also outstanding indemnity amounts in an amount not to exceed $250,000 in any 12-month period (the trustee cap); provided, however, that the trustee cap will be disregarded and inapplicable upon the occurrence of an event of default;

2.	payment of the servicing fee plus any unpaid servicing fees from prior payment dates;

3.	payment of the administration fee to the extent due on that payment date and of the fees of our independent manager plus any unpaid administration or management fees from prior payment dates;

4.	payment of all of our other ordinary periodic operating expenses, including accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

5.	payment of the interest then due, including any past-due interest, pro rata among the tranches if there is a deficiency;

6.	payment of the principal then due and payable on the bonds as a result of an event of default or on the final maturity date for the bonds to be paid pro rata among the tranches if there is a deficiency;

7.	payment of the principal then scheduled to be paid in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the tranches if there is a deficiency;

8.	payment of any of our remaining unpaid operating expenses (including fees, expenses and indemnity amounts owed to the indenture trustee but unpaid due to the limitation in item (1) above) and any remaining amounts owed pursuant to the basic documents to the parties to which such operating expenses or remaining amounts are owed;

9.	replenishment of any amounts drawn from the capital subaccount;

10.	release to Virginia Power of an amount equal to the rate of return on the amount contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing;

11.	allocation of the remainder collected, if any, to the excess funds subaccount for future payments; and

12.	after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If on any payment date, or, with respect to any amounts payable under items (1) through (4) above, on any business day, funds deposited in the general subaccount are insufficient to make the payments contemplated by items (1) through (8) above, the indenture trustee (at the written direction of the administrator) will draw from amounts on deposit in the excess funds subaccount, and if such amounts remain insufficient, then draw from amounts on deposit in the capital subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by items (1) through (8) above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocation contemplated by item (9) above, the indenture trustee (at the written direction of the administrator) will draw from amounts on deposit in the excess funds subaccount to make such allocation to the capital subaccount account to the extent of the funds on deposit in the excess funds subaccount.

With respect to any operating expense payable under items (1) through (4) above that will become due and payable prior to the next payment date, the administrator, on any business day, may direct the indenture trustee in writing to remit payment of such operating expense, in the amount specified in the written direction, on or before the date such payment is due, from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount, in that order, all as specified in the written direction to the indenture trustee.

See “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. The servicing fee referred to in item (2) is described in “The Servicing Agreement” and the amount of the administrative fee referred to in item (3) above is described in “The Issuing Entity—The Administration Agreement” in this prospectus.

Issuance of additional deferred fuel cost bonds:	We were formed for the limited purpose of acquiring, owning, holding, administering, servicing and entering into agreements regarding the acquisition and servicing of the deferred fuel cost property, issuing the bonds and engaging in related activities. Accordingly, we are not permitted under our organizational documents to issue additional deferred fuel cost bonds, to issue other similar bonds or to enter into other forms of indebtedness.

The financing order authorizes the issuance of deferred fuel cost bonds in an aggregate principal amount up to the securitizable balance in one or more series or tranches. In the event the aggregate principal amount of the bonds is less than the securitizable balance, Virginia Power could seek to issue, through a separate issuing entity, additional deferred fuel cost bonds in an aggregate principal amount that, together with the aggregate principal amount of the bonds, does not exceed the securitizable balance. In addition, although it has no current plans to do so, Virginia Power could (i) file a petition on or before July 1, 2024 seeking to issue additional deferred fuel cost bonds in order to finance any deferred fuel costs incurred subsequent to those deferred fuel costs included within the securitizable balance or (ii) seek to issue additional bonds similar to the deferred fuel cost bonds if permitted to do so by future Virginia legislation. However, Virginia Power would be required, under the terms of the sale agreement, to satisfy the rating agency condition in any of these instances.

See “The Deferred Fuel Cost Property and the Securitization Statute” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

ERISA eligible:	Yes; See “ERISA Considerations” in this prospectus.

Investment Company Act of 1940 Registration:	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940 (the 1940 Act) contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act).

Credit risk retention requirements:	The bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities Exchange Act of 1934, as amended (the Exchange Act), due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act (Regulation RR). For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, see “Risk Factors—Other Risks Associated with the Purchase of the Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds” in this prospectus.

Conflicts of interest:

Certain of the underwriters or their affiliates are lenders or may hold a portion of the debt that Virginia Power intends to repay from the proceeds it will receive from the sale of the deferred fuel cost property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of bonds in accordance with

FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Our legal and covenant defeasance options:	We may, by making certain deposits in trust and meeting specified conditions, at any time, terminate all of our obligations under the indenture with respect to the bonds or our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “Description of the Deferred Fuel Cost Bonds—Covenants of VP Fuel Securitization” in this prospectus. See “Description of the Deferred Fuel Cost Bonds—VP Fuel Securitization’s Legal and Covenant Defeasance Options” in this prospectus.

Expected settlement date:	Settling through DTC on or about February 14, 2024.

Continuing disclosure: surveillance/internet-based information post issuance/dedicated web address:	Dominion Energy, the parent of Virginia Power, will establish a dedicated web address for the life of the bonds. The principal transaction documents and other information concerning the deferred fuel cost charge and security relating to the bonds will be posted at such web address, which is currently located at www.dominionenergy.com.

Pursuant to the indenture, the indenture trustee will make available on its website (currently located at https://pivot.usbank.com) to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral. Unless and until the bonds are issued in definitive certificated form, the reports will be made available electronically to DTC. The reports will be available to beneficial owners of the bonds at the indenture trustee’s website or upon written request to the indenture trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. See “Description of the Deferred Fuel Cost Bonds—Reports to Bondholders” in this prospectus.

Risk factors:	You should consider carefully the risk factors beginning on page 21 of this prospectus before you invest in the bonds.

SUMMARY OF RISK FACTORS

Set forth below is a summary of the material risk factors that you should consider before deciding whether to invest in the bonds. These risks can affect the timing or ultimate payment of the bonds and value of your security. A description of such risk factors in greater details follows this summary.

Limited Source of Payment for the Bonds: The only source of funds for the bonds is the deferred fuel cost property and the other limited funds held in accounts maintained by the indenture trustee. At the time of issuance of the bonds, we will have no other assets and the bonds are nonrecourse to Virginia Power. Therefore, the sources for repayment of the bonds are limited. You must rely for payment of the bonds solely upon the Securitization Statute, state and federal constitutional rights to enforcement of the securitization provisions of the Securitization Statute, the irrevocable financing order, collections of the deferred fuel cost charge and funds on deposit in the related accounts maintained by the indenture trustee.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions: The deferred fuel cost property is an asset created under the Securitization Statute and through regulatory proceedings at the SCC. Neither we nor Virginia Power will indemnify you for any changes of law, whether as a result of Constitutional amendment, legislative enactment or any judicial proceedings.

True-up adjustment filings made with the SCC may be challenged before the SCC, resulting in delays in implementation of the true-up adjustment. Additionally, subject to any required SCC approval, Virginia Power may establish billing, collection and posting arrangements with customers that could impact the timing and amount of customer payments.

Servicing Risks; Natural Disaster Recovery Risks: The collection of the deferred fuel cost charge on a timely and sufficient basis depends upon the ability of Virginia Power, as servicer, to accurately forecast customer usage and payments. If Virginia Power inaccurately forecasts usage or underestimates customer delinquencies for any reason, there could be a shortfall or material delay in deferred fuel cost charge collections. Factors that might cause inaccurate projections of usage or customer delinquencies include unanticipated weather conditions, cyber attacks on Virginia Power infrastructure, general economic conditions or natural or man-made disasters or public health crises, epidemics or pandemics. Virginia Power’s ability to collect the deferred fuel cost charge from customers may also be impacted by some of these same factors. Any future actions by the Virginia legislature or the SCC taken in response to any future natural disaster or pandemic may also adversely affect the timing of deferred fuel cost charge collections.

These same natural and man-made disasters may affect Virginia Power’s ability to deliver energy to customers. Since the deferred fuel cost charge is a usage-based charge, any unexpected failure to deliver electricity may impact the amounts collected from the deferred fuel cost charge. Virginia Power’s operations could be impacted by severe weather. Any disruption in Virginia Power’s ability to deliver energy to customers could cause a delay or reduction in deferred fuel cost charge collections.

It may be difficult for us to find a replacement servicer should Virginia Power default in its obligations. Assuming we can obtain a successor servicer, the successor servicer may be more costly and may be less effective in servicing the deferred fuel cost property, potentially resulting in delay in collections of the deferred fuel cost charge.

Risks Associated with the Unusual Nature of the Deferred Fuel Cost Property: The unusual nature of the deferred fuel cost property makes it unlikely that, in the event of a default, the deferred fuel cost property could be sold. In addition, although the bonds may be accelerated in the event of a default, as a practical matter, collections of the deferred fuel cost charge would not be accelerated.

Risk Associated with Severe Weather: Virginia Power’s operations might be impacted by hurricanes, winter storms, tropical storms, windstorms or other severe weather events. Transmission, distribution and usage of electricity might be interrupted temporarily, reducing collections of the deferred fuel cost charge. There might be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in Virginia Power’s Virginia service area, which could cause the per-kWh deferred fuel cost charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as a violation of the commonwealth pledge, might be defended on the basis of public necessity.

Risks Associated with the Potential Bankruptcy of the Seller or the Servicer: In the event of a bankruptcy by Virginia Power, bondholders may experience a delay in payment or a default on payment of the bonds due to various factors, including the comingling of deferred fuel cost charge collections with other servicer revenue, a challenge to the characterization of the sale of the deferred fuel cost property as a true sale, an effort to consolidate our assets and liabilities with those of Virginia Power, a characterization of deferred fuel cost payments to the collection account as preferential transfers, the treatment of our claims against Virginia Power as unsecured claims, and a general limitation on the remedies available in a bankruptcy, including the risk of an automatic stay.

Other Risks: Other risks associated with the purchase of the bonds include the inadequacy of any indemnification obligations provided by Virginia Power, the impact of a change of ratings or the issuance of an unsolicited rating, the absence of a secondary market for the bonds, regulatory actions affecting certain bondholders and losses on investments maintained by the indenture trustee.

RISK FACTORS

You should consider carefully all the information included in this prospectus, including the following factors and the statements contained under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus, before you decide whether to invest in the bonds.

You might experience material payment delays as a result of limited sources of payment for the bonds and limited credit enhancement

You may suffer material payment delays on your bonds if the collateral securing your bonds is insufficient to pay the accrued interest on and the principal amount of those bonds in full. The only source of funds for payments of interest on and principal of the bonds will be the collateral. The collateral for the bonds will be limited to:

•

the deferred fuel cost property securing the bonds, including the right to impose, bill, charge, collect and receive the deferred fuel cost charge and the right to obtain periodic adjustments of the deferred fuel cost charge;

•	the funds on deposit in the accounts maintained by the indenture trustee; and

•	our rights under various contracts described in this prospectus.

The bonds will not be insured or guaranteed by Virginia Power, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Dominion Energy, any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the bonds might result in a reduction in the market value of the bonds and, therefore, the value of your investment in the bonds.

The bonds do not constitute a debt, liability or other obligation of, or interest in, Virginia Power or any of its other affiliates (other than us). The bonds are not a debt or general obligation of the Commonwealth of Virginia or any of its political agencies or instrumentalities, and neither the full faith and credit nor the taxing power of the Commonwealth of Virginia is pledged to the payment of the principal of, or the interest on, the bonds.

You must rely for payment of principal of and interest on the bonds solely upon the Securitization Statute, state and federal constitutional rights to enforcement of the Securitization Statute, the financing order, collections of the deferred fuel cost charge and funds on deposit in the related accounts maintained by the indenture trustee pursuant to the indenture. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the bonds. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. See “The Issuing Entity” in this prospectus.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions

We are not obligated to indemnify you for changes in law

Neither we nor Virginia Power will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Statute that may affect the value of your bonds. Virginia Power will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Securitization Statute that would be materially adverse to us, the indenture trustee or bondholders. However, Virginia Power may not be able to take such action and, if Virginia Power does take action, such action may not be successful. Although Virginia Power or any successor seller might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the bonds invalidates the deferred fuel cost property, such indemnification obligations do not apply for any changes in law after the date the bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and nonappealable judicial decision. See “The Sale Agreement—Seller Representations and Warranties” and “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus.

Future legal action might challenge or invalidate the Securitization Statute or the financing order and materially adversely affect your investment

The deferred fuel cost property is created pursuant to the Securitization Statute and the financing order issued by the SCC pursuant to the Securitization Statute. The Securitization Statute became effective on July 1, 2023. Virginia Power is the first utility to petition the SCC to issue deferred fuel cost bonds under the Securitization Statute.

The Securitization Statute or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. In addition, the financing order or any provision thereof might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has to our knowledge arisen; however, we cannot assure you that a lawsuit challenging the validity of the Securitization Statute or the financing order will not be filed in the future or that, if filed, such lawsuit will not be successful. If an invalidation of any relevant underlying legislative provision or financing order provision were to result from such litigation, you might lose some or all of your investment or you might experience delays in recovering your investment. See “The Deferred Fuel Cost Property and the Securitization Statute” and “Virginia Power’s Financing Order” in this prospectus.

Other states have passed legislation similar to the Securitization Statute to authorize recoveries by utilities of specified costs, including deferred fuel costs, storm recovery costs, environmental control costs and costs associated with deregulation of the electricity market, and some of those laws have been challenged by judicial actions or utility commission proceedings. To date, none of those challenges have succeeded, but future judicial challenges might be made. An unfavorable decision challenging legislation similar to the Securitization Statute would not automatically invalidate the Securitization Statute or the financing order, but it might provoke a challenge to the Securitization Statute or the financing order, establish a legal precedent for a successful challenge to the Securitization Statute or the financing order or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds. Therefore, legal activity in other states might indirectly affect the value of your investment in the bonds.

Future Virginia legislative action might attempt to invalidate the bonds or the deferred fuel cost property

Under the Securitization Statute and the financing order, the Commonwealth of Virginia and its agencies, including the SCC, have pledged not to (i) alter the provisions of the Securitization Statute that authorize the SCC to create an irrevocable contract right or chose in action by the issuance of a financing order, create deferred fuel cost property and make the deferred fuel cost charges imposed by a financing order irrevocable, binding and nonbypassable, (ii) take or permit any action that impairs or would impair the value of the deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized, (iii) in any way impair the rights and remedies of the holders, assignees, and other financing parties or (iv) except for “true-up” adjustments discussed in the following paragraph, reduce, alter or impair the deferred fuel cost charges to be imposed, billed, charged, collected and remitted for the benefit of the holders, any assignee, and any other financial parties of deferred fuel cost bonds until any and all principal, interest, premium, other financing costs and other fees, expenses or charges incurred, and any contracts to be performed, in connection with the deferred fuel cost bonds have been paid in full. For a description of this commonwealth pledge, see “The Deferred Fuel Cost Property and the Securitization Statute—The Securitization Statute Provides for Recovery of Deferred Fuel Costs and Issuance of Deferred Fuel Cost Bonds—The Securitization Statute Contains a Commonwealth Pledge” in this prospectus. Despite the commonwealth pledge, the Virginia legislature might attempt to repeal the Securitization Statute or attempt to amend the Securitization Statute, or as described below, the SCC might take certain actions that impair the deferred fuel cost property. As of the date of this prospectus, neither we nor Virginia Power is aware of any pending legislation in the Virginia legislature that would affect any provisions of the Securitization Statute.

To date, no federal or Virginia cases addressing the repeal or amendment of statutory provisions analogous to those contained in the Securitization Statute have been decided. There have been cases in which courts applied the Contract Clause of the United States Constitution to strike down legislation regarding reducing or eliminating taxes, public charges or other sources of revenues servicing other types of recovery bonds issued by public instrumentalities or private issuers (or issuing entities), or otherwise substantially impairing or eliminating the security for recovery bonds or other indebtedness. Based upon applicable case law, McGuireWoods LLP, counsel to Virginia Power and VP Fuel Securitization, will deliver an opinion with respect to applicable federal and Virginia constitutional principles relating to the impairment of contracts and that, in a properly prepared and presented case, a reviewing court of competent jurisdiction would have grounds to conclude that the commonwealth pledge constitutes a contractual relationship between the bondholders and the Commonwealth of Virginia, and that in the event that the Virginia legislature passes any law (or the SCC exercising legislative powers takes any action) prior to the time that the bonds and related financing costs are fully paid and discharged that in either case alters, impairs or reduces the value of the deferred fuel cost property or the deferred fuel cost charge, then, absent a demonstration by the Commonwealth of Virginia that such action or inaction is an appropriate and reasonable way to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the Commonwealth’s purposes equally well, the bondholders (or the indenture trustee acting on their behalf) could successfully challenge, under the Contract Clause of the U.S. Constitution and the Contract Clause of the Virginia Constitution, the constitutionality of any such action or inaction that alters, impairs or reduces the value of the deferred fuel cost property or the deferred fuel cost charge prior to the time that the bonds are fully paid and discharged, provided that the repeal or amendment or the action or inaction would substantially impair the rights of the owners of the deferred fuel cost property or the bondholders. Preliminary injunctive relief should be available under federal law to delay implementation of any such action or inaction hereafter taken and determined to alter, impair or reduce the value of the deferred fuel cost property or the deferred fuel cost charge so as to cause such an impairment in violation of the Contract Clause of the U.S. Constitution or the Contract Clause of the Virginia Constitution, and, upon final adjudication of a claim challenging any such action or inaction, permanent injunctive relief should be available under federal law to prevent implementation thereof.

Further, any legislative action adversely affecting the deferred fuel cost property or the ability to collect the deferred fuel cost charge may be considered a “taking” under the Takings Clause of the U.S. Constitution and the Takings Clause of the Virginia Constitution. McGuireWoods LLP has advised us that it is not aware of any federal or Virginia court cases addressing the applicability of the Takings Clause of the United States or Virginia Constitutions in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Statute. McGuireWoods LLP expects to render a reasoned opinion, prior to the closing of the offering of the bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States or Virginia Constitutions, a reviewing court of competent jurisdiction would likely require the Commonwealth of Virginia to pay just compensation to the bondholders if it determines that a repeal or amendment of the Securitization Statute, or any other action taken by the Commonwealth of Virginia in contravention of the commonwealth pledge, (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the deferred fuel cost property or denied all economically productive use of the deferred fuel cost property; (b) destroyed the deferred fuel cost property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the deferred fuel cost property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investment in the bonds. Even if such state action or inaction is treated as a taking under the applicable constitutional principles and the Commonwealth of Virginia provides you with an amount deemed to be full compensation, that amount might not be sufficient for you to fully recover your investment.

Further, nothing in the commonwealth pledge precludes any limitation or alteration of the Securitization Statute or a financing order if full compensation is made by law for the full protection of the deferred fuel cost charge collected pursuant to a financing order and of the holders of the bonds. It is unclear what “full compensation” and “full protection” would be afforded to holders of the bonds by the Commonwealth of Virginia if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the bonds, or the timing or receipt of payments with respect to such bonds.

We cannot assure you that a repeal of or amendment to the Securitization Statute will not be sought or adopted or that any action or inaction by the Commonwealth of Virginia adverse to your investment in the bonds will not occur. The servicer has agreed to take legal or administrative action, including instituting legal action, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of or amendment to the Securitization Statute or a modification of the financing order or deferred fuel cost property. However, enforcement of any rights against the Commonwealth of Virginia or the SCC under the commonwealth pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against Commonwealth of Virginia and local governmental entities in Virginia. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the Commonwealth of Virginia or the SCC may be sued. See “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus. However, we cannot assure that the servicer would be able to take this action or that this action would be successful.

Except as described in “The Sale Agreement—Indemnification” in this prospectus, neither Virginia Power, nor any of its successors, assignees or affiliates will indemnify you for any change in law, including any amendment or repeal of the Securitization Statute, that might affect the value of the bonds.

The SCC might attempt to take actions that might reduce the value of your investment

The Securitization Statute provides that the financing order issued to Virginia Power is irrevocable upon the transfer of the deferred fuel cost property to an assignee or the issuance of the bonds, whichever is earlier, and is not subject to amendment, modification or termination by subsequent action of the SCC, except for the periodic true-up adjustments. Apart from the financing order, the SCC retains the power to adopt, revise or rescind rules or regulations affecting Virginia Power or a successor utility. The SCC also retains the power to interpret and implement the financing order. Any new or amended regulations or orders by the SCC, for example, could affect the ability of the servicer to collect the deferred fuel cost charge in full and on a timely basis. The servicer has agreed to take legal or administrative action to resist any SCC rule, regulation or decision that would violate the commonwealth pledge. We cannot assure you that the servicer would be successful in its efforts. Thus, future SCC rules, regulations or decisions might adversely affect the rating of the bonds, their price or the rate of deferred fuel cost charge collections and, accordingly, the amortization of bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

The servicer is required to file with the SCC, on our behalf, periodic true-up adjustments of the deferred fuel cost charge. Under the irrevocable financing order, the SCC will act to administratively approve the requested adjustment or inform Virginia Power of any mathematical or clerical errors in such calculations within 30 days of the date of the filing. Upon administrative approval or the passage of 30 days without notification by the SCC of a mathematical or clerical error, no further action of the SCC will be required prior to the implementation of the true-up. See “Virginia Power’s Financing Order—True-Up Mechanism” and “The Servicing Agreement—The True-Up Adjustment Process” in this prospectus. However, true-up adjustments could be challenged, and any such challenge might adversely affect the market perception and valuation of the bonds. Also, any such challenge could result in costly and time-consuming litigation, and such litigation could result in a shortfall or material delay in deferred fuel cost charge collections.

The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the SCC or the Commonwealth of Virginia, or the servicer may be unsuccessful in any such attempt

The servicer will agree in the servicing agreement to take any action or proceeding necessary to compel performance by the SCC and the Commonwealth of Virginia of any of their obligations or duties under the Securitization Statute or the financing order, including any actions reasonably necessary to block or overturn attempts to cause a repeal or modification of the Securitization Statute or the financing order. The servicer, however, may not be able to take those actions for a number of reasons, including due to legal or regulatory restrictions, financial constraints and practical difficulties in successfully challenging any legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform its obligations or to successfully compel performance by the SCC or the Commonwealth of Virginia could negatively affect bondholders’ rights and result in a loss of their investment.

A municipal entity might assert the right to acquire portions of Virginia Power’s electric distribution facilities and avoid payment of the deferred fuel cost charge

A municipality might bring a proceeding and allege that it has the right to acquire portions of an electric utility’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. If a municipality were to bring such a proceeding against Virginia Power, Virginia Power would first contest the municipality’s right to use eminent domain to acquire Virginia Power’s electric distribution facilities. If the municipality were successful in such a proceeding, then after the final, nonappealable judgment, Virginia Power would adhere to the covenant described below in the servicing agreement. A municipality may also seek to acquire portions of an electric utility’s electric distribution facilities by exercising a unilateral contract option to request a valuation and forced sale of the electric utility’s electric distribution facilities. There can be no assurance that one or more municipalities will not seek to acquire some or all of Virginia Power’s electric distribution facilities while the bonds remain outstanding. The Securitization Statute specifies that the deferred fuel cost charge approved by a financing order will be collected by an electric utility as well as its “successors or assignees.” In the servicing agreement, Virginia Power has covenanted to assert in an appropriate forum that any municipality that acquires any portion of Virginia Power’s electric distribution facilities by eminent domain or by exercising a unilateral contract option, must be treated as a successor to Virginia Power under the Securitization Statute and the financing order and that customers in such municipalities remain responsible for payment of the deferred fuel cost charge. However, the involved municipality might assert that it should not be treated as a successor to Virginia Power for these purposes and that its customers are not responsible for payment of the deferred fuel cost charge. In any case, Virginia Power cannot assure you that the deferred fuel cost charge will be collected from customers of municipally-owned utilities who were formerly customers of Virginia Power and that such an occurrence might not affect the timing or receipt of payments with respect to your bonds.

Servicing Risks

Inaccurate forecasting of electric usage or collections might reduce scheduled payments on the bonds

The deferred fuel cost charge is assessed based on forecasted customer usage. The amount and the rate of deferred fuel cost charge collections will depend in part on actual electricity usage and the amount of collections and write-offs. If the servicer inaccurately forecasts electricity usage or underestimates customer delinquency or write-offs when setting or adjusting the deferred fuel cost charge, there could be a shortfall or material delay in deferred fuel cost charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds. See “Virginia Power’s Financing Order—True-Up Mechanism” and “The Servicing Agreement—The True-Up Adjustment Process” in this prospectus.

Inaccurate forecasting of electricity usage by the servicer might result from, among other things:

•	unanticipated weather or economic conditions, resulting in less electricity usage than forecast;

•	general economic conditions causing customers to migrate from Virginia Power’s Virginia service territory or reduce their electricity usage;

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the occurrence of severe weather or natural disasters, including hurricanes, winter storms, windstorms or tropical storms, or an act of war or terrorism, cyber attack or other catastrophic event, including public health crises and epidemics or pandemics, unexpectedly disrupting electrical service and reducing electricity usage;

•	unanticipated changes in the market structure of the electric industry;

•	large customers unexpectedly ceasing business or departing Virginia Power’s Virginia service territory;

•	dramatic and unexpected changes in energy prices resulting in decreased electricity usage;

•	customers using less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency;

•	differences or changes in forecasting methodology; or

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large customers switching to alternative sources of energy, including self-generation or co-generation of electric power in some cases without using Virginia Power’s Virginia transmission or distribution system. Self-generators that receive no transmission or distribution service from Virginia Power are not liable for the deferred fuel cost charge. The Securitization Statute and financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

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unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including public health crises and epidemics or pandemics, causing greater write-offs than expected or forcing Virginia Power or a successor utility to grant additional payment relief to more customers;

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an unexpected change in law that makes it more difficult for Virginia Power or a successor distribution company to terminate service to nonpaying customers, or that requires Virginia Power or a successor to apply more lenient credit standards for customers; or

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the unexpected introduction into the energy markets, as a result of a fundamental change in the regulation of electric utilities in Virginia, of alternative energy suppliers who are authorized to collect payments arising from the deferred fuel cost charge, but who may fail to remit customer charges to the servicer in a timely manner.

Your investment in the bonds depends on Virginia Power or its successors or assignees acting as servicer of the deferred fuel cost property

Virginia Power, as servicer, will be responsible for, among other things, calculating, billing, collecting and posting the deferred fuel cost charge from customers, submitting requests to the SCC to adjust the deferred fuel cost charge pursuant to the true-up mechanism, monitoring the collateral for the bonds and taking certain actions in the event of nonpayment by a customer. The indenture trustee’s receipt of collections in respect of the deferred fuel cost charge, which will be used to make payments on bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for deferred fuel cost charge billings, collections and postings, as the same may be modified by any applicable current or future SCC regulations, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments into the collection account maintained by the indenture trustee in respect of the deferred fuel cost charge might be delayed or reduced. In that event, our payments on the bonds might be delayed or reduced.

If VP Fuel Securitization needs to replace Virginia Power as the servicer, VP Fuel Securitization may experience difficulties finding and using a replacement servicer

If Virginia Power ceases to service the deferred fuel cost property related to the bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than Virginia Power and might experience difficulties in collecting the deferred fuel cost charge and determining appropriate adjustments to the deferred fuel cost charge and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that are substantially higher than the fees paid to Virginia Power as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, or the Bankruptcy Code, or similar laws, we and the indenture trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.

In addition to the above, it is possible that Virginia Power may, in the future, cause other subsidiaries to issue other securities, similar to the bonds that are backed by charges owing from customers or similar types of property. Virginia Power has covenanted in the sale agreement that, in the event of any issuance of that sort, it will also enter into an intercreditor agreement with the indenture trustee and the trustees for those other issuances, which would provide that the servicer for the bonds and those other issuances must be one and the same entity. Any expansion of the intercreditor agreement to include those subsequent issuances could further impair the ability of the indenture trustee to appoint a successor servicer in the event of a servicer default.

It might be difficult for successor servicers to collect the deferred fuel cost charge from customers

Any successor servicer may bring an action against a customer for nonpayment of the deferred fuel cost charge, but only a successor servicer that is a successor electric utility may terminate service for failure to pay the deferred fuel cost charge. A successor servicer that does not have the threat of termination of service available to enforce payment of the deferred fuel cost charge would need to rely on the successor electric utility to threaten to terminate service for nonpayment of other portions of monthly electric utility bills. This inability might reduce the value of your investment.

Changes to billing, collection and posting practices might reduce the value of your investment in the bonds

The financing order specifies the methodology for determining the amount of the deferred fuel cost charge we may impose. However, subject to any required SCC approval, the servicer may set its own billing, collection and posting arrangements with customers from whom it collects the deferred fuel cost charge, provided that these arrangements comply with any applicable SCC customer safeguards and the provisions of the servicing agreement. For example, to recover part of an outstanding bill, the servicer may agree to extend a customer’s payment schedule, including with respect to the deferred fuel cost charge. Also, subject to any required SCC approval, the servicer may change billing, collection and posting practices, which might adversely impact the timing and amount of customer payments and might reduce deferred fuel cost charge collections, thereby limiting our ability to make scheduled payments on the bonds. Separately, the SCC might require changes to these practices. Any changes in billing, collection and posting practices or regulations might make it more difficult for the servicer to collect the deferred fuel cost charge and adversely affect the value of your investment in the bonds.

Cyberattacks and data security breaches could adversely affect Virginia Power’s businesses

Cybersecurity risks have increased in recent years as a result of the proliferation of new technologies and the increased sophistication, magnitude and frequency of cyberattacks and data security breaches. Virginia Power relies on the continued operation of sophisticated digital information technology systems and network infrastructure, which are part of an interconnected grid. Additionally, connectivity to the internet continues to increase through grid modernization and other operational excellence initiatives. Because of the critical nature of the infrastructure, increased connectivity to the internet and technology systems’ inherent vulnerability to disability or failures due to hacking, viruses, acts of war or terrorism or other types of data security breaches, Virginia Power faces a heightened risk of cyberattack from foreign or domestic sources and has been subject, and will likely continue to be subject, to attempts to gain unauthorized access to information and/or information systems or to disrupt utility operations through computer viruses and phishing attempts either directly or indirectly through its material vendors or related third parties. In the event of a significant cybersecurity breach on either Virginia Power or with one of Virginia Power’s material vendors or related third parties, Virginia Power could (i) have business operations disrupted, including the disruption of the operation of its assets and the power grid, collecting revenues or the recording, processing and/or reporting billing and collection information correctly, (ii) experience substantial loss of revenues, repair and restoration costs, penalties and costs for lack of compliance with relevant regulations, implementation costs for additional security measures to avert future cyberattacks and other financial loss and (iii) be subject to increased regulation, litigation and reputational damage all of which could materially affect Virginia Power’s ability to bill and collect the deferred fuel cost charge or otherwise service the deferred fuel cost property.

Risk Associated with the Unusual Nature of the Deferred Fuel Cost Property

Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected

Under the Securitization Statute and the indenture, the indenture trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the deferred fuel cost property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the deferred fuel cost property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal will be due and payable on the bonds as a result of an event of default, we do not anticipate that the deferred fuel cost charge will be adjusted beyond the periodic payment requirement and, therefore, the deferred fuel cost charge likely would not be sufficient to pay principal due and payable upon such an acceleration, and the nature of our business will result in principal of the bonds being paid as funds become available. See “Virginia Power’s Financing Order — True-Up Mechanism” in this prospectus. If there is an acceleration of the bonds, all of the bonds will be paid pro rata; therefore, some bonds might be paid earlier than expected and some bonds might be paid later than expected.

Risk Associated with Storms

The impact of severe weather on Virginia Power’s operations might impair payment of the bonds

Virginia Power’s operations might be impacted by severe weather or acts of nature, including hurricanes, earthquakes, floods, winter storms, tropical storms or windstorms. Transmission, distribution and usage of electricity might be interrupted temporarily, reducing collections of the deferred fuel cost charge. There might be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in the Virginia Power service area, which could cause the per-kWh deferred fuel cost charge to be greater than expected. Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as a violation of the commonwealth pledge, might be defended on the basis of public necessity. See “The Deferred Fuel Cost Property and the Securitization Statute—The Securitization Statute Provides for Recovery of Deferred Fuel Costs and Issuance of Deferred Fuel Cost Bonds—The Securitization Statute Contains a Commonwealth Pledge” and “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future Virginia legislative action might attempt to invalidate the bonds or the deferred fuel cost property” in this prospectus.

Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer

The servicer will commingle deferred fuel cost charge collections with other revenues it collects, which might obstruct access to deferred fuel cost charge collections in case of the servicer’s bankruptcy and reduce the value of your investment in the bonds

Virginia Power, as servicer, will be required to remit estimated deferred fuel cost charge collections to the indenture trustee no later than the second servicer business day after receipt, subject to an annual reconciliation with actual deferred fuel cost charge collections. Prior to remitting such funds to the indenture trustee, the servicer will not segregate deferred fuel cost charge collections from the other funds it collects from customers or its general funds. The deferred fuel cost charge collections will be estimated and segregated only when the servicer remits them to the indenture trustee.

Despite this requirement and any subsequent reconciliation of estimated deferred fuel cost charge collections to actual deferred fuel cost charge collections, the servicer might fail to remit the full amount of the deferred fuel cost charge collections payable to the indenture trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount in the collection account available to make payments on the bonds.

The Securitization Statute provides that the characterization of the transfer of deferred fuel cost property as a sale and the priority of a lien and security interest perfected in deferred fuel cost property are not impaired by the commingling of deferred fuel cost charge collections with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Statute and might decline to recognize our right to deferred fuel cost charge collections that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the deferred fuel cost charge collections held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your bonds and could materially reduce the value of your investment in the bonds.

Bankruptcy of Virginia Power or any successor or assignee could result in losses or delays in payments on the bonds

Virginia Power, as seller, will represent and warrant in the sale agreement that the transfer of the deferred fuel cost property to us under that sale agreement is a valid sale and assignment of that deferred fuel cost property from the seller to us. The seller will also represent, warrant and covenant that it will take the appropriate actions under the Securitization Statute to perfect a backup grant of a security interest in the sold deferred fuel cost property. The Securitization Statute provides that the transactions described in the sale agreement will constitute a sale of the deferred fuel cost property to us, and the seller and we will treat the transaction as a sale under applicable law, although for financial reporting and tax reporting purposes the transaction will be treated as debt of the seller. If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the sale of the deferred fuel cost property to us should be recharacterized as the grant of a security interest in such deferred fuel cost property to secure a borrowing of the seller, delays in payments on the bonds could result. If a court were to adopt such position, then further delays as well as reductions in payments on the bonds could result.

Pursuant to the Securitization Statute and the financing order, upon the sale of the deferred fuel cost property, the deferred fuel cost property is created as a current property right, and it thereafter continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a party in interest (including the seller itself) may take the position that, because the deferred fuel cost charge is a usage-based charge, deferred fuel cost property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that the court would not also rule that any deferred fuel cost property relating to electricity usage after the commencement of the seller’s bankruptcy case was not required to be transferred to us, thus resulting in delays or reductions of payments on the bonds.

A bankruptcy court generally follows state property law on issues such as those addressed by the provisions described above. However, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a bankruptcy of Virginia Power refused to enforce one or more of the state property law provisions described above for this reason, the effect of this decision on you as a bondholder would be similar to the treatment you would receive in a bankruptcy of Virginia Power if the bonds had been issued directly by Virginia Power, including possibly causing material delays in payment of, or losses on, your bonds and possibly materially reducing the value of your investment in the bonds. Specific examples of possible effects are set forth below. A decision by the bankruptcy court that, despite our separateness from Virginia Power, our assets and liabilities and those of Virginia Power should be substantively consolidated would have a similar effect on you as a bondholder.

VP Fuel Securitization has taken steps together with Virginia Power, as the seller, to reduce the risk that in the event Virginia Power or an affiliate of Virginia Power were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of Virginia Power or an affiliate. Such steps include provisions in our limited liability company agreement concerning entity separation and requiring an independent manager. Nonetheless, these steps might not be completely effective, and thus if Virginia Power or an affiliate of Virginia Power were to become a debtor in a bankruptcy case, a court may order that our assets and liabilities be substantively consolidated with those of Virginia Power or the affiliate. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

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without permission from the bankruptcy court, the indenture trustee might be prevented from taking actions against Virginia Power or recovering or using funds on your behalf or replacing Virginia Power as the servicer;

•	the bankruptcy court might order the indenture trustee to exchange the deferred fuel cost property for other property, which might be of lower value;

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tax or other government liens on Virginia Power’s property that arose after the transfer of the deferred fuel cost property to us might nevertheless have priority over the indenture trustee’s lien and might be paid from deferred fuel cost charge collections before payments on your bonds;

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the indenture trustee’s lien might not be properly perfected in deferred fuel cost charge collections that were commingled with other funds of Virginia Power collected from customers as of the date of Virginia Power’s bankruptcy, or might not be properly perfected in all of the deferred fuel cost property, including if all perfection requirements are not met, and the lien might therefore be set aside in the bankruptcy, with the result that your bonds would represent only general unsecured claims against Virginia Power;

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the bankruptcy court might rule that neither our property interest nor the indenture trustee’s lien extends to the deferred fuel cost charge in respect of electricity consumed after the commencement of Virginia Power’s bankruptcy case, with the result that your bonds would represent only general unsecured claims against Virginia Power;

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we and Virginia Power might be relieved of the obligation to make any payments on your bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the case;

•	Virginia Power might be able to alter the terms of your bonds as part of its plan of reorganization;

•	the bankruptcy court might rule that the deferred fuel cost charge should be used to pay a portion of the cost of providing electric service; and

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the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim of actual damages against Virginia Power, which might be expensive and difficult to prove.

Furthermore, if Virginia Power enters bankruptcy proceedings, it might stop acting as servicer, and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the bonds and on the value of the bonds.

The sale of the deferred fuel cost property might be construed as a financing and not a sale in a case of Virginia Power’s bankruptcy, which might delay or limit payments on the bonds

The Securitization Statute provides that the characterization of a transfer of deferred fuel cost property as a true sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Virginia Power will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Virginia Power, a party in interest in the bankruptcy might assert that the sale of the deferred fuel cost property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the indenture trustee, be treated as a secured creditor of Virginia Power in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against Virginia Power. Even if we had a security interest in the deferred fuel cost property, we would not likely have access to the related deferred fuel cost charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related deferred fuel cost charge collections and therefore the amount and timing of funds available to us to pay bondholders.

The deferred fuel cost charge collections remitted by the servicer before the date of any future bankruptcy of the servicer, to the extent one were to occur, might constitute preferences, which means these funds might be required to be returned to the servicer’s bankruptcy estate

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that deferred fuel cost charge collections are commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, if we are considered an “insider” of the servicer, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the indenture trustee may be deemed to be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future deferred fuel cost charge would be increased through the statutory deferred fuel cost charge adjustments to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the bonds.

Claims against Virginia Power or any successor seller might be limited in the event of a bankruptcy of the seller

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of Virginia Power or any successor seller might limit the remedies available to the indenture trustee

Upon an event of default for the bonds under the indenture, the Securitization Statute permits the indenture trustee to enforce the security interest in the deferred fuel cost property, as well as the statutory lien created by the Securitization Statute in the deferred fuel cost property, in accordance with the terms of the indenture. In this capacity, and pursuant to the Securitization Statute and the financing order, the indenture trustee is permitted to request the SCC to order the sequestration and payment to bondholders of all revenues arising with respect to the deferred fuel cost property. There can be no assurance, however, that the SCC or a court would issue this order, or that a court would respect the SCC’s right to order sequestration, after a Virginia Power bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the indenture trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the SCC or a court, and an order requiring an accounting and segregation of the revenues arising from the deferred fuel cost property. There can be no assurance that a court would grant either order.

Other Risks Associated with the Purchase of the Bonds

Virginia Power’s obligation to indemnify VP Fuel Securitization for a breach of a representation or warranty might not be sufficient to protect your investment

Virginia Power will be obligated under the sale agreement to indemnify us and the indenture trustee, for itself and on behalf of the bondholders, only in specified circumstances. Virginia Power will not be obligated to repurchase the deferred fuel cost property in the event of a breach of any of its representations, warranties or covenants regarding such deferred fuel cost property. Similarly, Virginia Power will be obligated under the servicing agreement to indemnify us and the indenture trustee, for itself and on behalf of the bondholders only in specified circumstances. See “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Neither the indenture trustee nor the bondholders will have the right to accelerate payments on the related bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture as described in “Description of the Deferred Fuel Cost Bonds — Events of Default; Rights Upon Event of Default.” Furthermore, Virginia Power might not have sufficient funds available to satisfy its indemnification obligations, and the amount of any indemnification paid by Virginia Power might not be sufficient for you to recover all of your investment in the bonds. In addition, if Virginia Power becomes obligated to indemnify bondholders, the ratings on the bonds might be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of Virginia Power with respect to any of these indemnification amounts. Virginia Power will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the bonds, or for any consequential damages, including any loss of market value of the bonds resulting from a default or a downgrade of the ratings of the bonds. See “The Sale Agreement—Seller Representations and Warranties” and “—Indemnification” in this prospectus.

The credit ratings are no indication of the expected rate of payment of principal on the bonds

We expect the bonds will receive credit ratings from two nationally recognized statistical rating organizations (NRSRO). A rating is not a recommendation to buy, sell or hold the bonds. The ratings merely analyze the probability that we will repay the total principal amount of the bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds. As a result, an NRSRO other than the NRSRO hired by the sponsor (the hired NRSRO) may issue ratings on the bonds (unsolicited ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of Virginia Power, us, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if we or Virginia Power fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the bonds, a hired NRSRO could withdraw its ratings on the bonds, which could adversely affect the market value of your bonds and/or limit your ability to resell your bonds.

The bonds’ credit ratings might affect the market value of your bonds

A downgrade of the credit ratings of the bonds might have an adverse effect on the market value of the bonds. Credit ratings might change at any time and an NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the bonds may result in the bonds becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the bonds and result in lower prices and a less liquid trading market for the bonds.

Technological change might make alternative energy sources more attractive in the future

Technological developments and/or tax or other economic incentives might result in the introduction of economically attractive, more fuel-efficient, more environmentally-friendly and/or more cost-effective alternatives to purchasing electricity through a utility’s distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient on-site generating and/or storage units that can be cost-effective options for a greater number of retail customers. Moreover, an increase in self-service power may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. Customers who self-generate their electricity must pay the deferred fuel cost charge to the extent that such energy, or emergency back-up power, is transmitted through use of a utility’s delivery system. Technological developments might allow greater numbers of retail customers to reduce or even altogether avoid the deferred fuel cost charge under such provisions through on-site generation and storage. This might reduce the kilowatt-hours of electric energy delivered to customers by means of Virginia Power’s transmission and distribution facilities, thereby causing the deferred fuel cost charge to the remaining customers to increase.

Absence of a secondary market for the bonds might limit your ability to resell bonds

The underwriters for the bonds might assist in resales of such bonds but they are not required to do so. A secondary market for the bonds might not develop. If a secondary market does develop, it might not continue or there might not be sufficient liquidity to allow you to resell any of your bonds. We do not anticipate that any bonds will be listed on any securities exchange. See “Plan of Distribution” in this prospectus.

You might receive principal payments for the bonds later than you expect

The amount and the rate of collection of the deferred fuel cost charge for the bonds, together with the related deferred fuel cost charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal.

Virginia Power’s credit ratings might affect the market value of your bonds

Although Virginia Power is not an obligor on the bonds, a downgrade of Virginia Power’s current credit ratings might have an adverse effect, at least temporarily, on the market value of the bonds. Credit ratings might change at any time. A rating agency has the authority to revise or withdraw its rating based solely upon its own judgment.

The ratings are no indication of the expected rate of payment of principal on the bonds and VP Fuel Securitization might pay principal of the bonds later than expected

The bonds will be rated by two established rating agencies. A rating is not a recommendation to buy, sell or hold the bonds. The ratings merely analyze the probability that we will repay the total principal amount of such tranche of the bonds at its final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule. Thus, we might repay the principal of your bonds later than you expect, which might materially reduce the value of your investment.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 creating a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended (the EU Securitization Regulation) is directly applicable in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented. The EU Securitization Regulation, together with all relevant implementing regulations in relation thereto, all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation and, in each case, any relevant guidance and directions published in relation thereto by the European Banking Authority (the EBA), the European Securities and Markets Authority (the ESMA) and the European Insurance and Occupational Pensions Authority (or, in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU Securitization Laws”.

Article 5 of the EU Securitization Regulation places certain due diligence requirements (the EU Investor Due Diligence Requirements) on investments in `securitizations’ (as defined in the EU Securitization Regulation) by an “institutional investor,” defined in the EU Securitization Regulation to include: (a) an insurance undertaking as defined in Directive 2009/138/EC, as amended (Solvency II), (b) a reinsurance undertaking as defined in Solvency II, (c) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive; (d) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU; (e) an undertaking for collective investment in transferable securities (UCITS) management company, as defined in Directive 2009/65/EC, as amended (the UCITS Directive), or an internally managed UCITS, which is an investment company that is authorized in accordance with the UCITS Directive and has not designated such a management company for its management; and (f) a credit institution or an investment firm, as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the EU CRR). The EU Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, the EU Affected Investors).

The EU Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things: (1) verify that: (a) where the originator or original lender is established in a third country (that is, not within the EU), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to EU Affected Investors; and (c) the originator, sponsor or securitization special purpose entity (SSPE) (i.e., in the case of the transaction described in this prospectus, the issuing entity) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs, including, among other things, quarterly asset level reports and quarterly investor reports, each prepared on the basis of templates prescribed pursuant to the EU Securitization Laws) in accordance with the frequency and modalities provided for in such Article 7 (the “EU Transparency Requirements,” as to which see additional information below); and (2) carry out a due-diligence assessment that enables the EU Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitization position and the underlying exposures, and (b) all the structural features of the securitization that can materially impact the performance of the securitization position.

The EU Investor Due Diligence Requirements also provide that, while holding a securitization position, an EU Affected Investor must: (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures; (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures; (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Due Diligence Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the EU Risk Retention Requirements). Certain aspects of the EU Risk Retention Requirements are to be further specified in regulatory technical standards to be adopted by the European Commission as delegated regulations. The EBA published a final draft of those regulatory technical standards on April 12, 2022. However, such regulatory technical standards have not yet been finalized and, consequently, have not yet been adopted by the European Commission or published in final form. Pending their implementation, pursuant to Article 43(7) of the EU Securitization Regulation certain provisions of Delegated Regulation (EU) No. 625/2014 (the CRR RTS) shall continue to apply in respect of the EU Risk Retention Requirements. The EU Transparency Requirements in Article 7 of the EU Securitization Regulation require that the “originator,” “sponsor” and “SSPE” (as those terms are defined in the EU Securitization Regulation), makes certain prescribed information relating to the relevant securitization available to investors, competent authorities and, upon request, to potential investors. Such prescribed information includes quarterly asset-level reporting and quarterly investor reporting using a specified form of reporting template.

With respect to the UK, relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as it forms part of the domestic law of the UK by operation of the EUWA, and as amended by the Securitization Amendment (EU Exit) Regulations 2019 and as further amended from time to time (the UK Securitization Regulation, and together with the EU Securitization Regulation, the Securitization Regulations). The UK Securitization Regulation, together with (a) all applicable binding technical standards made under the UK Securitization Regulation, (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards which are applicable pursuant to any transitional provisions of the EU Securitization Regulation) forming part of the domestic law of the UK by operation of the EUWA, (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the Financial Conduct Authority (the FCA) and/or the Prudential Regulation Authority (the PRA) (or their successors), (d) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK, (e) any other transitional, saving or other provision relevant to the UK Securitization Regulation by virtue of the operation of the EUWA and (f) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the “UK Securitization Laws”, and together with the EU Securitization Laws, the “Securitization Laws.”

Article 5 of the UK Securitization Regulation places certain due diligence requirements (the UK Investor Due Diligence Requirements and, together with the EU Investor Due Diligence Requirements, the Investor Due Diligence Requirements (and references in this prospectus to “the applicable Investor Due Diligence Requirements” shall mean such Investor Due Diligence Requirements to which a particular Affected Investor is subject)) on investments in “securitizations” (as defined in the UK Securitization Regulation) by an “institutional investor,” defined in the UK Securitization Regulation to include: (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM (as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013) which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the EUWA (as amended, the UK CRR); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Investor Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of firms subject to the UK CRR (such affiliates, together with all such institutional investors, UK Affected Investors, and together with EU Affected Investors, Affected Investors).

The UK Investor Due Diligence Requirements provide that, prior to investing in (or otherwise holding an exposure to) a “securitization position” (as defined in the UK Securitization Regulation), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation) must, among other things: (1) verify that: (a) where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) if established in such a third country, the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to UK Affected Investors; and (c) if established in such a third country, the originator, sponsor or SSPE has, where applicable, made available information that is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made such information available if it had been established in the UK (such prescribed information including, amongst other things, quarterly asset level reporting and quarterly investor reporting) (the “UK Transparency Requirements”, as to which see additional information below); and (2) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (a) the risk characteristics of the securitization position and the underlying exposures, and (b) all the structural features of the securitization that can materially impact the performance of the securitization position.

The UK Investor Due Diligence Requirements also provide that, while holding a securitization position, a UK Affected Investor must (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures; (c) ensure internal reporting to its management body to enable adequate management of material risks; and (d) be able to demonstrate to its regulatory authority that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Article 6 of the UK Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the UK Risk Retention Requirements). Certain aspects of the UK Risk Retention Requirements may be further specified in technical standards to be made by the FCA and the PRA, acting jointly. Pursuant to Article 43(7) of the UK Securitization Regulation, until these regulatory technical standards apply or other applicable rules are enacted in the UK, certain provisions of CRR RTS, as they form part of the domestic law of the UK by operation of the EUWA, continue to apply in respect of the UK Risk Retention Requirements.

The UK Transparency Requirements in Article 7 of the UK Securitization Regulation require that the “originator,” “sponsor” and “SSPE” (as those terms are defined in the UK Securitization Regulation), makes certain prescribed information relating to the relevant securitization available to investors, competent authorities and, upon request, to potential investors. Such prescribed information includes quarterly asset-level reporting and quarterly investor reporting using a specified form of reporting template.

UK investors should also note that on December 9, 2022, the UK Chancellor of the Exchequer announced a set of reforms to UK financial services regulation, known as the “Edinburgh Reforms,” covering (among other things) the UK regimes for securitizations. It is likely that the reforms will result in further regulatory divergence between the EU and UK, although the extent to which the substance of the existing UK rules will change remains unclear.

Neither we nor Virginia Power believe that the bonds fall within the definition of a “securitization” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus. Therefore, such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither we nor Virginia Power, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other person) with any requirement of the European Securitization Rules or the UK Securitization Rules to which such investor (or other person) may be subject at any time.

However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitization for purposes of the EU Securitization Regulation or the

UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.

Consequently, the bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the bonds in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rule, and the suitability of the bonds for investment. Neither we nor Virginia Power, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other person) for any non-compliance by any such person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.

If the investment of deferred fuel cost charge collections and other funds maintained in the collection account pursuant to the indenture results in investment losses or the investments become illiquid, you might receive payment of principal of and interest on the bonds later than you expect

Funds maintained in the collection account pursuant to the indenture will be invested in eligible investments. Eligible investments include money market funds having a rating from Moody’s and S&P in the highest short term rating category. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

VIRGINIA POWER’S REVIEW OF DEFERRED FUEL COST PROPERTY

Pursuant to the rules of the SEC, Virginia Power, as sponsor, has performed, as described below, a review of the deferred fuel cost property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the deferred fuel cost property is accurate in all material respects. Virginia Power did not engage a third party in conducting its review.

The bonds will be secured under the indenture by the deferred fuel cost bond collateral. The principal asset included in the deferred fuel cost collateral is the deferred fuel cost property. The deferred fuel cost property is a present property right authorized and created pursuant to Securitization Statute and the financing order. The deferred fuel cost property includes the right to impose, bill, charge, collect and receive a nonbypassable irrevocable deferred fuel cost charge in the amount necessary to pay principal on and interest of the bonds and other required amounts and charges owing in connection with the bonds, the right under the financing order to obtain true-up adjustments of the deferred fuel cost charge under Securitization Statute (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests created under the financing order. Under the Securitization Statute and the financing order, the deferred fuel cost charge is payable by all existing and future Virginia electric retail customers of Virginia Power or its successor or assigns, irrespective of the generation supplier of the customer, other than exempt customers.

The deferred fuel cost property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables. The deferred fuel cost charge is irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the SCC. The rate at which deferred fuel cost charge is billed to customers will be adjusted to correct any overcollections or undercollections from prior periods. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing the bonds and premiums, if any, associated with the bonds and to fund any required credit enhancement for the bonds. In addition to the semi-annual true-up adjustments, the servicer (a) is required to implement quarterly true-up adjustments beginning 12 months prior to the scheduled final payment date of the latest maturing tranche, and (b) may request an interim true-up adjustment at any time for any reason to ensure timely payment of scheduled principal of and interest on the bonds and other required amounts and charges owing in connection with the bonds on the next payment date. There is no cap on the level of the deferred fuel cost charge that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds. All revenues and collections resulting from the deferred fuel cost charge provided for in the financing order are part of the deferred fuel cost property. The deferred fuel cost property relating to the bonds is described in more detail under “The Deferred Fuel Cost Property and the Securitization Statute” in this prospectus.

In the financing order, the SCC, among other things:

•

orders that the owner of deferred fuel cost property is authorized to impose, bill, charge, collect and adjust from time to time pursuant to the true-up mechanism (as described in the financing order) a deferred fuel cost charge to be collected on a per kWh basis from customers until the bonds are paid in full and all other costs of the bonds have been recovered in full;

•

orders that such deferred fuel cost charge be in an amount sufficient to ensure the timely payment of Virginia Power’s deferred fuel costs and financing costs, including the payment of principal of and interest on the bonds and ongoing financing costs;

•

orders that upon the transfer of the deferred fuel cost property to us by Virginia Power, we will have all rights, title and interest of Virginia Power with respect to the deferred fuel cost property, including the right to impose, bill, charge, collect and receive the deferred fuel cost charge authorized by the financing order and to obtain periodic adjustments to the deferred fuel cost charge, including all revenues, collections, claims, rights to payments or proceeds with respect to the deferred fuel cost property; and

•

reaffirms that it will not, except for changes made pursuant to the true-up mechanism, reduce, alter or impair the deferred fuel cost charge until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full.

See “The Deferred Fuel Cost Property and the Securitization Statute” and “Virginia Power’s Financing Order” in this prospectus for more information.

The characteristics of deferred fuel cost property are unlike the characteristics of assets underlying mortgage and other commercial asset-based financings because deferred fuel cost property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the deferred fuel cost property and many elements of the bond financing are set forth in and constrained by the Securitization Statute and the financing order, Virginia Power, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Statute and the financing order require the imposition on, and collection of the deferred fuel cost charge from Virginia Power customers. Since the deferred fuel cost charge is assessed against customers and the true-up mechanism adjusts for the impact of customer defaults, the collectability of the deferred fuel cost charge is not ultimately dependent upon the credit quality of particular Virginia Power customers, as would be the case in the absence of the true-up adjustment.

The review by Virginia Power of the deferred fuel cost property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. Virginia Power has analyzed and applied the Securitization Statute’s requirements for recovering deferred fuel costs and approval of the SCC for the issuance of the financing order and in its petition with respect to the characteristics of the deferred fuel cost property to be created pursuant to the financing order. In preparing this petition, Virginia Power worked with its counsel and its structuring advisor and analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.

In light of the unique nature of the deferred fuel cost property, Virginia Power has taken (or, prior to the offering of the bonds, will take) the following actions in connection with its review of the deferred fuel cost property and the preparation of the disclosure for inclusion in this prospectus describing the deferred fuel cost property, the bonds and the proposed financing transaction:

•

reviewed the Securitization Statute, other relevant provisions of Virginia statutes and any applicable rules, regulations and orders of the SCC as they relate to the deferred fuel cost property in connection with the preparation and filing of the petition with the SCC for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the SCC relating to the approval of the financing order;

•

compared the process by which the financing order was adopted and approved by the SCC to the Securitization Statute and any applicable rules and regulations of the SCC as they relate to the deferred fuel cost property to confirm that it met such requirements;

•

compared the proposed terms of the bonds to the applicable requirements in the Securitization Statute, other relevant provisions of Virginia statutes, the financing order and any applicable regulations of the SCC to confirm that they met such requirements;

•

prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Securitization Statute, other relevant provisions of Virginia statutes, the financing order and any applicable regulations of the SCC to confirm that they met such requirements;

•

reviewed the disclosure in this prospectus regarding the Securitization Statute, other relevant provisions of Virginia statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Securitization Statute, other relevant provisions of Virginia statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

•

consulted with legal counsel to assess if there is a basis upon which the bondholders (or the indenture trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the Commonwealth of Virginia (including action by the SCC or the voters by amendment to the Virginia Constitution) that could repeal or amend the provisions of the Securitization Statute in a way that could substantially impair the value of the deferred fuel cost property, or substantially reduce, alter or impair the deferred fuel cost charge;

•

reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the deferred fuel cost charge to be provided for under the deferred fuel cost property, forecasting the deferred fuel cost charge, and preparing and filing applications for true-up adjustments to the deferred fuel cost charge;

•

reviewed the operation of the true-up adjustment for adjusting deferred fuel cost charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the SCC; and

•

with the assistance of its advisors, prepared financial models in order to set the initial deferred fuel cost charge to be provided for under the deferred fuel cost property at a level sufficient to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds.

In connection with the preparation of such models, Virginia Power:

•	reviewed (i) the historical electric usage and customer growth within its Virginia service territory and (ii) forecasts of expected electric usage and customer growth; and

•

analyzed the sensitivity of the weighted average life of the bonds in relation to variances in actual electric usage levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average life of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of the deferred fuel cost charge to address undercollections or overcollections in light of scheduled payments on the bonds to prevent an event of default.

As a result of this review, Virginia Power has concluded that:

•

the deferred fuel cost property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

•

the disclosure in this prospectus regarding the Securitization Statute, other relevant provisions of Virginia statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds is, as of its respective date, accurate in all material respects and fails to omit any material information;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•

the deferred fuel cost charge, as adjusted from time to time pursuant to the true-up mechanism as provided in the Securitization Statute and the financing order, is expected to generate sufficient revenues to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds; and

•

the design and scope of Virginia Power’s review of the deferred fuel cost property as described above is effective to provide reasonable assurance that the disclosure regarding the deferred fuel cost property in this prospectus is accurate in all material respects.

THE DEFERRED FUEL COST PROPERTY AND THE SECURITIZATION STATUTE

The Deferred Fuel Cost Property

In general terms, all of the rights and interests of Virginia Power that relate to the bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus as the deferred fuel cost property. The deferred fuel cost property includes the right to impose, bill, charge, collect and receive, through the deferred fuel cost charge payable by Virginia Power customers, an amount sufficient to pay principal and interest and other amounts in connection with the bonds. The Securitization Statute provides that the right to collect payments based on the deferred fuel cost charge is a present property right that may be pledged, assigned or sold in connection with the issuance of the bonds.

The deferred fuel cost property is not a receivable, and the principal collateral securing the bonds is not a pool of receivables.

The deferred fuel cost charge authorized in the financing order is irrevocable and not subject to reduction, impairment or adjustment by further action of the SCC, except for at least semi-annual true-up adjustments that are necessary to correct for any overcollection or undercollection of the deferred fuel cost charge or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds. See “Virginia Power’s Financing Order—True-Up Mechanism” in this prospectus. All revenues resulting from deferred fuel cost charge are part of the deferred fuel cost property.

The deferred fuel cost property relating to the bonds is described in more detail under “The Sale Agreement—Sale and Assignment of Deferred Fuel Cost Property” in this prospectus.

The aggregate principal amount of bonds that may be issued pursuant to the financing order may not exceed the securitizable balance on the date of issuance. Virginia Power, as the servicer, will bill and collect the deferred fuel cost charge allocable to the bonds and will remit the collections to the indenture trustee. Virginia Power will include the deferred fuel cost charge as a separate line item on its customers’ bills.

Because the amount of deferred fuel cost charge collections will depend on the amount of electricity usage by customers of Virginia Power, the amount of collections may vary over time. See “Virginia Electric and Power Company” in this prospectus.

Under the Securitization Statute, if a default or termination occurs under the terms of the bonds, the indenture trustee (including at the written direction of holders of the requisite percentage of bonds under the indenture) or the holders of the bonds may foreclose on or otherwise enforce their lien and security interest in the deferred fuel cost property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the deferred fuel cost property. Therefore, foreclosure might not be a realistic or practical remedy. See “Risk Factors—Risks Associated with the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected” and “Description of the Deferred Fuel Cost Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

The Securitization Statute Authorizes Electric Utilities to Recover Deferred Fuel Costs through the Issuance of Deferred Fuel Cost Bonds

On July 1, 2023, the Securitization Statute became effective, authorizing a Phase II electric utility in the Commonwealth of Virginia, such as Virginia Power, to petition the SCC, on or before July 1, 2024, for financing orders that authorize, among other things,

•	the issuance of deferred fuel cost bonds;

•	the creation of deferred fuel cost property; and

•	the imposition, collection and periodic adjustments of deferred fuel cost charges.

The Securitization Statute gives an electric utility the opportunity to finance the recovery of deferred fuel costs it has incurred. As discussed below, Virginia Power petitioned for the first financing order under the Securitization Statute, which was issued by the SCC on November 3, 2023 and became final and nonappealable on December 4, 2023.

The Securitization Statute Provides for Issuance of a Financing Order

The Securitization Statute authorizes the SCC to issue a financing order providing for the creation of deferred fuel cost property, including the right to impose, bill, charge, collect and receive deferred fuel cost charges and for the issuance of deferred fuel cost bonds. In addition, a financing order will:

•	authorize the transfer of deferred fuel cost property to an issuing entity to secure deferred fuel cost bonds;

•

set forth procedures for establishing the initial deferred fuel cost charges and for periodic true-up adjustments to deferred fuel cost charges in the event of overcollection or undercollection of deferred fuel cost charges;

•	remain in effect until the deferred fuel cost bonds issued pursuant to the financing order have been paid in full and the SCC-approved financing costs of such bonds have been recovered in full; and

•	remain in effect and unabated notwithstanding the reorganization, bankruptcy or other insolvency proceedings, merger or sale of the electric utility or its successors or assignees.

Once financing order is issued, the SCC may not, in exercising its powers and carrying out its duties regarding any matter within its authority, (i) consider deferred fuel cost bonds issued pursuant to the financing order to be the debt of Virginia Power other than for federal income tax purposes, (ii) consider the deferred fuel cost charges paid under the financing order to be the revenue of electric utility for any purpose or (iii) consider the deferred fuel costs or financing costs specified in the financing order to be the costs of the electric utility, nor may the SCC determine any action taken by the electric utility that is consistent with the financing order to be unjust or unreasonable.

The Securitization Statute Provides for Creation of Deferred Fuel Cost Property to Secure Deferred Fuel Cost Bonds

The Securitization Statute authorizes the SCC, through issuance of a financing order, to provide for the creation of deferred fuel cost property to secure repayment of deferred fuel cost bonds. Deferred fuel cost property is defined under the Securitization Statute as all of the following:

(i) the rights and interests of an electric utility or its successor or assignee under a financing order, including the right to impose, bill, charge, collect and receive deferred fuel cost charges authorized in the financing order and to obtain periodic adjustments to such deferred fuel cost charges as provided in the financing order, and

(ii) all revenues, collections, claims, rights to payment, payments, money or proceeds arising from the rights and interests specified in the financing order, regardless of whether such revenues, collections, claims, rights to payment, payments, money or proceeds are imposed, billed, received, collected or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds.

Pursuant to the Securitization Statute and a financing order, the owner of deferred fuel cost property is authorized to impose and collect a nonbypassable, consumption based, deferred fuel cost charge, which charge will be paid by all existing and future retail customers in Virginia of the electric utility (or its successors or assignees, or a collection agent) irrespective of the generation supplier of such customer, except for an exempt retail access customer or a customer that opts out of the securitization as permitted by the Securitization Statute’s enacting legislation.

The deferred fuel cost charges authorized to be imposed and collected pursuant to the Securitization Statute and a financing order are designed to recover (among other financing costs) all principal of and interest on the bonds, and any other costs of issuing, supporting, repaying and servicing such bonds, as more fully described below.

The Securitization Statute Provides for Recovery of Deferred Fuel Costs and Issuance of Deferred Fuel Cost Bonds

The Securitization Statute contains a number of provisions designed to facilitate the recovery of deferred fuel costs and the issuance of deferred fuel cost bonds.

A Financing Order is Irrevocable. Once deferred fuel cost bonds have been issued or deferred fuel cost property has been transferred under an effective financing order, whichever is earlier, the financing order, together with the deferred fuel cost charges established in the financing order, are irrevocable and not subject to amendment, modification or termination by the SCC. The only exception is for periodic true-up adjustments pursuant to the Securitization Statute in order to correct overcollections or undercollections of deferred fuel cost charges and to ensure that sufficient funds are available for payments of principal of and interest on the deferred fuel cost bonds when due and other financing costs and required amounts and charges payable in connection with such bonds.

The Securitization Statute Contains a Commonwealth Pledge. Under the Securitization Statute, the Commonwealth of Virginia and its agencies, including the SCC, have pledged to deferred fuel cost bondholders, not to (i) alter the provisions of the Securitization Statute that authorize the SCC to create an irrevocable contract right or chose in action by the issuance of a financing order, create deferred fuel cost property and make the deferred fuel cost charges imposed by a financing order irrevocable, binding and nonbypassable, (ii) take or permit any action that impairs or would impair the value of the deferred fuel cost property or the security for the deferred fuel cost bonds or revises the deferred fuel costs for which recovery is authorized, (iii) in any way impair the rights and remedies of the holders, assignees, and other financing parties or (iv) except for “true-up” adjustments discussed in the following paragraph, reduce, alter or impair the deferred fuel cost charges to be imposed, billed, charged, collected and remitted for the benefit of the holders, any assignee, and any other financial parties of deferred fuel cost bonds until any and all principal, interest, premium, other financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the deferred fuel cost bonds have been paid in full. This commonwealth pledge does not preclude any limitation or alteration of the Securitization Statute or a financing order if “full compensation” is made by law for the “full protection” of the deferred fuel cost charges collected pursuant to a financing order and of the holders of the deferred fuel cost bonds or any financing party entering into a contract with the electric utility. Further, even after a financing order is effective, the SCC retains the power to interpret the financing order. See “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Deferred Fuel Cost Charge Adjustments. The Securitization Statute requires the SCC to provide a formula-based true-up mechanism pursuant to which the deferred fuel cost charges are to be reviewed and adjusted at least semi-annually. The purposes of these adjustments are:

•	to correct any overcollections or undercollections of the charges during the preceding remittance period; and

•

to ensure the recovery of revenues sufficient to provide for the timely payments of scheduled principal of and interest on the deferred fuel cost bonds, and related financing costs of supporting, repaying and servicing the deferred fuel cost bonds approved under the financing order.

The Securitization Statute does not impose any cap on the size of deferred fuel cost charges.

Transmission and Distribution Customers Cannot Avoid Deferred Fuel Cost Charges—Nonbypassable. The Securitization Statute provides that the deferred fuel cost charges are nonbypassable. The charges will be collected from all retail customers in Virginia of the utility or its successors or assignees, or a collection agent, irrespective of the generation supplier of such customer, except for an exempt retail access customer or a customer that opts out of the securitization as permitted by the Securitization Statute’s enacting legislation. The Securitization Statute and the financing order do not provide for exit fees to be charged to any customers that might leave the grid to self-generate.

Any successor to the electric utility, whether pursuant to any reorganization, bankruptcy, or other insolvency proceeding or whether pursuant to any merger or acquisition, sale, or other business combination, or transfer by operation of law, as a result of electric utility restructuring or otherwise, is required to cooperate with the servicer in performing and satisfying all obligations of, and will have the same rights under the financing order as, the electric utility in the same manner and to the same extent as the electric utility, including cooperating with the servicer in collecting and paying to us the revenues, collections, payments or proceeds of the deferred fuel cost property.

The Securitization Statute Protects the Lien on Deferred Fuel Cost Property for the Benefit of Bondholders. The Securitization Statute governs whether the transfer of deferred fuel cost property from the electric utility to an issuer of deferred fuel cost bonds will be enforceable and will be perfected under Virginia law and whether the security interest granted in deferred fuel cost property will be perfected under Virginia law. The Securitization Statute provides that a transfer of an interest in deferred fuel cost property to an assignee is enforceable only when all of the following have occurred:

•	the financing order becoming effective;

•	transfer documents having been executed by the seller and delivered to the assignee in connection with the issuance of bonds; and

•	value is received by the transferor for the deferred fuel cost property.

A transfer of a security interest in the deferred fuel cost property is perfected by means of a filing under the Securitization Statute. Upon perfection, the lien attaches both to deferred fuel cost property and to all proceeds of deferred fuel cost property, whether the related deferred fuel cost charges have accrued or not. Perfection of a security interest in the deferred fuel cost property is necessary in order to establish the priority of the security interest over claims of other parties to the deferred fuel cost property.

The Securitization Statute provides that the priority of a security interest in deferred fuel cost property will not be impaired by:

•	later modifications to the financing order or deferred fuel cost property; or

•	commingling of funds arising from deferred fuel cost property with other funds.

The Securitization Statute further provides that any other security interest that may apply to such funds, other than a security interest perfected in accordance with the Securitization Statute, are terminated when such funds are transferred to a segregated account for the assignee or a financing party.

The Securitization Statute Provides that the Transfer of Deferred Fuel Cost Property Is a True Sale. The Securitization Statute provides that an electric utility’s transfer of deferred fuel cost property is a “true sale” and is not a pledge of or a secured transaction relating to the electric utility’s right, title and interest in the deferred fuel cost property (other than for federal and state income and franchise tax purposes) and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. The Securitization Statute provides that the status of the transfer as a true sale is not affected by:

•	commingling of amounts arising with respect to deferred fuel cost charges with other amounts;

•

retention by the electric utility of (i) a partial or residual interest, including an equity interest, in the deferred fuel cost property, whether direct or indirect, or whether subordinate or otherwise or (ii) the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of deferred fuel cost charges;

•	any recourse that the transferee may have against the electric utility;

•	any right or obligation that the seller may have to repurchase the deferred fuel cost charges;

•	any indemnification obligations of the seller;

•	the obligation of the seller to collect deferred fuel cost charges on behalf of the assignee;

•

the seller acting as servicer of the deferred fuel cost charges or the existence of any contract that authorizes or requires the electric utility, to the extent that any interest in deferred fuel cost property is sold or assigned, to agree with the assignee or any financing party that it will continue to operate its system to provide service to its customers, will collection amounts in respect of the deferred fuel cost charges for the benefit and account of such assignee or financing party, and will account for and remit such amounts to or for the account of such assignee or financing party;

•	the treatment of the sale, conveyance, assignment, or other transfer for tax, financial reporting, or other purposes;

•	granting or providing to holders of the bonds a preferred right to the deferred fuel cost property or credit enhancement by the electric utility or its affiliates with respect to the related bonds; or

•	any application of the true-up adjustments.

See “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “Bankruptcy and Creditors’ Rights Issues” in this prospectus.

The Bonds Are Legal Investments for Virginia Investors that Require Statutory Authority

Under the Securitization Statute, the following Virginia entities may legally invest any sinking funds, moneys, or other funds belonging to them or under their control in the bonds:

•	the Commonwealth of Virginia, units of local government, political subdivisions, public bodies and public officers, except for members of the SCC;

•

banks and bankers, savings and loan associations, credit unions, trust companies, savings banks and institutions, investment companies, insurance companies, insurance associations and other persons carrying on a banking or insurance business;

•	personal representatives, guardians, trustees and other fiduciaries; and

•	all other persons authorized to invest in bonds or other obligations of a similar nature.

VIRGINIA POWER’S FINANCING ORDER

On November 3, 2023, the SCC issued to Virginia Power a financing order under the Securitization Statute that authorizes the issuance of the bonds in one or more series or tranches in an aggregate principal amount not to exceed the securitizable balance as of the issuance date. The financing order became final and nonappealable on December 4, 2023. After issuance of the bonds, the financing order, pursuant to the Securitization Statute, is irrevocable and is not subject to amendment, modification or termination by further action of the SCC, except as contemplated by the periodic true-up adjustments.

The Deferred Fuel Cost Charge

The Deferred Fuel Cost Charge Will Be Imposed in Amounts Sufficient to Pay the Bonds and Related Costs. Under the financing order, the SCC authorizes the owner of the deferred fuel cost property to impose, bill, charge, collect and receive a deferred fuel cost charge, to be collected on a per kWh basis from all Virginia Power customers until the bonds are paid in full and all financing costs and other costs of the bonds have been recovered in full. The deferred fuel cost charge is designed to be in an amount sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing the bonds and premiums, if any, associated with the bonds and to fund any required credit enhancement for the bonds. Under the financing order, there is no limit on the amount of the deferred fuel cost charge.

Each Rate Class Will Pay the Same Deferred Fuel Cost Charge. Fuel costs are allocated on a uniform cents per kWh charge, and therefore each customer, regardless of rate class, will pay the same deferred fuel cost charge.

The Financing Order Provides a Procedure to Calculate the Initial Deferred Fuel Cost Charge. The initial deferred fuel cost charge will be determined in accordance with the financing order and filed with the SCC as part of the bond approval process described below. See “Virginia Power’s Financing Order—Issuance Advice Letter Process” below. As of December 31, 2023, the approximate initial deferred fuel cost charge for a 1,000 kWh customer will be $3.06 per month. The deferred fuel cost charge will become effective for all billing periods beginning March 1, 2024 and will be subject to periodic true-up as described below.

Virginia Power Will Collect the Deferred Fuel Cost Charge as Initial Servicer. The deferred fuel cost charge will be assessed by Virginia Power, as the initial servicer, for our benefit as owner of the deferred fuel cost property. The aggregate amount of the deferred fuel cost charge for a given customer will be based on the customer’s actual usage of electricity delivered by means of Virginia Power’s transmission and distribution facilities from time to time. The deferred fuel cost charge will be collected by Virginia Power from customers as part of its normal collection activities pursuant to the servicing agreement. Virginia Power, as initial servicer, is obligated to remit to the collection account all deferred fuel cost charge collections. Estimated deferred fuel cost charge collections will be remitted by Virginia Power to the collection account within two servicer business days under the terms of the indenture and the servicing agreement. The estimated remittances will be based upon Virginia Power’s collection lag and an estimated system-wide write-off percentage. The estimated remittances will be reconciled with actual deferred fuel cost charge collections at least annually, and the overcollection or undercollection credited to or remitted by the servicer. See “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Partial Payments, Payment Plans and Budget Billing. With respect to any partial payments by customers, payments by customers participating in Virginia Power’s budget billing program and payments by customers paying pursuant to a payment plan, an amount equal to the full deferred fuel cost charge owed by the applicable customer based on the customer’s actual usage will be allocated to the deferred fuel cost charge and remitted to the collection account.

True-Up Mechanism

The Deferred Fuel Cost Charge Must Be Trued-Up At Least Semi-annually. The financing order requires that we, or Virginia Power, file with the SCC at least semi-annually (and at least quarterly beginning 12 months prior to the scheduled final payment date of the latest maturing tranche) a letter applying the true-up mechanism to be reviewed by the SCC for any mathematical or clerical errors to correct for any overcollection or undercollection of the deferred fuel cost charge and make any adjustments to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. Under the servicing agreement, the servicer will make adjustments to the amount of the deferred fuel cost charge at least semi-annually (or at least quarterly beginning 12 months prior to the scheduled final payment date for the latest maturing tranche) as determined under the true-up mechanism. In addition to the semi-annual or quarterly true-up adjustment, the servicer is authorized to make interim adjustments to the amount of the deferred fuel cost charge at any time for any reason to ensure the timely payment of the periodic payment requirement under the bonds. Necessary true-up adjustments are to be made to correct for overcollection or undercollection of the deferred fuel cost charge or to otherwise ensure the timely payment of the periodic payment requirement under the bonds. There are no caps on the level of the deferred fuel cost charge that may be imposed on customers as a result of the true-up process.

Upon the filing of a true-up adjustment letter made pursuant to the financing order, the SCC will either administratively approve the requested true-up calculation in writing or inform the servicer of any mathematical or clerical errors in its calculation within 30 days following the servicer’s true-up filing; and that notification and correction of any mathematical or clerical errors will be made so that the true-up is implemented within 30 days of the servicer’s filing of a true-up adjustment letter. No potential modification to correct an error in a true-up adjustment letter will delay its effective date and any correction or modification that could not be made prior to the effective date will be made in the next true-up adjustment letter. Upon administrative approval or the passage of 30 days without notification of a mathematical or clerical error, no further action of the SCC will be required prior to implementation of the true-up.

True-Up Mechanism and Commonwealth Pledge. The Commonwealth of Virginia has pledged in the Securitization Statute that it and its agencies, including the SCC, will not take or permit any action that would impair the value of the deferred fuel cost property, or, except as permitted in connection with a true-up adjustment authorized by the Securitization Statute, reduce, alter or impair the deferred fuel cost charge until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related bonds, have been paid and performed in full.

Issuance Advice Letter Process

On the first business day after pricing of the bonds and prior to their issuance, Virginia Power is required by the financing order to file with the SCC an issuance advice letter that will contain, among other things:

•	the final structure and terms of the deferred fuel cost bond issuance;

•	the anticipated amount of the initial deferred fuel cost charge;

•

updated estimates of the up-front financing costs proposed to be financed and estimates of the annual ongoing financing costs and other information specific to the deferred fuel cost bonds, including the expected sinking fund schedule for the bonds; and

•

certifications from Virginia Power that (i) the statutory requirements for the issuance of deferred fuel cost bonds have been met, specifically that the imposition and collection of the deferred fuel cost charge provides quantifiable benefits to customers (measured by both lower bill impacts and a positive net present value as compared to the alternative financing option for the deferred fuel costs presented by the staff of the SCC during the proceeding relating to Virginia Power’s petition under the Securitization Statute (the staff alternative)); and (ii) the structuring, pricing and financing costs of the deferred fuel cost bonds are reasonably expected to result in a reasonable deferred fuel cost charge consistent with market conditions at the time the bonds are priced and the terms set forth in the financing order.

The issuance advice letter will become effective unless the SCC issues a stop order prior to 12:00 p.m. ET on the third business day after pricing of the bonds. Unless the SCC issues such a stop order, it will be deemed that the SCC affirmatively and conclusively authorized the issuance of the bonds and the issuance of the bonds will proceed without any further action of the SCC. The SCC can only issue a stop order if it determines that (i) the transaction does not comply with the standards set out in the financing order or (ii) Virginia Power has not delivered the certifications required by the financing order.

As discussed above, one of the certifications that Virginia Power must make in the issuance advice letter is that the imposition and collection of the deferred fuel cost charge provides quantifiable benefits to customers, including in the form of a positive net present value as compared to the staff alternative. A critical component of the required net present value calculation will be the interest rates for the bonds. Given the significant volatility in interest rates experienced since Virginia Power submitted its petition to the SCC for the financing order in July 2023, Dominion Energy entered into two derivative transactions (in the form of swaptions) with an affiliate of Morgan Stanley & Co. LLC to economically hedge against the negative impact on the net present value calculation of interest rate increases and provide greater certainty that Virginia Power will be able to provide the required positive net present value certification. Dominion Energy paid the $11.752 million premiums for the swaptions, which cost will not be included in the financing costs for the bonds. Accordingly, the swaption premiums will have no impact on the amount of the deferred fuel cost charge paid by customers.

THE ISSUING ENTITY

General

We are a limited liability company organized under the laws of the State of Delaware and are governed by an amended and restated limited liability company agreement. Virginia Power is our sole member. We were formed on October 23, 2023.

We were organized to serve as a special purpose subsidiary of Virginia Power, for the limited purpose of holding the deferred fuel cost property, issuing the bonds and engaging in related activities. At the time of the issuance of the bonds, our assets will consist primarily of the deferred fuel cost property, the deferred fuel cost collateral and certain other related assets with respect to the bonds.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our limited liability company agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

We will enter into a servicing agreement under which Virginia Power, on our behalf, will manage, service and administer, and make collections in respect of, the deferred fuel cost property. See “The Servicing Agreement” in this prospectus.

On or before the issuance date of the bonds, Virginia Power will make a capital contribution to us equal to 0.50% of the initial principal amount of the bonds. Under the financing order, Virginia Power will be entitled to a return on this capital contribution equal to the rate of interest on the longest tranche of the bonds. This return will be available for distribution to Virginia Power, subject to the priority of payment set forth in the indenture. See “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Our principal place of business is 120 Tredegar Street, Richmond, Virginia 23219. Our phone number is (804) 819-2284.

Managers

Pursuant to our limited liability company agreement, our business is managed by two or more managers. Our limited liability company agreement requires that we have at least one independent manager. Each independent manager must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

•

a member, shareholder partner, equity holder, manager, director, officer or employee of us or any of our equityholders or affiliates (other than as an independent director, independent manager or special member of us or an affiliate of ours that is not in the direct chain of ownership of us and that is required by our creditors to be a single purpose bankruptcy remote entity); provided, that the indirect or beneficial ownership of stock of the member or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle will not preclude such owner from being an independent manager;

•

a creditor, supplier or service provider (including provider of professional services) to us, our member or any of their respective equityholders or affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to us, our member or any of its affiliates in the ordinary course of its business);

•	a family member of any such shareholder member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

•	a person that controls (whether directly, indirectly or otherwise) any person described in the bullets above.

Virginia Power, as our sole member, has the authority to appoint our managers. None of our managers or officers has been involved in any legal proceedings that are specified in Item 401(f) of the SEC’s Regulation S-K. None of our managers or officers beneficially own any equity interest in us.

The following is a list of our managers as of the date of this prospectus:

Name	Age	Title	Background(1)
Michele L. Cardiff	56	Manager

Senior Vice President, Controller and Chief Accounting Officer of Dominion Energy and Virginia Power from October 2020 to present; Vice President, Controller and Chief Accounting Officer of Dominion Energy and Virginia Power from April 2014 through September 2020.

Steven D. Ridge	43	Manager

Executive Vice President and Chief Financial Officer of Dominion Energy and Virginia Power from January 2024 to present; Senior Vice President and Chief Financial Officer of Dominion Energy and Virginia Power from November 2022 to December 2023; President of Questar Gas Company from October 2022 through November 2022; Vice President and General Manager—Western Distribution for Dominion Energy from October 2021 through September 2022; Vice President—Investor Relations of Dominion Energy Services, Inc. from April 2019 through September 2021; Director—Investor Relations of Dominion Energy Services, Inc. from October 2017 through March 2019.

Lisa M. Pierro	43	Independent Manager

Ms. Pierro joined CT Corporation System, a WoltersKluwer business, in 2013 and currently serves as Customer Service Coordinator and Independent Director/Manager. Prior to her current role, Ms. Pierro served as a Customer Specialist for the Philadelphia area service team and before that an Assistant Team Leader for the Wilmington Service of Process department.

(1)	All positions held at Questar Gas Company or Dominion Energy Services, Inc. reflect, as of the dates such positions were held, service at a subsidiary of Dominion Energy, the parent company of Virginia Power.

No compensation has been paid to any manager since we were formed. Our managers, other than any independent manager, are officers of Virginia Power or its other affiliates and have not been and will not be separately compensated by us for their services on our behalf. We will pay an annual fee to each independent manager from our revenues and will also reimburse each independent manager for reasonable and documented expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that an independent manager may employ in connection with the exercise and performance of his or her rights and duties under our limited liability company agreement, the indenture, the sale agreement and the servicing agreement.

Our limited liability company agreement provides that the managers will not be personally liable for any of our debts, obligations or liabilities to the extent permitted by law. Our limited liability company agreement further provides that, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as our managers except if directly caused by the manager’s fraud, gross negligence or willful misconduct or, in the case of an independent manager, fraud, bad faith or willful misconduct. We will pay any indemnification amounts owed to managers out of funds in the collection account, subject to the priority of payments described in “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Restricted Purposes

We have been created for the limited purpose of:

•

acquiring, owning, holding, administering, servicing or entering into agreements regarding the receipt and servicing of the deferred fuel cost property and other deferred fuel cost collateral, along with certain other related assets with respect to the bonds;

•

managing, selling, assigning, pledging, collecting amounts due on or otherwise dealing with the deferred fuel cost property and other deferred fuel cost collateral and related assets to be acquired in accordance with the terms of the basic documents;

•

negotiating, authorizing, executing, delivering, assuming the obligations under, and performing our duties under, the basic documents and any other agreement or instrument or document relating to the activities set forth in the above bullets; provided, that each party to any such agreement under which material obligations are imposed upon us will covenant that it will not, prior to the date that is one year and one day after the payment in full of the bonds and any other amounts owed under the indenture, acquiesce, petition or otherwise invoke or cause us to invoke the process of any governmental authority for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of the our property; or ordering the dissolution, winding up or liquidation of our affairs; and provided, further, that we will be permitted to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;

•

filing with the SEC one or more registration statements, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein), and filing such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents incidental to, or necessary, suitable or convenient to effect the registration of the bonds under the securities or “Blue Sky” laws of various jurisdictions;

•	authorizing, executing, delivering, issuing and registering the bonds;

•	making payment on the bonds;

•	pledging our interest in the deferred fuel cost property and other deferred fuel cost collateral to the indenture trustee under the indenture in order to secure the bonds; and

•

engaging in any lawful act or activity and exercising any powers permitted to limited liability companies formed under the laws of the State of Delaware that, in either case, are incidental to, or necessary, suitable or convenient for the accomplishment of the above-mentioned purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing or investing in additional securities, borrowing money (except as provided above) or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager.

Our Relationship with Virginia Power

On the date we issue the bonds, Virginia Power will sell the deferred fuel cost property to us pursuant to the sale agreement between us and Virginia Power. Following the issuance of the bonds, Virginia Power will service the deferred fuel cost property pursuant to a servicing agreement between us and Virginia Power. See “The Sale Agreement” and “The Servicing Agreement” in this prospectus. Virginia Power will also provide certain administrative services to us pursuant to an administration agreement, as discussed under “The Administration Agreement” below.

Our bonds will be included on the consolidated balance sheet of our parent, Virginia Power, a regulated public utility, as required by the Financial Accounting Standards Board and the SEC Office of Chief Accountant governing corporate financial reporting for investor-owned utilities.

Our bonds will be treated as debt of Virginia Power for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus. For federal income tax purposes, Virginia Power will not recognize gross income unless and until Virginia Power bills customers for the deferred fuel cost charge and only in connection with such billing of customers for the deferred fuel cost charge.

We Are a Separate and Distinct Legal Entity

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code without a unanimous vote of our managers, including the independent manager. Virginia Power has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code without the affirmative vote of Virginia Power and a unanimous vote of our mangers, including our independent manager. Our limited liability company agreement requires us to maintain our existence separate from Virginia Power, including:

•	taking all reasonable actions to continue our identity as a separate legal entity;

•

making it apparent to third persons that we are an entity with assets and liabilities distinct from those of Virginia Power, other affiliates of Virginia Power, the managers or any other person and correcting any known misunderstandings; and

•

making it apparent to third persons that, except for federal and certain other tax and accounting purposes, we are not a division of Virginia Power or any of its affiliated entities or any other person.

The separateness provisions in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager.

The Administration Agreement

Pursuant to an administration agreement between Virginia Power and us, Virginia Power will provide or arrange for the provision of administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file, qualifications to do business, and minutes of our managers’ meetings. We will pay Virginia Power an annual fixed fee of $100,000, payable in installments of $50,000 on each payment date for the bonds (except for the amount due on the first payment date, which will be prorated from the bond issuance date), for performing such services described above.

The administrator may not resign or be removed without satisfaction of the rating agency condition and without the successor administrator assuming all of the obligations of the former administrator under the administration agreement.

VIRGINIA ELECTRIC AND POWER COMPANY

The following section includes certain information relating to Virginia Power and its operations and policies. As used in this section, the term “customers,” unless otherwise specified, means all Virginia Power electric retail customers in Virginia or Virginia and North Carolina combined, as applicable, including exempt customers. As used in this section, the term “exempt customers” has the same meaning as specified in “About this Prospectus.”

The Depositor, Sponsor, Seller and Servicer

Virginia Power will be the seller and initial servicer of the bonds and will be the depositor and sponsor of the transaction in which the bonds covered by this prospectus are issued. Virginia Electric and Power Company, a Virginia corporation, is a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and North Carolina. In Virginia, Virginia Power primarily serves retail customers. In North Carolina, Virginia Power serves retail customers located in the northeastern region of the state, excluding certain municipalities. In addition, Virginia Power sells electricity at wholesale prices to rural electric cooperatives and municipalities and into wholesale electricity markets. Only electric retail customers in Virginia, other than exempt customers, will pay the deferred fuel cost charge.

During the 12 months ended December 31, 2023, Virginia Power billed approximately 73.7 billion kilowatt hours of electricity to its electric retail customers in Virginia, resulting in revenues of approximately $7.7 billion. Virginia Power is wholly owned subsidiary of Dominion Energy, whose shares are listed on the New York Stock Exchange. Both we and Virginia Power are identified by Standard Industrial Classification Code No. 4911, “Electric Services.”

Virginia Power is subject to the jurisdiction of the SCC with respect to retail utility rates, accounting, utility services, certain facilities, certain asset transfers, certain corporate mergers, conduct with affiliates and other matters. Virginia Power is subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act with respect to acquisitions, operations and disposals of certain assets and facilities, services provided and rates charged, conduct among affiliates and other matters.

Following the sale of the deferred fuel cost property to us, Virginia Power will have no ownership or other interest in the deferred fuel cost property transferred to us and will have no right to receive the deferred fuel cost charge (other than as collected as servicer on our behalf). Neither Virginia Power nor any of its affiliates will purchase any bonds.

Revenues, Customer Base and Energy Usage

The table below sets forth Virginia Power’s total billed retail revenues from retail sales of electrical energy to all Virginia electric retail customers by class for calendar years 2019 to 2023:

Billed Retail Total Revenues ($ in 000’s)

Revenue Class	2019	2020	2021	2022	2023
Residential	$3,416,651	$3,362,227	$3,475,761	$3,744,789	$3,764,467
Commercial	$2,591,415	$2,221,064	$2,455,307	$3,200,945	$3,582,397
Industrial	$373,884	$304,364	$313,394	$402,588	$335,940

Total	$6,381,950	$5,887,655	$6,244,462	$7,348,322	$7,682,804

The table below sets forth the number of all of Virginia Power’s Virginia electric retail customer accounts by class for calendar years 2019 to 2023:

Average Number of Retail Customer Accounts

Revenue Class	2019	2020	2021	2022	2023
Residential	2,245,173	2,277,356	2,308,864	2,332,880	2,357,519
Commercial	229,187	230,751	232,312	234,111	234,713
Industrial	588	577	571	565	617

Total	2,474,948	2,508,684	2,541,747	2,567,556	2,592,849

The table below sets forth Virginia Power’s retail energy sales to all Virginia electric retail customers for calendar years 2019 to 2023:

Electric Usage (GWh)(1)

Revenue Class	2019	2020	2021	2022	2023
Residential	29,407	28,381	29,808	29,055	27,826
Commercial	34,276	33,933	38,029	42,193	45,523
Industrial	6,802	6,541	6,867	6,902	5,319

Total	70,485	68,855	74,704	78,150	78,668

(1)	Includes usage by choice customers, which, in the applicable year presented, purchased electricity from a third-party supplier. They are electric retail customers of Virginia Power because they received distribution services for that electricity from Virginia Power. As discussed under “—Exempt Customers” below, any choice customer that is not an exempt retail access customer will be subject to the deferred fuel cost charge, which is based on their electricity usage, irrespective of the generation supplier.

Customer Concentration

For the year ended December 31, 2023, the 10 largest retail electric customers in Virginia, other than exempt customers, represented approximately 7% of Virginia Power’s retail kilowatt-hour sales. The 10 largest customers are in the commercial and industrial revenue classes. There are no material concentrations in the residential class. As of the date of this prospectus, no customer or group of related customers will be obligated to pay more than 10% of the deferred fuel cost charge.

Exempt Customers

The exempt customers include both (i) exempt retail access customers, which are customers (a) that purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power (also known as choice customers) or (b) that purchased electric energy from Virginia Power pursuant to a SCC-approved market-based tariff, in each case, during the period when the deferred fuel costs subject to securitization were incurred, and (ii) customers that opted out of any deferred fuel cost securitization as permitted by the Securitization Statute’s enabling legislation by May 31, 2023, which was the deadline to opt out under the Securitization Statute.

Any choice customer that is also an exempt retail access customer is an exempt customer and will not be subject to the deferred fuel cost charge. Any choice customer that is not an exempt retail access customer will be subject to the deferred fuel cost charge.

As of the date of this prospectus, no additional Virginia electric retail customers of Virginia Power are eligible to become exempt customers.

The table below sets forth the total billed revenue, total number and electric usage of accounts for exempt customers for calendar years 2021 to 2023:

	2021	2022	2023
Total Billed Revenue ($ in 000’s)	$563,171	$1,154,281	$861,490
Total Number of Accounts	10,900	10,900	10,744
Electric Usage (GWh)	13,849	15,544	17,531

Forecasted Usage and Variance

Virginia Power’s calculation of the initial deferred fuel cost charge and subsequent adjustments are based on electricity usage estimates for each customer revenue class. Virginia Power will use these estimates to calculate and set the deferred fuel cost charge at levels to ensure revenues sufficient to pay interest on and principal of the bonds when due, to pay fees and expenses of servicing and retiring the bonds and to replenish the capital subaccount. With respect to the foregoing, interest is due on each payment date and principal for a specific tranche is due upon the final maturity date for such tranche. See “Description of the Deferred Fuel Cost Bonds—Events of Default; Rights Upon Event of Default” in this prospectus.

Virginia Power conducts electric usage estimate variance analyses on a regular basis to monitor the accuracy of electric usage estimates against recorded weather-adjusted usage (adjusted to remove the impacts of weather). The table below presents estimates of the billed electric usage in GWh to retail customers in Virginia and North Carolina (excluding choice customers) by class for the years 2019 through 2023 compared to weather-adjusted usage for such periods. Each estimate was made in the prior year. Positive variances represent forecasted volumes in-excess-of weather-adjusted actual volumes.

Forecast to Actual Variances (GWh)(1)

	2019	2020	2021	2022	2023
Residential
Weather Adjusted	30,432	31,476	31,410	31,114	31,046
Forecast	30,365	31,180	31,295	31,621	31,015
Variance	67	296	115	(507)	31
Commercial
Weather Adjusted	34,767	31,633	35,040	39,518	43,726
Forecast	32,233	32,912	32,592	37,103	41,269
Variance	2,534	(1,279)	2,448	2,415	2,457
Industrial
Weather Adjusted	7,230	6,322	6,689	6,399	5,384
Forecast	8,200	7,840	7,744	6,849	6,814
Variance	(970)	(1,518)	(1,055)	(450)	(1,430)
Total
Weather Adjusted	72,429	69,431	73,139	77,031	80,156
Forecast	70,798	71,932	71,631	75,573	79,098
Variance	1,631	(2,501)	1,508	1,458	1,058

(1)	Excludes choice customers. Virginia Power does not include choice customers in its electric usage estimate variance analysis because it does not supply electricity to choice customers as they purchase electricity from a third-party supplier.

Actual usage depends on several factors, including temperatures and economic conditions. For example, while Virginia Power’s methodology for estimating usage assumes normal weather conditions, abnormally hot summers or cold winters can add growth in electricity usage, while conversely, abnormally cool summers or warm winters can suppress growth in electricity usage. Accordingly, variations in weather conditions will affect the accuracy of any estimate. Regional economic conditions can also affect usage as retail customers curb electricity usage to save money, businesses close and retail customers migrate to other service territories.

Billing and Collections

The deferred fuel cost charge collected from customers, without exception, must be remitted within two servicer business days to the collection account. Under the financing order, the SCC, as directed by the Securitization Statute, will implement the true-up mechanism for making any adjustments that are necessary to correct for any over-collection or under-collection of the deferred fuel cost charge or to otherwise ensure the timely payment of principal of and interest on the bonds when due and other financing costs and other required amounts and charges payable in connection with the bonds.

Credit Policy

Virginia Power is required to provide transmission and distribution service to all eligible customers in its service territory. Virginia Power verifies all customers to ensure validity and searches its customer information system to determine whether Virginia Power has previously served the customer. Certain accounts are secured with deposits if warranted. The amount of the deposit reflects the estimated use over a two-month period, which is what the Virginia Administrative Code allows Virginia Power to collect.

Residential Accounts. Residential customers are cross-referenced in the customer information system to search for unsatisfied debt. If a returning customer left unsatisfied debt, the unpaid bill must be satisfied prior to connecting service or transferred depending on the status of the new meter.

Virginia Power offers a guarantee contract for residential accounts as a cash alternative, when a deposit is required. The applicant must secure a guarantor who has established service with Virginia Power for greater than two years with no more than one delinquent payment within the immediate 12 months. The guarantor must pass the internal credit score threshold to assume additional risk. The guarantor must provide a 30-day written notice cease responsibility. This time period allows for securing a cash deposit (or another guarantor) for the applicant. In the event of default, the debt is reported on the consumer credit reports for both the applicant and guarantor (as co-signer).

Non-Residential Accounts. Non-residential accounts are required to pay a deposit per service point (meter). As a general rule, non-residential accounts require deposit coverage. First time customers establishing non-residential accounts must pay the deposit requirement prior to connecting service. Current non-residential customers connecting additional service points may be offered the option of billing the deposit if their credit record allows. Consumer credit is not used to determine credit worthiness on non-residential accounts. Existing residential customers turning on non-residential accounts cannot use their satisfactory payment record to reduce or eliminate the deposit requirement. Credit history for each is mutually exclusive. Virginia Power’s retail tariff prohibits disconnecting service for a different class of service; therefore, unpaid non-residential balances cannot be transferred to active residential accounts for collection. On an exceptional basis, commercial credit reports may be used to aid in deposit decisions. To evaluate credit history, Virginia Power uses Moody’s or S&P for publicly traded companies, audited financials for privately held companies and Credit Risk Monitoring for small to mid-sized companies.

Non-residential deposits may be satisfied with cash or a cash alternative such as a surety bond or irrevocable letter of credit. Deposit coverage remains in force for the life of the account. Surety bonds and irrevocable letters of credit are issued by surety (insurance) companies and banks that have their own specific criteria defining credit worthiness. Customers applying for those forms of coverage must meet the third party’s qualifications. In the event of the cash alternative cancellation, Virginia Power requires that the third-party give a minimum 60-day notification by certified, returned receipt mail. The minimum 60 days is required in order to secure another form of deposit prior to cancellation to limit risk. Virginia Power’s process is to bill a cash deposit within 24 hours of receipt of cash alternative cancellation. Electric service may be interrupted if deposit is not secured.

Billing Process

Virginia Power bills its customers once every 28 to 34 days and distributes approximately an equal number of bills each business day. For the year ended December 31, 2023, Virginia Power rendered an average of approximately 128,500 bills on each business day to its customers. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions.

Approximately 237,000 residential customers, which constitute approximately 10% of Virginia Power’s residential customers, choose to be billed using Virginia Power’s budget billing program. For these customers, Virginia Power determines and bills a monthly budget based on the last 12 months of billing history for each account. The budget amount is reviewed annually and adjusted if customer usage has changed more than a predetermined amount. Overpayments or underpayments for actual usage during the prior year are reconciled on each customer’s monthly bill.

Collection and Write-Off Policy

Virginia Power receives approximately 19% of its total bill payments via U.S. mail. Approximately 79% of bill payments are received via electronic payments and 2% via third-party pay agents. Bills are due 25 calendar days after the issue date at which time they are considered delinquent. Delinquent customers are sent an “important notice” to encourage payment. Unpaid bills become eligible for disconnect after the passage of 60 calendar days from the bill date. Disconnect-eligible customers are sent a “disconnect notice” to encourage payment within 14 calendar days of such notice. Disconnect orders are issued after the 14-calendar day period and are executed within 10 calendar days. For the year ended December 31, 2023, approximately 2% of total billed retail revenue became eligible for disconnect and 1% was disconnected. Approximately 83% of these disconnected accounts ultimately made full payment and were restored.

If service is terminated, the customer is required to pay all final noticed amounts as well as a $22.27 (day) or $57.60 (after hours) reconnection fee in order to resume service as of October 1, 2023. The reconnect fee may be billed to the account. After service termination due to non-payment a final bill including all unpaid amounts and net of deposits paid is issued within 10 business days. After service termination by customer request, a final bill including all unpaid amounts and net of deposits paid is issued within one business day. Unpaid final bills are written off approximately 60 days after the final bill is issued. Amounts written off are assigned to outside collection agencies and are reported to all three credit reporting agencies. Dollars recovered are netted against actual write-offs.

Virginia Power may change its credit, billing, collections and termination/restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance Virginia Power’s ability to bill and collect customer charges on a timely basis. See “Risk Factors—Servicing Risks—Changes to billing, collection and posting practices might reduce the value of your investment in the bonds” in this prospectus.

Loss Experience. The following table sets forth information relating to Virginia Power’s annual net write-offs for all Virginia electric retail customers for the years 2019 to 2023:

	2019	2020	2021	2022	2023
Billed Electric Revenues ($ in millions)	$6,382.0	$5,887.7	$6,244.5	$7,348.3	$7,682.8
Net Write-offs ($ in millions)	$20.5	$18.2	$13.2	$49.8	$58.1
Percentage of Billed Retail Revenues	0.32%	0.31%	0.21%	0.68%	0.76%

From 2019 to 2023, Virginia Power’s annual ratios of net write-offs to billed retail revenues were between 0.21% and 0.76%. Pandemic suspension of disconnects, which began in March 2020 and continued through November 2021, led to rising customer arrear balances, which is a primary factor for the increase in write offs.

Virginia Power determines a customer’s account to be inactive on the date:

•	the customer gives notice requesting discontinuance of service;

•	a new customer applies for service at a location where the customer of record has not yet discontinued service; or

•	the customer’s service remains off after non-payment.

Virginia Power’s policy is to write-off an inactive account to bad debt expense approximately 60 days after the date the account is final billed if payment has not been received. The effect of all write-offs and delinquencies are taken into account in the true-up adjustment process.

Days Revenue Outstanding. The following table sets forth information relating to the estimated average number of days all Virginia electric retail customer electricity bills remained outstanding for the years 2018 through 2022 and the nine month period ended September 30, 2023:

	2018	2019	2020	2021	2022	2023(2)
Average number of days outstanding(1)	24	23	26	31	26	26

(1)	For each period, days revenue outstanding was estimated as the quotient of monthly average accounts receivable balance divided by average daily revenue.
(2)	The amount presented for 2023 is for the nine-month period ended October 31, 2023, excluding April 2023.

Delinquencies as a Percentage of Total Billed Revenues. The following table sets forth information relating to the delinquencies as a percentage of total billed revenues for all classes of customers of Virginia Power on December 31st of years 2019 through 2023: Payments are aged when the following month’s bill is rendered. This historical information is presented because Virginia Power’s actual accounts receivable aging experience may affect the amounts charged-off, and consequently the total amounts remitted, that arise from the deferred fuel cost charge.

	December 31,
	2019	2020	2021	2022	2023
Total accounts receivable aging (% of total outstanding) After:
1 – 30 days	57%	39%	21%	39%	34%
31 – 60 days	24%	24%	14%	18%	22%
61 – 90 days	9%	22%	15%	13%	16%
91+ days	10%	15%	50%	30%	28%

The accounts receivable aging experience for Virginia Power increased primarily due to COVID related suspension of disconnections (through November 2021) and other credit policy changes (through November 2022). In addition, certain collections were delayed in 2023 and disconnections were suspended for non-payment from March through August of 2023 due to the implementation of a new customer information system. As Virginia Power continues to return to normal collections practice, it expects the accounts receivable aging to remain relatively consistent with no discernible trend upwards or downwards. Virginia Power is not aware of any material factors, other than COVID, the implementation of the new customer information system, a slow economy and higher energy prices, that caused the accounts receivable aging experience to vary.

Virginia Power Legal Proceedings

None.

No Prior Deferred Fuel Cost Charge Experience, Sponsor Experience or Servicing Experience Relating to Deferred Fuel Cost Charges

Virginia Power does not have prior experience as a securitization sponsor. The deferred fuel cost charge will be the first such charge imposed on customers of Virginia Power. Although Virginia Power does not have prior servicing experience with a deferred fuel cost charge, it is highly experienced in calculating and implementing rates and charges under various cost recovery riders and billing those amounts to customers. These riders include numerous electric generation, grid-hardening and demand-side management riders. These riders are subject to regular and periodic true-up, including filing with and review and approval by the SCC. The calculation of the deferred fuel cost charge and related billings will follow essentially the same processes as the other cost recovery riders. Though these charges are not remitted to a subsidiary, the method of calculating, imposing and collecting is the same.

DESCRIPTION OF THE DEFERRED FUEL COST BONDS

The following summary describes the material terms of the bonds, the indenture and the supplemental indenture. The forms of the bonds, the indenture and the supplemental indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” in this prospectus.

We will issue the bonds and secure their payment under the indenture and the supplemental indenture that we will enter into with U.S. Bank Trust Company, National Association, as indenture trustee, referred to in this prospectus as the indenture trustee, and U.S. Bank National Association, as securities intermediary, referred to in this prospectus as the securities intermediary. Unless the context otherwise requires, references in the description below to the “indenture” refer to the indenture as supplemented by the supplemental indenture.

General

The bonds will be issued in authorized denominations of $2,000 and in integral multiples of $1,000 above that amount, except that one bond in each tranche may be in a smaller denomination. We expect to issue the bonds in two tranches with an associated expected sinking fund schedule, but we may issue the bonds in a different number of tranches depending on pricing considerations. The principal amounts, interest rates, scheduled final payment dates and final maturity dates of the bonds are listed below. The scheduled final payment date for the applicable tranche is the date by which we expect to pay in full all interest and principal for such tranche. The final maturity date of the applicable tranche is the legal maturity date for such tranche. The failure to pay principal of the bonds by the scheduled final payment date will not be an event of default under the indenture. An event of default would occur if there is a failure to pay principal for any tranche on the final maturity date for such tranche. True-up adjustments will occur at least semi-annually or more frequently as necessary to maintain the expected sinking fund schedule.

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	1.90	$439,300,000	May 1, 2027	May 1, 2029	5.088%
A-2	5.40	$842,600,000	May 1, 2031	May 1, 2033	4.877%

All bonds will be payable solely from, and secured solely by, a pledge of and lien on the deferred fuel cost property and the other collateral relating to the bonds as provided in the indenture. The bonds will be nonrecourse obligations, secured only by the collateral. See “Security for the Deferred Fuel Cost Bonds—Pledge of Collateral” in this prospectus. The bonds will not constitute a debt, liability or other obligation of, or interest in, Virginia Power or any of its affiliates (other than us). The bonds will not be insured or guaranteed by Virginia Power, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Dominion Energy, any of their respective affiliates, the indenture trustee or any other person or entity. The bonds will not be a debt, general obligation, special obligation or other indebtedness of the Commonwealth of Virginia or any of its political subdivisions, agencies, or instrumentalities, including the SCC.

Interest Payments Generally

Beginning November 1, 2024, we are required to pay interest semi-annually on the bonds on May 1 and November 1 (or, if any payment date is not a business day, the following business day) of each year. The record date (so long as the bonds are evidenced by book-entry) for any payment of interest on and principal of the bonds will be the business day immediately before the applicable payment date.

Interest on each tranche of bonds will accrue from, and including, the issue date to, but excluding, the first payment date, and thereafter from and including the previous payment date to (but excluding) the applicable payment date until the bonds have been paid in full, at the interest rate indicated in the table on the cover page of this prospectus and in the table above. Each of those periods is referred to as an interest accrual period. We will calculate interest on tranches of the bonds on the basis of a 360-day year of twelve 30-day months.

On each payment date, the indenture trustee will pay out of the collection account interest on each tranche of the bonds equal to the following amounts:

•

accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding semi-annual payment date, or the date of the original issuance of the bonds, after giving effect to all payments of principal made on the preceding semi-annual payment date, if any; and

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any.

On each payment date, interest will be paid on the bonds before any principal on the bonds is paid.

If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the indenture trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche. See “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

Principal Payments

On each payment date, the indenture trustee will pay out of the collection account principal of the bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any bond upon acceleration following an event of default relating to the bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described above under “—Interest Payments” in this prospectus. If the indenture trustee receives insufficient collections of the deferred fuel cost charge for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be paid later than expected. See “Risk Factors—Other Risks Associated with the Purchase of the Bonds” in this prospectus. To the extent funds are so available, scheduled payments of principal of the bonds will be made in the following order:

(1)	to the holders of the tranche A-1 bonds, until the principal balance of that tranche has been reduced to zero, and

(2)	to the holders of the tranche A-2 bonds, until the principal balance of that tranche has been reduced to zero.

However, on any payment date, unless a responsible officer of the indenture trustee has received written notice or has obtained actual knowledge that an event of default has occurred and is continuing and the bonds have been declared due and payable, the indenture trustee will make principal payments on the bonds only until the outstanding principal balances of the bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. Accordingly, principal of the bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The entire unpaid principal balance of each tranche of the bonds will be due and payable on the final maturity date for that tranche. The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.

Unless the bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.

If a responsible officer of the indenture trustee has received written notice or has obtained actual knowledge that an event of default (other than a breach by the Commonwealth of Virginia of the commonwealth pledge) has occurred and is continuing, then the indenture trustee may, at the written direction of the holders of not less than a majority in principal amount of the bonds then outstanding, declare the bonds to be immediately due and payable, in which event the entire unpaid principal amount of the bonds will become due and payable. See “—Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. See “Risk Factors—Risks Associated With the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected” and “Risk Factors—You might experience material payment delays as a result of limited sources of payment for the bonds and limited credit enhancement” in this prospectus.

If there is a shortfall in the amounts available to make principal payments on the bonds that are due and payable, including upon an acceleration following an event of default, the indenture trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then due and payable on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

Expected Sinking Fund Schedule(1)

Semi-Annual Payment Date	Tranche A-1 Principal Payment	Tranche A-2 Principal Payment
11/1/2024	$65,168,214	$0
5/1/2025	$80,396,314	$0
11/1/2025	$82,441,596	$0
5/1/2026	$84,538,910	$0
11/1/2026	$86,689,580	$0
5/1/2027	$40,065,387	$48,829,576
11/1/2027	$0	$91,104,935
5/1/2028	$0	$93,326,529
11/1/2028	$0	$95,602,297
5/1/2029	$0	$97,933,559
11/1/2029	$0	$100,321,669
5/1/2030	$0	$102,768,012
11/1/2030	$0	$105,274,010
5/1/2031	$0	$107,439,412

Total Payments	$439,300,000	$842,600,000

(1)	Totals may not sum due to rounding.

We cannot assure you that the principal balance of any tranche of the bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

Expected Amortization Schedule(1)

Semi-Annual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance
2/14/2024	$439,300,000	$842,600,000
11/1/2024	$374,131,786	$842,600,000
5/1/2025	$293,735,472	$842,600,000
11/1/2025	$211,293,877	$842,600,000
5/1/2026	$126,754,967	$842,600,000
11/1/2026	$40,065,387	$842,600,000
5/1/2027	$0	$793,770,424
11/1/2027	$0	$702,665,488
5/1/2028	$0	$609,338,959
11/1/2028	$0	$513,736,662
5/1/2029	$0	$415,803,104
11/1/2029	$0	$315,481,435
5/1/2030	$0	$212,713,423
11/1/2030	$0	$107,439,412
5/1/2031	$0	$0

(1)	Amounts may not sum due to rounding.

On each payment date, the indenture trustee will make principal payments to the extent the principal balance of such tranche of the bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Distribution Following Acceleration

Upon an acceleration of the maturity of the bonds, the total outstanding principal balance of and interest accrued on the bonds will be payable, without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. See “Risk Factors—Risks Associated with the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected” and “Risk Factors—You might experience material payment delays as a result of limited sources of payment for the bonds and limited credit enhancement” in this prospectus.

No Optional Redemption

We may not voluntarily redeem any tranche of the bonds.

Payments on the Bonds

The indenture trustee will pay on each payment date to the holders of each tranche of the bonds, only to the extent of available funds in the collection account, all payments of principal scheduled to be paid and interest then due. The indenture trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche designation on the record date for that payment date. The indenture trustee will make the final payment for each tranche of the bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the indenture trustee specified in the notice given by the indenture trustee of the final payment. The indenture trustee will send notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in the collection account) will result in an event of default for the bonds unless such failure is cured within five business days. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders as of a special record date. The special record date will be at least 15 business days prior to the date on which the indenture trustee is to make such special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the indenture trustee will send to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid. See “—Events of Default; Rights Upon Event of Default.”

The entire unpaid principal amount of the bonds will be due and payable (i) on the final maturity date for each tranche or (ii) upon a declaration of acceleration by the indenture trustee or the holders of a majority in principal amount of the bonds if an event of default under the indenture (other than an event of default arising from any act or failure to act by the Commonwealth of Virginia or any of its agencies (including the SCC), officers or employees that violates the commonwealth pledge or is not in accordance with the commonwealth pledge) occurs and is continuing.

However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. See “Risk Factors—You might experience payment delay as a result of limited sources of payment for the bonds and limited credit enhancement” and “Risk Factors—Risk Associated with the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected.”

At the time, if any, we issue the bonds in the form of definitive bonds and not to DTC, or its nominee, the indenture trustee will make payments with respect to the applicable tranche on a payment date or a special payment date by check sent to each holder of record of a definitive bond of the applicable tranche on the applicable record date at its address appearing on the register maintained with respect to the bonds; provided, however, upon written request by a holder of the bonds of any tranche in physical form to the indenture trustee not later than the applicable record date, the indenture trustee will make payments by wire transfer to an account specified by such holder.

If any special payment date or other date specified for any payments to bondholders is not a business day, the indenture trustee will make payments scheduled to be made on that special payment date or other date on the next business day, and no interest will accrue upon the payment during the intervening period.

Principal Payments on the Bonds

After paying fees, expenses and interest as described above, the indenture trustee will pay the principal scheduled to be paid on each payment date to the holders of the bonds. The indenture trustee will not pay principal on a payment date if making the payment would reduce the principal balance of the bonds to an amount lower than the balance specified in the expected amortization schedule for the bonds on that payment date, except in the case of an acceleration of the bonds following an event of default.

Registration and Transfer of the Bonds

All bonds will be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. There will be no service charge for any registration or transfer of the bonds, but the indenture trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of the bonds in the minimum initial denominations of $2,000 and in integral multiples of $1,000 above that amount, except that one bond in each tranche may be in a smaller denomination.

The indenture trustee will make payments of interest and principal on each payment date to the bondholders in whose names the bonds were registered on the record date.

The Bonds Will Be Issued in Book-Entry Form

The bonds will be available to investors only in the form of book-entry bonds. We will initially register any book-entry bonds in the name of Cede & Co., the nominee of DTC. Bondholders may also hold bonds through Clearstream or Euroclear or in any other manner described in the prospectus. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or global bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The users of its regulated subsidiaries own DTCC. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank S.A./N.V. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Euroclear terms and conditions). These Euroclear terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Euroclear terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons or entities holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC’s Nominee Will Be the Holder of the Bonds

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the bonds from the indenture trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only bondholder will be Cede & Co., as nominee of DTC. The indenture trustee will not recognize beneficial owners of interest in bonds held by DTC or its nominee as bondholders, as that term is used in the indenture, and such beneficial owners will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit payments of principal of and interest on the bonds. Participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, Virginia Power, the securities intermediary, the indenture trustee (in any of its capacities), VP Fuel Securitization or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial interests or for the performance of or for any act or omission by DTC.

How Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Bonds

The bonds will be issued in registered, certificated form to bondholders, or their nominees, rather than to DTC, or its nominee, only under the circumstances provided in the indenture, which will include: (i) VP Fuel Securitization advising the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor; (ii) our electing to terminate the book-entry system through DTC, with written notice to the indenture trustee; or (iii) after the occurrence of an event of default under the indenture, holders of bonds aggregating a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the indenture trustee and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon surrender by DTC of the definitive securities representing the bonds and instructions for registration, the indenture trustee will issue the bonds in the form of definitive bonds, and thereafter the indenture trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture. Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

The indenture trustee will make payment of principal of and interest on the bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture. The indenture trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The indenture trustee will make payments by check sent to each holder of record, provided that, to the extent the indenture trustee timely receives payment instructions from such holder (including wire transfer instructions to an account maintained by the bondholder), then the indenture trustee will make such payments in accordance with the payment instructions delivered to the indenture trustee by such holder. The indenture trustee will make the final payment on any bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The indenture trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and deferred fuel cost bond registrar, which initially will be the indenture trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and deferred fuel cost bond registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access of Bondholders

Upon written request of any bondholder or group of bondholders evidencing at least 10% of the aggregate outstanding principal amount of the bonds, the indenture trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture; provided, that the indenture trustee gives prior written notice to us of such request.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of bonds, the servicer will deliver to us, and we will make available on a website associated with us or our affiliates, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to holders allocable to principal, if any;

•	the amount of the payment to holders allocable to interest;

•	the outstanding principal balance of the bonds, before and after giving effect to payments allocated to principal reported immediately above;

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule;

•	any other transfers and payments to be made on such payment date, including amounts paid to the indenture trustee and the servicer; and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments and the required capital amount.

The reports will be available to bondholders upon request to the indenture trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the indenture trustee, so long as it is acting as paying agent and transfer agent and deferred fuel cost bond registrar for the bonds, will, upon written request by us or any bondholder, send to persons or entities that at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

Website Disclosure

We will, to the extent permitted by and consistent with our and the sponsor’s legal obligations under applicable securities laws, cause to be posted on a website associated with us or our affiliates, currently located at

www.dominionenergy.com, periodic and current reports containing, to the extent such information is reasonably available to us:

•	statements of any remittances of the deferred fuel cost charge made to the indenture trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

•

a statement reporting the balances in the collection account and in each subaccount of the collection account as of all payment dates (to be included on the next Form 10-D filed) and as of the end of each year (to be included on the next Form 10-K filed);

•

a statement showing the balance of outstanding deferred fuel cost bonds that reflects the actual periodic payments made on the deferred fuel cost bonds during the applicable period (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

•	the semi-annual servicer’s certificate as required to be submitted pursuant to the servicing agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

•	the monthly servicer’s certificate as required to be submitted pursuant to the servicing agreement;

•	the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

•	material legislative or regulatory developments directly relevant to the outstanding deferred fuel cost bonds (to be filed or furnished in a Form 8-K); and

•

any reports and other information that are required to be filed with the SEC under the Exchange Act, including periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB.

VP Fuel Securitization and the Indenture Trustee May Modify the Indenture

Modifications of the Indenture that Do Not Require Consent of Bondholders

From time to time, and without the consent of the bondholders (but with prior written notice to the indenture trustee and the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•

to correct or amplify the description of any property, including the collateral subject to the indenture or to better convey, assure and confirm to the indenture trustee the property subject to the indenture or to add additional property;

•	to evidence the succession of another person to us, and the assumption by any such successor of the covenants in the indenture;

•	to add to the covenants for the benefit of the bondholders and the indenture trustee, or surrender any right or power conferred to us by the indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

•

to cure any ambiguity or mistake, to correct or supplement any provision in the indenture, including in any supplemental indenture, that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture; provided, however, that (i) such action will not, as evidenced by an officer’s certificate, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition (as defined under “Glossary”) is satisfied with respect thereto;

•

to evidence and provide for the acceptance of the appointment under the indenture of a successor indenture trustee with respect to the bonds and to add or change any of the provisions of the indenture as necessary to facilitate the administration of the trusts thereunder by more than one indenture trustee;

•

to modify, eliminate or add to the provisions of the indenture to such extent as necessary to effect qualification under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and to add provisions expressly required by the Trust Indenture Act;

•	to qualify the bonds for registration with a clearing agency;

•	to satisfy any rating agency requirements;

•	to evidence the final terms of the deferred fuel cost bonds in the supplemental indenture;

•

to authorize the appointment of any fiduciary for any tranche of the bonds required or advisable with the listing of any tranche on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any government authority, stock exchange authority or fiduciary or any tranche in connection with such listing;

•	to make any amendment to the indenture or the deferred fuel cost bonds relating to the transfer and legending of the deferred fuel cost bonds to comply with applicable securities laws; or

•

to conform the text of the indenture or the deferred fuel cost bonds to any provision of the registration statement filed by us with the SEC with respect to the issuance of the deferred fuel cost bonds.

Modifications of the Indenture that Require the Approval of Bondholders

We may, with the written consent of bondholders holding a majority of the aggregate principal amount of the outstanding bonds of each tranche to be affected (and with prior written notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of bondholders. In determining whether a majority of holders have consented, bonds owned by us, Virginia Power or any of our other affiliates will be disregarded, except that, in determining whether the indenture trustee will be protected in relying upon any such consent, the indenture trustee will only be required to disregard any bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture or in the supplemental indenture, including to:

•

change the date of payment of any installment of principal of or premium, if any, or interest on any bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

•

change the provisions of the indenture or supplemental indenture and any other applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the bonds or tranche, or change the place of payment where, or coin or currency in which, any bond or any interest thereon is payable;

•

reduce the percentage of the aggregate amount of the outstanding bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture or the supplemental indenture specified therein or of defaults specified therein and their consequences provided for in the indenture;

•	reduce the percentage of the outstanding amount of the bonds or tranche the holders of which are required to direct the indenture trustee in writing to direct us to sell or liquidate the collateral;

•	modify any provision of the indenture or any provision of the other basic documents similarly specifying the rights of the holders to consent to modification thereof, except to increase any percentage specified therein or to provide that those provisions of the indenture or the other basic documents referenced in the indenture cannot be modified or waived without the consent of the holder of each outstanding deferred fuel cost bond affected thereby;

•

modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any bonds of such tranche;

•	decrease the required capital level;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture;

•	cause any material adverse U.S. federal income tax consequence to the seller, us, our managers, the indenture trustee or the then-existing holders;

•

modify the provisions of the indenture with respect to amendments to the indenture and to certain of the other basic documents requiring consent of bondholders except to increase any percentage specified; or

•	impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment or application of funds.

Promptly following the execution of any supplement to the indenture, the indenture trustee will furnish or make available electronically either a copy of such supplement or written notice of the substance of the supplement to each bondholder of a bond to which such supplement relates, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Indenture Trustee and the Bondholders of Any Modification

If we, Virginia Power, the administrator or the servicer or any other party to the applicable agreement:

•

proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement; or

•	waives timely performance or observance by Virginia Power, the administrator or the servicer under the sale agreement, the administration agreement or the servicing agreement;

in each case in a way that would materially and adversely affect the interests of bondholders, we must first notify the rating agencies and satisfy the rating agency condition. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the indenture trustee and the bondholders in writing of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the rating agency condition has been satisfied with respect thereto (or, upon our written request, the indenture trustee will notify the bondholders on our behalf). The indenture trustee will consent to this proposed amendment, modification, supplement, waiver, termination or surrender only if the rating agency condition has been satisfied and only with the written consent of the holders of not less than a majority of the outstanding principal amount of the bonds of the tranches materially and adversely affected thereby. In determining whether not less than a majority of holders have consented, bonds owned by us, Virginia Power or any other of our affiliates will be disregarded, except that, in determining whether the indenture trustee will be protected in relying upon any such consent, the indenture trustee will only be required to disregard any bonds it actually knows to be so owned.

For additional information regarding amendments to the sale agreement or the servicing agreement, please see “The Sale Agreement – Amendment” and “The Servicing Agreement – Amendment,” respectively, in this prospectus.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and Other Basic Documents

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement and the other basic documents. The indenture also provides that, promptly following a default, we will take all lawful actions the indenture trustee (which may be at the written direction of the holders of a majority of the outstanding amount of all affected tranches of bonds) may request to compel or secure the performance and observance by each of Virginia Power, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement and the servicing agreement provided that such action will not adversely affect the interest of bondholders in any material respect. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the deferred fuel cost charge, we must notify the indenture trustee and the bondholders in writing of this proposal (or, upon our written request, the indenture trustee must so notify the bondholders on our behalf). In addition, the indenture trustee may consent to this proposal only with the written consent of the holders of a majority of the aggregate principal amount of the outstanding bonds of the tranches affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, bonds owned by us, Virginia Power or any other of our affiliates will be disregarded, except that, in determining whether the indenture trustee will be protected in relying upon any such consent, the indenture trustee will only be required to disregard any bonds it actually knows to be so owned.

If an event of default occurs and is continuing, the indenture trustee may, and, at the written direction of the holders of a majority of the aggregate principal amount outstanding of all affected tranches of bonds or the SCC, will exercise all of our rights, remedies, powers, privileges and claims against Virginia Power, the administrator and the servicer, under or in connection with the sale agreement, the administration agreement and the servicing agreement, including the right or power to take any action to compel or secure performance or observance by the seller, the administrator or the servicer of each of their obligations to VP Fuel Securitization thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the sale agreement, the administration agreement and the servicing agreement and any right of ours to take this action will be suspended.

Covenants of VP Fuel Securitization

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state of the United States;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, the servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

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the issuing entity has delivered to Virginia Power, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to Virginia Power and the indenture trustee, and which may be based on a ruling from the Internal Revenue Service (the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, Virginia Power, the indenture trustee or the then existing bondholders;

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any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture has been taken, as evidenced by an opinion of counsel of our external counsel; and

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the issuing entity has delivered to the indenture trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States or any State;

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture;

•	expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

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unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the indenture trustee harmless against and from any loss, liability or expense arising under or related to the indenture and the bonds;

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expressly agrees by means of the supplemental indenture that the person or entity (or if a group of persons or entities, then one specified person or entity) will make all filings with the SEC (and any other appropriate person or entity) required by the Exchange Act in connection with the deferred fuel cost bond collateral and the bonds;

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if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

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we have delivered to Virginia Power, the indenture trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to Virginia Power, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, Virginia Power, the indenture trustee or the then existing bondholders;

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any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture has been taken as evidenced by an opinion of counsel of external counsel; and

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we have delivered to the indenture trustee an officer’s certificate and an opinion of counsel of our external counsel, each stating that the conveyance or transfer complies with the indenture and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds are outstanding:

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except as expressly permitted by the indenture and the other basic documents, sell, transfer, exchange or otherwise dispose of any of our assets unless in accordance with the remedies provisions of the indenture;

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claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the bonds (other than amounts properly withheld from such payments under the Internal

Revenue Code of 1986, as amended (the Internal Revenue Code), the Treasury regulations promulgated thereunder or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture or the other basic documents to be impaired;

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permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person or entity to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by the indenture;

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permit any lien, charge, pledge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture not to constitute a valid first priority perfected security interest in the collateral;

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elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return or take any other action inconsistent with our treatment for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

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change our name, identity or structure or the location of our chief executive office unless, at least 10 business days prior to the effective date of any such change, we deliver to the indenture trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture;

•	take any action that is subject to the rating agency condition without satisfying the rating agency condition;

•	except to the extent permitted by applicable law, voluntarily suspend or terminate our SEC filing obligations; or

•	issue any deferred fuel cost or other similar bonds other than the deferred fuel cost bonds.

We may not engage in any business other than acquiring, owning or administering deferred fuel cost property and other collateral and issuing the bonds under the financing order.

We will not issue, incur, assume, guarantee or otherwise become liable for any other indebtedness except for one or more series of bonds. Also, we will not, except as contemplated by the bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person or entity. We will not, except for the acquisition of deferred fuel cost property as contemplated by the bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

We will not, directly or indirectly, make payments to or distributions, dividends or redemptions to any holder of our equity interest in respect of that interest except in accordance with the indenture and other basic documents.

We will cause the servicer to deliver to the indenture trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An event of default with respect to the bonds is defined in the indenture as any one of the following events:

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default in the payment of any interest on any deferred fuel cost bond when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in the deferred fuel cost charge received or otherwise), and such default shall continue for a period of five business days;

•	default in the payment of the then unpaid principal of any deferred fuel cost bond of any tranche on the final maturity date for such tranche;

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a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the indenture trustee or to us and the indenture trustee by the holders of not less than 25% in aggregate principal amount of the bonds outstanding or (ii) the date that we had actual knowledge of the default;

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any representation or warranty made by us in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given by registered or certified mail to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in aggregate principal amount of the bonds outstanding or (ii) the date that we had actual knowledge of the default;

•	certain events of bankruptcy, insolvency, receivership or liquidation; or

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a breach by the Commonwealth of Virginia or any of its agencies (including the SCC), instrumentalities, officers or employees that violates the commonwealth pledge or is not in accordance with the commonwealth pledge.

If an event of default (other than as specified in the last bullet point above) should occur and be continuing with respect to the bonds, the indenture trustee or holders of a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. See “Risk Factors—Risk Associated with the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected” and “Risk Factors—You might experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement.” The holders of a majority in aggregate principal amount of the bonds outstanding may rescind and annul that declaration and its consequences so long as we deposit with the indenture trustee any past due amounts of all bonds and expenses of the indenture trustee and all events of default of all bonds, other than the nonpayment caused by acceleration, have been cured. Additionally, the indenture trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, the servicer or the administrator under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the last bullet above has occurred, the servicer will be obligated under the servicing agreement to institute (and the indenture trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the commonwealth pledge and to collect any monetary damages as a result of a breach thereof, and each of the seller, the servicer and the indenture trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses and is not will be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer will be required, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, to bill, collect and post the deferred fuel cost charge, perform adjustments and discharge its obligations under the servicing agreement.

If an event of default (other than a breach by the Commonwealth of Virginia or any of its agencies of the commonwealth pledge as specified in the last bullet point above) will have occurred and be continuing, the indenture trustee may, at the written direction of the holders of a majority in aggregate principal amount of the bonds outstanding, either sell the deferred fuel cost property or elect to have us maintain possession of all or a portion of such deferred fuel cost property and continue to apply deferred fuel cost charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the deferred fuel cost property following a foreclosure, in light of the event of default, the unique nature of the deferred fuel cost property as an asset and other factors discussed in this prospectus. In addition, the indenture trustee is prohibited from selling the deferred fuel cost property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any bond, unless:

•	the holders of all the outstanding bonds consent to the sale;

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the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds and all financing costs, including all fees, costs, expenses (including attorneys’ fees and expenses), and all other amounts (including indemnity amounts) due and owing to the indenture trustee, paying agent, transfer agent and deferred fuel cost bond registrar; or

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the indenture trustee determines (which may be based on an opinion or certification of a professional) that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the indenture trustee obtains the written consent of the holders of at least two-thirds of the aggregate principal amount of the bonds outstanding.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights, remedies or powers under the bonds at the request or direction of any of the holders of bonds if the indenture trustee believes in its discretion it will not be adequately indemnified against the fees, costs, expenses (including attorneys’ fees and expenses and court costs), damages, penalties and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

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the holders of a majority in aggregate principal amount of the bonds outstanding of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; and

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prior to the acceleration of the bonds, the holders of a majority in aggregate principal amount of the bonds outstanding of an affected tranche may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Statute or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or indenture trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

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the holders of not less than a majority in principal amount of the outstanding bonds have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

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the holder or holders have offered the indenture trustee indemnity satisfactory to it against the fees, costs, expenses (including attorneys’ fees and expenses and court costs), damages, penalties and liabilities to be incurred in complying with such request;

•	the indenture trustee for 60 days after its receipt of such written notice, request and offer of indemnity has failed to institute such proceedings; and

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no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of not less than a majority of the outstanding amount of the deferred fuel cost bonds.

In addition, the indenture trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date that is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of a circuit court of the Commonwealth of Virginia to order sequestration and payment of revenues arising with respect to the deferred fuel cost property.

Neither any manager nor the indenture trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of a majority of the aggregate principal amount of the outstanding bonds issued under the indenture (or, if less than all tranches are affected, the affected tranche or tranches) will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the indenture trustee and (ii) exercising any trust or power conferred on the indenture trustee under the indenture or; provided, that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the indenture trustee in personal liability or expense;

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subject to any other conditions specified in the indenture, any direction to the indenture trustee to sell or liquidate the collateral will be by holders of 100% of the aggregate principal amount of the bonds outstanding;

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if the conditions specified in the indenture have been satisfied and the indenture trustee elects to retain the deferred fuel cost collateral as provided for in the indenture, then any direction to the indenture trustee by holders representing less than 100% of the aggregate principal amount of the bonds outstanding to sell or liquidate the deferred fuel cost collateral will be of no force and effect; and

•	the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with the direction.

If any circumstance under which the indenture trustee is required to seek instructions from the holders of the bonds of any tranche with respect to any action or vote, the indenture trustee will take the action or vote for or against any proposal in proportion to the aggregate principal amount of the corresponding tranche, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the enforcement of payment of (i) the interest, if any, on its bonds that remains unpaid as of the applicable due date and (ii) the unpaid principal, if any, of its bonds on the final maturity date for such tranche.

Annual Report of Indenture Trustee

If required by the Trust Indenture Act, the indenture trustee will be required to send each year to all bondholders a brief report. The report must state, among other things:

•	any change in the indenture trustee’s eligibility and qualification to continue as the indenture trustee under the indenture;

•	any amounts advanced by it under the indenture;

•	any change in the amount, interest rate and maturity date of specific indebtedness owing by us to the indenture trustee in the indenture trustee’s individual capacity;

•	any change in the property and funds physically held pursuant to the indenture; and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually, with the indenture trustee, the SCC and the rating agencies, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the bonds and the indenture trustee, on our written demand and at its expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

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either all bonds that have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the indenture trustee for cancellation or either the scheduled final payment date for bonds not delivered for cancellation has occurred or will occur within one year and we have irrevocably deposited or cause to be deposited in trust with the indenture trustee cash and/or U.S. government obligations that through the payments of principal and interest in accordance with their terms are in an amount sufficient to pay principal, interest and premiums, if any, on the bonds and ongoing other financing costs and all other sums payable by us with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on such bonds when due;

•	we have paid all other sums payable by us with respect to the bonds under the indenture; and

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we have delivered to the indenture trustee an officer’s certificate, an opinion of our external counsel and, if required by the Trust Indenture Act or the indenture trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

VP Fuel Securitization’s Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Covenants of VP Fuel Securitization,” referred to herein as the covenant defeasance option.

We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof as described below. The bonds of any tranche will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable, for such tranche. If we exercise the covenant defeasance option, the maturity of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of bonds only if:

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we irrevocably deposit or cause to be irrevocably deposited in trust with the indenture trustee cash and/or U.S. government obligations that through the payments of principal and interest in accordance with their terms are in an amount sufficient without reinvestment, to pay principal, interest and premium, if any, on the bonds and ongoing financing costs and any other sums payable under the indenture with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on the bonds when due;

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we deliver to the indenture trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the bonds:

•	principal in accordance with the expected sinking fund schedule therefor;

•	interest when due; and

•	ongoing financing costs and all other sums payable under the indenture with respect to the bonds;

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in the case of the legal defeasance option, 95 days after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

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in the case of the legal defeasance option, we deliver to the indenture trustee an opinion of our external counsel stating that it has received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

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in the case of the covenant defeasance option, we deliver to the indenture trustee an opinion of our external counsel to the effect that the holders of the bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

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we deliver to the indenture trustee a certificate of one of our officers and an opinion of our external counsel, each stating that the amendment is authorized and permitted and that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture;

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we deliver to the indenture trustee an opinion of our external counsel to the effect that: (i) in a case under the Bankruptcy Code in which Virginia Power (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Virginia Power (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (ii) in the event Virginia Power (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Virginia Power (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of Virginia Power or such other affiliate; and

•	the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the bondholders with respect to our obligations on the bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (i) VP Fuel Securitization, other than from the deferred fuel cost bond collateral, (ii) any owner of a beneficial interest in VP Fuel Securitization (including Virginia Power) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the indenture trustee, the managers or any owner of a beneficial interest in VP Fuel Securitization (including Virginia Power) in its individual capacity, or of any successors or assigns or any of them in their respective individual or corporate capacities, except as any such person or entity may have expressly agreed. Each holder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the bonds.

Notwithstanding any provision of the indenture to the contrary, bondholders must look only to the deferred fuel cost bond collateral with respect to any amounts due to the bondholders under the indenture and the bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the bonds, will have no recourse against us in respect of such insufficiency. Each bondholder by accepting a bond specifically confirms the nonrecourse nature of these obligations and waives and releases all such liability. The waiver and release are part of consideration for issuance of the bonds.

Certain Regulatory Provisions

No Credit Risk Retention Expected. Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 15G to the Exchange Act, generally requiring sponsors of asset-backed securities to retain not less than 5% of the credit risk of the assets collateralizing the asset-backed securities. The final common rule adopted by the SEC and other U.S. agencies on October 22, 2014, provides that this 5% risk retention requirement does not apply to qualifying electric utility sponsored ratepayer obligation charge bond transactions. We and Virginia Power believe that the bonds qualify for this exception, and as a result, the bonds will not be subject to the general 5% risk retention requirement of Section 15G of the Exchange Act.

We and Virginia Power believe that the bonds will also not be subject to the 5% risk retention requirement imposed by the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013). For the purposes of the European Union’s risk retention rules, we and Virginia Power believe the issue of the bonds does not fall within the definition of a “securitisation” as the credit risk associated with exposure is not tranched. We and Virginia Power believe, therefore, that the EU risk retention rules do not apply to the issue of the bonds.

If a European regulator should decide that that the issue of the bonds is a “securitization” for EU regulatory purposes then failure to comply with one or more of the requirements set out in Regulation (EU) No 575/2013 might result in the imposition of a penal capital charge with respect to the investment made in the securitization by a credit institution and investment firm regulated in a Member State of the European Economic Area and its consolidated group affiliates.

None of Virginia Power, us, any underwriter or any other party to the transaction of which this offering is a part intends to retain a material net economic interest in the transaction of which this offering is a part for the purposes of the risk retention requirements discussed in above or take any other action that may be required by investors for the purposes of their compliance with these requirements.

THE INDENTURE TRUSTEE

U.S. Bank Trust Company, National Association, a national banking association (U.S. Bank Trust Co.), will be the indenture trustee, and will act as the paying agent, transfer agent and deferred fuel cost bond registrar for the bonds. U.S. Bank National Association (U.S. Bank N.A.) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to in this prospectus as U.S. Bank). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $681 billion as of June 30, 2023, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2023, U.S. Bancorp operated over 2,300 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2023, U.S. Bank was acting as trustee with respect to over 127,000 issuances of securities with an aggregate outstanding principal balance of over $5.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the bondholders via the indenture trustee’s internet website at https://pivot.usbank.com. Bondholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

U.S. Bank serves or has served as trustee, paying agent and registrar on several issues of utility rate-payer backed securities.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (RMBS) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent 15 Delaware statutory trusts (DST) that issued securities backed by student loans (Student Loans) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned

The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (NCMSLT Action). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The indenture trustee (or any eligible institution serving in any capacity under the indenture) may resign at any time upon 30 days’ prior written notice to us. The holders of not less than a majority in aggregate principal amount of the bonds outstanding under the indenture may remove the indenture trustee (or any eligible institution serving in any capacity under the indenture) by so notifying the indenture trustee (or applicable eligible institution) in writing not less than 31 days prior to the date of removal and may then appoint a successor indenture trustee (or successor eligible institution in the applicable capacity). We will remove the indenture trustee if the indenture trustee: (i) ceases to satisfy the requirements set forth in the immediately following paragraph below; (ii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the indenture trustee or its property; (iii) becomes incapable of acting; or (iv) fails to provide to us certain information we reasonably request that is necessary for us to satisfy our reporting obligations under the securities laws. If the indenture trustee resigns or is removed or a vacancy exists in the office of indenture trustee for any reason, we will be obligated to promptly appoint a successor indenture trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor indenture trustee. No resignation or removal of the indenture trustee will become effective until acceptance of the appointment by a successor indenture trustee. We are responsible for payment of the fees, costs and expenses (including attorneys’ fees and expenses and any court costs) associated with any such removal or resignation.

The indenture trustee will at all times satisfy the requirements of Section 310(a)(1) and Section 310(a)(5) of the Trust Indenture Act and Section 26(a)(1) of the 1940 Act and have a combined capital and surplus of at least $50,000,000 and a long-term issuer rating of Baa3 or better by Moody’s or BBB- or better by S&P (or such other rating that is at least investment grade). If the indenture trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor indenture trustee.

The indenture trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. The indenture trustee will not be deemed to have notice or knowledge of any default or event of default (other than a payment default) unless a responsible officer of the indenture trustee has actual knowledge or has received written notice thereof pursuant to the indenture. We have agreed to indemnify the indenture trustee (including in its capacities as paying agent, transfer agent and deferred fuel cost bond registrar), the securities intermediary and their officers, directors, employees, affiliates and agents against any and all cost, fee, damage, loss, liability, penalty, tax or expense (including reasonable attorneys’ fees, costs and expenses) incurred by it in connection with the administration and the enforcement of the indenture (including the enforcement of the indemnification obligations in the indenture) and other basic documents and/or the performance of its duties and/or exercise of any rights, remedies or privileges under the indenture or other basic documents, provided that we are not required to pay any expense or indemnify against any loss, liability, fee, cost, damage, tax or expense incurred by the indenture trustee directly resulting from the indenture trustee’s own willful misconduct, negligence or bad faith. See “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Each of the indenture trustee (including in its capacity as paying agent, transfer agent and deferred fuel cost bond registrar) and the securities intermediary will be entitled to those certain rights, privileges, immunities, indemnities, limitations of liability and protections as more fully set forth in the indenture.

We, Virginia Power and our respective affiliates may from time to time enter into normal banking and trustee relationships with U.S. Bank and its affiliates. No relationships currently exist or existed during the past two years between Virginia Power, us and our respective affiliates, on the one hand, and U.S. Bank and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party. The indenture trustee may perform its duties through agents, affiliates, attorneys and experts appointed with due care.

U.S. Bank, in each of its capacities discussed above, assumes no responsibility for and will have no liability for the accuracy, correctness, adequacy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus, the basic documents or any other related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information.

SECURITY FOR THE DEFERRED FUEL COST BONDS

General

The bonds issued under the indenture will be nonrecourse obligations and will be payable solely from and secured solely by a pledge of and lien on the deferred fuel cost property relating to the bonds and other collateral as provided in the indenture. Deferred fuel cost property includes the right to impose, bill, charge, collect and receive the deferred fuel cost charge, which will be paid by all customers. The deferred fuel cost property includes the right to implement the true-up mechanism as described in this prospectus. See “The Deferred Fuel Cost Property and the Securitization Statute” in this prospectus.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the indenture trustee a first priority perfected security interest in all of our right, title and interest (whether owned on the issuance date or thereafter acquired or arising) in and to the following property:

•

the deferred fuel cost property created under and pursuant to the financing order and the Securitization Statute, and transferred by the seller to us pursuant to the sale agreement (including, to the fullest extent permitted by law, the right to impose, bill, charge, collect and receive the deferred fuel cost charge, the right to obtain true-up adjustments to that charge, and all revenue, collections, claims, rights to payments, payments, money and proceeds arising out of the rights and interests created under the financing order);

•	the deferred fuel cost charge related to the deferred fuel cost property;

•

the sale agreement and the bill of sale executed in connection therewith and all property and interests in property transferred under the sale agreement and the bill of sale with respect to the foregoing deferred fuel cost property and the bonds;

•

the servicing agreement, the administration agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, to the extent related to the foregoing deferred fuel cost property and the bonds;

•

the collection account, relating to the bonds and established under the indenture, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•	all rights to compel the servicer to file for and obtain true-up adjustments to the deferred fuel cost charge in accordance with the Securitization Statute and the financing order;

•

all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute deferred fuel cost property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

•

all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

•	The collateral does not include:

•	cash or other property that has been released pursuant to the terms of the indenture;

•	amounts deposited with us on the issuance date, for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon); and

•	proceeds from the sale of the bonds required to pay the purchase price of the foregoing deferred fuel cost property paid pursuant to the sale agreement and the costs of the issuance of the bonds.

We refer to the foregoing assets in which we, as assignee of the seller, will grant the indenture trustee a security interest as the deferred fuel cost bond collateral. See “—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Security Interest in the Collateral

Section 56-249.6:2.D.2.b of the Securitization Statute provides that a security interest in deferred fuel cost property will be valid and enforceable when all of the following have occurred: (i) a financing order is issued; (ii) value is received by the debtor or the seller for such deferred fuel cost property; (iii) the debtor or the seller has rights in such deferred fuel cost property or the power to transfer rights in such bonds; and (iv) a security agreement granting such security interest is executed and delivered by the debtor or the seller. Upon perfection by filing notice with the SCC, the lien and security interest will be continuously perfected. Section 56-249.6:2.D.2.c of the Securitization Statute further provides that such security interest in the deferred fuel cost property and all proceeds of the deferred fuel cost property, whether or not billed, accrued or collected, and whether or not deposited into the collection account and however evidenced, will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. No continuation statements are necessary to maintain such perfection.

The relative priority of the lien and security interest perfected under Section 56-249.6:2.D of the Securitization Statute is not impaired by later modification of the financing order or the commingling of revenues arising with respect to any deferred fuel cost property with other funds (subject to the tracing requirements of federal bankruptcy law).

The financing order creates a valid and enforceable lien and security interest in the deferred fuel cost property and the indenture states that it constitutes a security agreement within the meaning of the Securitization Statute. The servicer pledges in the servicing agreement to file with the SCC on or before the date of issuance the filing required by Section 56-249.6:2.D of the Securitization Statute to perfect the lien of the indenture trustee in the deferred fuel cost property. The seller will represent, at the time of issuance of the bonds, that no prior filing has been made under the terms of Section 56-249.6:2.D of the Securitization Statute with respect to the deferred fuel cost property securing the bonds to be issued other than a filing that provides the indenture trustee with a first priority perfected security interest in the deferred fuel cost property.

Certain items of the deferred fuel cost bond collateral may not constitute deferred fuel cost property and the perfection of the indenture trustee’s security interest in those items of collateral would therefore be subject to the UCC or common law and not Section 56-249.6:2.D of the Securitization Statute. These items consist of our rights in:

•	the related sale agreement, servicing agreement and administration agreement;

•

the capital subaccount or any other funds on deposit in the collection account that do not constitute deferred fuel cost charge collections, together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto that do not constitute deferred fuel cost charge collections;

•

all accounts, accounts receivable, general intangibles, chattel paper, documents, money, investment property, deposit accounts, notes, drafts, acceptances, letters of credit, letter of credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property; and

•	proceeds of the foregoing items.

As a condition to the issuance of the bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the indenture trustee in all the items included in collateral that do not constitute deferred fuel cost property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority perfected basis. We will represent, along with the seller, at the time of issuance of the bonds, that no prior filing has been made with respect to the deferred fuel cost property by either party under the terms of the UCC, other than a filing that provides the indenture trustee with a first priority perfected security interest in the collateral on a parity basis with that securing any outstanding bonds.

Description of Indenture Accounts

Collection Account

Pursuant to the indenture, we will establish a segregated trust account for the bonds called the collection account with an eligible institution (as defined below) for the benefit of the indenture trustee. The collection account will be under the sole dominion and exclusive control of the indenture trustee. The indenture trustee will establish in respect of the collection account various subaccounts: a general subaccount, an excess funds subaccount and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the indenture trustee as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

•

the corporate trust department of the indenture trustee or an affiliate, so long as the indenture trustee or such affiliate has (i) either a short-term deposit or issuer rating from Moody’s of at least “P-1” or a long-term unsecured debt or issuer rating from Moody’s of at least “A2”, and (ii) a short-term deposit or issuer rating from S&P of at least “A-1”, or a long-term unsecured debt or issuer rating from S&P of at least “A”; or

•

a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt or issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term deposit, short-term (bank deposit) or issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation;

provided, however, that if an eligible institution then being used for any purposes under the indenture no longer meets the definition of eligible institution, then we will replace such institution within 60 days of such institution no longer meeting the definition of eligible institution.

If the indenture trustee (or an affiliate of the indenture trustee) is so qualified under the second bullet point of the above definition, the indenture trustee may be considered an eligible institution for the purposes of the first bullet point of the above definition.

Permitted Investments for Funds in the Collection Account

Funds in the collection account, general subaccount, excess funds subaccount and capital subaccount, may be invested only in such investments as meet the criteria set forth in the indenture.

The indenture trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select and direct in writing the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit deferred fuel cost charge collections to the collection account in the manner described under “The Servicing Agreement—Remittances to Collection Account.”

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other subaccounts. The servicer will remit all deferred fuel cost charge collections to the general subaccount. On each payment date, the indenture trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The indenture trustee, at the written direction of the servicer, will deposit in the excess funds subaccount deferred fuel cost charge collections, together with the collection of earnings from investment and reinvestment of amounts in the collection account, available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account other than the amount of the permitted return in amounts held in the capital account in excess of such amounts.

Capital Subaccount

In connection with the issuance of the bonds, Virginia Power, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level. This amount will be 0.50% of the initial principal amount of the bonds issued. Virginia Power will fund this amount directly and not from the proceeds of the sale of the bonds. This amount will be deposited into the capital subaccount on the issuance date.

In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal of and interest on the bonds and payments of fees and expenses contemplated by items 1 through 9 under “—How Funds in the Collection Account Will Be Allocated” below, the indenture trustee will draw on amounts in the capital subaccount to make such payments up to the amount of such insufficiency.

In the event of any such withdrawal, deferred fuel cost charge collections available on any subsequent payment date that are not necessary to pay scheduled payments of principal of and interest on the bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account Will Be Allocated

On each payment date on which payments are due on the bonds, the indenture trustee will with respect to the bonds, pay or allocate, at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:

1.	payment of the indenture trustee’s fees and expenses, and also outstanding indemnity amounts in an amount not to exceed $250,000 in any 12 month period (the trustee cap); provided, however, that the trustee cap will be disregarded and inapplicable upon the occurrence of an event of default;

2.	payment of the servicing fee plus any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation;”

3.	payment of the administration fee to the extent due on that payment date and of the allocable share of fees of the issuing entity’s independent manager plus any unpaid administration or management fees from prior payment dates;

4.	payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, including accounting and audit fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

5.	payment of the interest then due, including any past-due interest (together with interest on such past-due interest at the applicable interest rate), pro rata among the tranches if there is a deficiency;

6.	principal then due and payable on the bonds as a result of an event of default or on the final maturity date for the bonds to be paid pro rata among the tranches if there is a deficiency;

7.	payment of the principal then scheduled to be paid in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal, paid pro rata among the tranches if there is a deficiency;

8.	payment of any of our remaining unpaid operating expenses, including any fees, expenses and indemnity amounts owed to the indenture trustee (but unpaid due to the limitation in item 1 above) and any remaining amounts owed pursuant to the basic documents to the parties to which such operating expenses or remaining amounts are owed;

9.	replenishment of any amounts drawn from the capital subaccount;

10.	release to Virginia Power of an amount equal to the rate of return (calculated at a rate per annum equal to the rate of interest payable on the longest maturing bond) on the amount contributed to the capital subaccount, including any portion of such rate of return for any prior payment date that has not yet been paid, so long as no event of default has occurred and is continuing;

11.	allocation of the remainder collected, if any, to the excess funds subaccount for future payments; and

12.	after the bonds have been paid in full and discharged and all of the foregoing amounts are paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The servicing fee referred to in item (2) above is described in “The Servicing Agreement” and the amount of the administrative fee referred to in item (3) above is described in “The Issuing Entity—The Administration Agreement” in this prospectus.

If, on any payment date, funds in the general account are insufficient to make the allocations or payments contemplated by items 1 through 9 above, the indenture trustee will draw from amounts on deposit in the following accounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in items 1 through 9; and

2.	from the capital subaccount for allocations and payments contemplated by items 1 through 8 above;

If the indenture trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related deferred fuel cost charge will take into account, among other things, the need to replenish those amounts.

If on any payment date, or, for any amounts payable under items (1) through (4) above, on any business day, funds deposited in the general subaccount are insufficient to make the payments contemplated by items (1) through (8) above, the indenture trustee (at the written direction of the administrator) will draw from amounts on deposit in the excess funds subaccount, and if such amounts remain insufficient, then draw from amounts on deposit in the capital subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by items (1) through (8) above. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the allocations contemplated by item (9) above, the indenture trustee (at the written direction of the administrator) will draw from amounts on deposit in the excess funds subaccount to make such allocations to the capital subaccount account to the extent funds were drawn from the capital subaccount to make payments due from funds in the collection account.

With respect to any operating expense payable by the issuing entity pursuant to items (1) through (4) above that will become due and payable prior to the next payment date, the administrator, on any business day, may direct the indenture trustee in writing to remit payment of such operating expense, in the amount specified in the written direction, on or before the date such payment is due, from amounts on deposit in the general subaccount, the excess funds subaccount and the capital subaccount, in that order, all as specified in the written direction to the indenture trustee.

Right of Foreclosure

Section 56-249.6:2.D.2.g of the Securitization Statute provides that if an event of default or termination occurs under the bonds, the bondholders or their representatives, as secured parties, may foreclose or otherwise enforce the lien on the deferred fuel cost property securing such bonds as if they were a secured party under Titles 8.1A through 8.9A of the UCC, and that the SCC may order that amounts arising from that deferred fuel cost property be transferred to a separate account for the holder’s benefit, to which their lien and security interest will apply. Upon application by or on behalf of an indenture trustee to the SCC, the SCC will order sequestration and payment to the indenture trustee of revenues arising from the related deferred fuel cost charge.

Commonwealth Pledge

The commonwealth pledge is described under “The Deferred Fuel Cost Property and the Securitization Statute—The Securitization Statute Provides for Recovery of Deferred Fuel Costs and Issuance of Deferred Fuel Cost Bonds—The Securitization Statute Contains a Commonwealth Pledge” in this prospectus. The bondholders, owners of the deferred fuel cost property and indenture trustee will be entitled to the benefit of the commonwealth pledge, and we are authorized to and will include the commonwealth pledge on the bonds. We acknowledge that any purchase by a bondholder of a deferred fuel cost bond is made in reliance on the commonwealth pledge.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE BONDS

The actual amount of principal and interest payments in respect of the bonds on each semi-annual payment date of each tranche designation of the bonds and the weighted average life thereof will depend on the timing of receipt of deferred fuel cost charge collections and the implementation of the true-up mechanism. The aggregate amount of deferred fuel cost charge collections and the rate of principal amortization depends, in part, on energy usage and the rate of delinquencies and write-offs. The deferred fuel cost charge is required to be adjusted at least every six months based in part on the actual rate of deferred fuel cost charge collections. However, we can give no assurance that the servicer will forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the deferred fuel cost charge so as to cause deferred fuel cost charge to be collected at any particular rate. See “Risk Factors—Servicing Risks—Inaccurate forecasting of electric usage or collections might reduce scheduled payments on the bonds” and “Virginia Power’s Financing Order—True-Up Mechanism” in this prospectus.

If the servicer collects the deferred fuel cost charge at a slower rate than forecast during the period of time between semi-annual true-up adjustments and does not implement an interim true-up adjustment, the bonds may be retired later than scheduled. The servicer, however, may implement a true-up at any time it believes the slower collections may affect the timely payment of principal of and interest on the bonds on a scheduled payment date prior to the semi-annual true-up adjustment.

No prepayment is permitted. Except in the event of an acceleration of the final payment date of the bonds after an event of default, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds even if the receipt of deferred fuel cost charge collections is greater than anticipated. Instead, receipts in excess of the amounts necessary to pay debt service on the bonds in accordance with the applicable expected sinking fund schedules, to pay related fees and expenses and to fund subaccounts of the related collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment.

Upon an acceleration, due to the nature of our business, payment of principal of the bonds will only be made as funds become available. See “Risk Factors—Risk Associated with the Unusual Nature of the Deferred Fuel Cost Property—Foreclosure of the indenture trustee’s lien on the deferred fuel cost property for the bonds might not be practical, and acceleration of the bonds before maturity might result in your investment being repaid either earlier or later than expected” and “Risk Factors—You might experience payment delays as a result of limited sources of payment for the bonds and limited credit enhancement” in this prospectus.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of bonds, the aggregate amount of each interest payment on each tranche of bonds and the actual final payment date of each tranche of bonds will depend on the timing of the servicer’s receipt of the deferred fuel cost charge from customers. Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy usage levels (retail electric sales) from forecast levels are shown below.

		Weighted Average Life Sensitivity
	Expected Weighted Average Life (Years)	-5%		-15%
		(3.53 Standard Deviations from Mean)		(16.27 Standard Deviations from Mean)
Tranche		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	1.90	1.90	0	1.90	0
A-2	5.40	5.40	0	5.40	0

*	Number is rounded to whole days.

Assumptions

In preparing the analysis above, the following assumptions, among others, have been made:

(i)	in relation to the initial forecast, the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity usage of 5% (3.53 standard deviations from mean) or 15% (16.27 standard deviations from mean);

(ii)	the servicer makes timely and accurate semi-annually true-up adjustments (at least quarterly beginning 12 months prior to the scheduled final payment date of the latest maturing tranche), but makes no interim true-up adjustments;

(iii)	for purposes of setting the initial deferred fuel cost charge, the net charge-off rate as a percentage of billed revenue and average days sales outstanding per customer bill is each assumed to equal Virginia Power’s average (mean) for 2023;

(iv)	for purposes of setting a subsequent deferred fuel cost charge, and for purposes of calculating actual deferred fuel cost charge collections, net charge-off rate as a percentage of billed revenue and the average days sales outstanding per customer bill are both held constant at Virginia Power’s maximum (most unfavorable) for 2023;

(v)	during the first payment period, interest will accrue for approximately 9 months and the deferred fuel cost charge will be collected for approximately 9 months;

(vi)	there is no acceleration of the final maturity date of the bonds; and

(vii)	the issuance date of the bonds is February 14, 2024.

ESTIMATED ANNUAL FEES AND EXPENSES

Estimated initial annual fees and expenses payable from the deferred fuel cost charge are shown below. For the priorities in application of funds under the indenture, please refer to “Security for the Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

As set forth in the table below, we are obligated to pay fees to Virginia Power, as servicer, the indenture trustee, our independent manager and Virginia Power, as administrator. We are also obligated to pay Virginia Power an annual return on its invested capital. The following tables illustrate these arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	deferred fuel cost charge collections and investment earnings	$640,950 per annum (so long as Virginia Power is servicer), payable in installments on each payment date, plus reimbursable expenses

Indenture Trustee	deferred fuel cost charge collections and investment earnings	$20,000 per annum, plus fees, costs, expenses and indemnities, if applicable

Administrator	deferred fuel cost charge collections and investment earnings	$100,000 per annum, payable in installments of $50,000 on each payment date for the bonds

Independent Manager	deferred fuel cost charge collections and investment earnings	$2,898, per annum

Virginia Power return on invested capital	deferred fuel cost charge collections and investment earnings	$312,591, per annum

If Virginia Power or any of its affiliates is not the servicer, the annual servicing fee will equal an amount agreed upon by the successor servicer and the indenture trustee and approved by the SCC.

The deferred fuel cost charge will also be used by the indenture trustee for the payment of our other financing costs and expenses relating to the bonds, such as accounting and audit fees, rating agency fees and legal fees.

THE SALE AGREEMENT

The following summary describes the material terms and provisions of the purchase and sale agreement (the sale agreement) pursuant to which we will purchase the deferred fuel cost property from Virginia Power. The form of the sale agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” in this prospectus.

Sale and Assignment of the Deferred Fuel Cost Property

On the issuance date, Virginia Power, in its capacity as seller, will sell to us, without recourse, its entire right, title and interest in and to the deferred fuel cost property, subject to the satisfaction of the conditions specified in the sale agreement. We will finance the purchase of the deferred fuel cost property through the issuance of the bonds. The deferred fuel cost property will consist of all of the seller’s rights and interests under the financing order, including the right to impose, bill, charge, collect and receive the deferred fuel cost charge, the right to obtain true-up adjustments and all revenues, collections, claims, rights to payments, payments, money or proceeds arising from the rights and interests under the financing order.

The Securitization Statute provides that the deferred fuel cost property will constitute our present property right even though the imposition and collection of the deferred fuel cost charge depends on further acts of Virginia Power that have not yet occurred and on future electricity usage. The Securitization Statute also provides that an agreement by an electric utility to sell, convey, assign or transfer deferred fuel cost property that expressly states that the transfer is a sale or other absolute transfer is an absolute transfer and true sale of, and is not a pledge of or secured transaction relating to, the seller’s right, title and interest in, to and under the deferred fuel cost property. Accordingly, after its transfer to us as contemplated by the financing order, the deferred fuel cost property will, under the Securitization Statute, not be subject to any claims of Virginia Power or Virginia Power’s creditors. As of the date hereof, there are no other creditors holding a security interest in the deferred fuel cost property.

Under the Securitization Statute, the sale of the deferred fuel cost property will constitute a true sale under Virginia law whether or not:

•	deferred fuel cost charge payments are commingled with other amounts held by Virginia Power;

•	we have any recourse against Virginia Power;

•	Virginia Power retains any equity interest in the deferred fuel cost property;

•	Virginia Power retains the right to recover costs associated with taxes, franchise fees or license fees imposed on the collection of the deferred fuel cost charge;

•	Virginia Power retains indemnification obligations;

•	Virginia Power acts as a collector of the deferred fuel cost charge relating to the deferred fuel cost property;

•	Virginia Power acts as a servicer of the deferred fuel cost property;

•	Virginia Power treats the transfer as a financing for tax, financial reporting or other purposes;

•	Virginia Power grants or provides bondholders a preferred right to the deferred fuel cost property or credit enhancement; or

•	Virginia Power applies the true-up mechanism.

In accordance with the Securitization Statute, a valid and enforceable lien and security interest in the deferred fuel cost property will be created, given the issuance of the financing order, upon the execution and delivery of the sale agreement and indenture and Virginia Power’s receipt of the purchase price for the deferred fuel cost property. The lien and security interest upon perfection through the timely filing of a financing statement with the SCC will be a continuously perfected lien and security interest in the deferred fuel cost property. Upon the filing of the financing statement with the SCC, the transfer of the deferred fuel cost property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Deferred Fuel Cost Property

Our obligation to purchase and Virginia Power’s obligation to sell the deferred fuel cost property on the issuance date is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the issuance date, the seller having delivered to us a duly executed bill of sale identifying the deferred fuel cost property to be conveyed;

•	on or prior to the issuance date, the seller having obtained a financing order from the SCC creating the deferred fuel cost property;

•

as of the issuance date, the seller is not insolvent and will not be made insolvent by the sale of deferred fuel cost property to us, and the seller is not aware of any pending insolvency with respect to itself;

•

as of the issuance date, the representations and warranties of the seller in the sale agreement are true and correct with the same force and effect as if made on that date (except to the extent they relate to an earlier date), the seller is not in breach of any covenant or agreement in the sale agreement, and the servicer has not defaulted and is not in default under the servicing agreement;

•

as of the issuance date, we must have sufficient funds available to pay the purchase price for the deferred fuel cost property and all conditions to the issuance of the bonds set forth in the indenture must have been satisfied or waived;

•

on or prior to the issuance date, the seller must have taken all action required to transfer ownership of the deferred fuel cost property, free and clear of all liens other than liens created by us pursuant to the basic documents, and to perfect such transfer, including filing any financing statements or other filings under the Securitization Statute or the Virginia UCC; and we or the servicer, on our behalf, must have taken any action required for us to grant the indenture trustee a lien and first priority perfected security interest in the deferred fuel cost collateral and maintain that security interest as of the issuance date;

•	the seller must receive and deliver to us and to the rating agencies any opinions of counsel required by the rating agencies;

•

the seller must receive and deliver to us and the indenture trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the indenture trustee) to the effect that (i) we will not be subject to U.S. federal income tax as an entity separate from its sole owner, (ii) that the bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (iii) for U.S. federal income tax purposes, the issuance of the bonds will not result in gross income to the seller;

•

on and as of the issuance date, our certificate of formation, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Securitization Statute and the financing order must be in full force and effect;

•	the bonds must have received the credit rating or ratings required by the financing order;

•	the seller must deliver to us and to the indenture trustee an officer’s certificate confirming the satisfaction of each of these conditions; and

•	the seller having received the purchase price.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

•

subject to the clause below regarding assumptions used in calculating the deferred fuel cost property as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the deferred fuel cost property (including the expected sinking fund schedule and the financing order relating to the deferred fuel cost property) is true and correct in all material respects and does not omit any material facts and all historical data for the purpose of calculating the initial deferred fuel cost charge in the issuance advice letter are true and correct, and the assumptions used for such calculations are reasonable and made in good faith;

•

the sale, assignment and transfer of the deferred fuel cost property constitutes a sale or other absolute transfer of all of the seller’s right, title and interest in the deferred fuel cost property to us; upon the execution and delivery of the sale agreement and the related bill of sale, the seller will have no right, title or interest in the deferred fuel cost property and the deferred fuel cost property would not be part of the estate of the seller as debtor in the event of a filing of a bankruptcy petition by or against the seller;

•

the seller is the sole owner of the deferred fuel cost property sold to us on the transfer date and such sale will have been made free and clear of all liens other than liens created by us pursuant to the indenture; all actions or filings, including filings under the Securitization Statute and the UCC, necessary to give us a valid ownership interest in the deferred fuel cost property and to grant the indenture trustee a first priority perfected security interest in the deferred fuel cost property, free and clear of all liens of the seller or anyone else have been taken or made;

•	the seller is not aware (after due inquiry) of any judgment or tax lien filings against us or the seller;

•	under the laws of the Commonwealth of Virginia (including the Securitization Statute) and the United States in effect on the issuance date:

•

the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, bill, charge, collect and receive the deferred fuel cost charge and the interest in and to the deferred fuel cost property, has been issued and become final and nonappealable and is in full force and effect;

•

the bonds will, upon issuance, be entitled to the protections provided in the Securitization Statute and, accordingly, the financing order and the deferred fuel cost charge are irrevocable and the deferred fuel cost charge cannot be reduced by the SCC except through the true-up mechanism;

•

revisions to Virginia Power’s electric tariff to implement the deferred fuel cost charge have been filed and are in full force and effect, such revisions are consistent with the financing order, and any electric tariff implemented consistent with the financing order issued by the SCC is not subject to modification by the SCC except for true-up adjustments made in accordance with the Securitization Statute;

•

no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Securitization Statute or the Virginia or Delaware UCC, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the related servicing agreement;

•

under the Securitization Statute, the Commonwealth of Virginia and its agencies, including the SCC, have pledged not to (i) alter the provisions of the Securitization Statute that authorize the SCC to create an irrevocable contract right or chose in action by the issuance of a financing order, to create deferred fuel cost property, and to make the deferred fuel cost charges imposed by a financing order irrevocable, binding or nonbypassable charges; (ii) take or permit any action that impairs or would impair the value of the deferred fuel cost property or the deferred fuel cost collateral or revises the deferred fuel costs for which recovery is authorized; (iii) in any way impair the rights and remedies of the bondholders, assignees and other financing parties; or (iv) except as authorized under the Securitization Statute with respect to the true-up mechanism, reduce, alter or impair the deferred fuel cost charge to be imposed, billed, charged, collected and remitted for the benefit of the bondholders, until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred and contracts to be performed in connection with the bonds are paid and performed in full;

•

under the Contract Clause of the United States Constitution and the Contract Clause of the Virginia Constitution, the Commonwealth of Virginia, including the SCC, cannot take any action that substantially impairs the rights of the related bondholders, unless such action is a reasonable exercise of the Commonwealth of Virginia’s sovereign powers and of a character reasonable and appropriate to further a significant and legitimate public purpose; and

•

under the Takings Clause of the United States Constitution and the Takings Clause of the Virginia Constitution, the Commonwealth of Virginia would likely be required to pay just compensation to the bondholders if a court of competent jurisdiction determines that a repeal or amendment of the Securitization Statute or any other action taken by the Commonwealth of Virginia in contravention of the commonwealth pledge, (i) constituted a permanent appropriation of a substantial property interest of the bondholders in the deferred fuel cost property or denied all economically productive use of the deferred fuel cost property; (ii) destroyed the deferred fuel cost property other than in response to emergency conditions; or (iii) substantially reduced, altered, or impaired the value of the deferred fuel cost property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investment in the bonds, unless such court finds that just compensation is provided to the bondholders; but nothing in this paragraph precludes any limitation or alteration if full compensation is made by law for the full protection of the deferred fuel cost charge and of the related bondholders or any assignee or party entering into a contract with the seller.

These representations and warranties made above by the seller will survive the execution and delivery of the sale agreement and our pledge of the deferred fuel cost property to the indenture trustee. The seller will further represent and warrant that:

•

the seller is a corporation duly organized, validly existing and in good standing under the laws of Virginia, with requisite corporate power and authority to own its properties and conduct its business as of the transfer date;

•

the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms; the seller has full corporate power and authority to own the related deferred fuel cost property and sell, assign and transfer the deferred fuel cost property to us, and the seller has duly authorized such sale, assignment and transfer to us by all necessary corporate action; and the execution, delivery and performance of the sale agreement has been duly authorized by the seller by all necessary corporate action;

•

the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

•

the consummation of the transactions contemplated by the sale agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute a default under, the seller’s organizational documents or any indenture, or other material agreement or instrument to which the seller is a party or by which it is bound, result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any that may be granted under the related basic documents or any liens created by us pursuant to the Securitization Statute) or violate any existing law or any order, rule or regulation applicable to the seller of any court or of any federal or state regulatory body, administrative agency or other government instrumentality having jurisdiction over the seller or its properties. The deferred fuel cost property is not subject to any lien, other than the liens created by the indenture and the Securitization Statute;

•

there are no proceedings or, to the seller’s knowledge, investigations pending or proceedings threatened, before any court, federal or state regulatory body, administrative agencies or other governmental instrumentality having jurisdiction over the seller or its properties:

•	asserting the invalidity of the related basic documents, the bonds, the Securitization Statute or the financing order;

•	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the basic documents;

•

seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the basic documents, the bonds or the financing order; or

•	challenging the seller’s treatment of the bonds as debt of the seller for federal and state tax purposes;

•

no governmental approvals, authorizations, consents, orders or other actions or filings, other than filings under the Securitization Statute or the Virginia UCC or the Delaware UCC, are required for the seller to execute, deliver and perform its obligations under the sale agreement except those that have previously been obtained or made or are required to be made by the servicer in the future pursuant to the related servicing agreement;

•	with respect to the Securitization Statute and the financing order:

•

the financing order has been issued by the SCC in accordance with the Securitization Statute in compliance with all applicable laws, rules and regulations; the financing order became effective pursuant to the Securitization Statute and is in full force and effect and final and nonappealable, and

•

the bonds are entitled to the protections provided by the Securitization Statute and the financing order is not subject to impairment, and the right to impose, collect and adjust the deferred fuel cost charge is irrevocable and not subject to reduction, impairment or adjustment, except for the periodic adjustments to the deferred fuel cost charge provided for in the financing order;

•

there is no order by a court providing for the revocation, alteration, limitation or other impairment of the Securitization Statute, financing order, deferred fuel cost property or deferred fuel cost charge, or any rights arising under them, or that seeks to enjoin the performance of any obligations under the financing order that is adverse to the position of the bondholders;

•	the voters of the Commonwealth of Virginia have no initiative powers to amend, repeal or revoke the Securitization Statute;

•

for purposes of the Securitization Statute, the deferred fuel cost property constitutes a present property right that will continue to exist until the bonds are paid in full and the financing costs associated with the bonds have been recovered in full;

•

the deferred fuel cost property consists of (a) the irrevocable right of the seller under the financing order to impose, bill, charge, collect and receive the deferred fuel cost charge in the amount necessary to provide for full recovery of principal of and interest on the related bonds, together with the financing costs associated with the bonds, (b) the right under the financing order to obtain true-up adjustments and (c) all revenues, collections, claims, rights to payment, payments, money and proceeds arising from the rights and interest described in (a) and (b); and

•	after giving effect to the sale of the deferred fuel cost property under the sale agreement, Virginia Power:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents unreasonably small capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

Notwithstanding the above or any other provision in the sale agreement, the seller makes no representation or warranty that amounts billed under the deferred fuel cost charge will be collected or that the amounts collected from the deferred fuel cost charge will be sufficient to meet the payment obligations on the bonds or that assumptions made in calculating the deferred fuel cost charge will in fact be realized.

Certain of the representations and warranties that the seller will make in the sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the good faith understanding of the legal basis on which the bondholders are purchasing the bonds and to reflect the agreement that, if this understanding proves to be incorrect, the seller will be obligated to indemnify us under certain circumstances to the same extent as if the seller had breached its representations and warranties under the sale agreement. See “—Indemnification” below.

The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date, including by means of any legislative enactment, constitutional amendment or voter initiative (if subsequently authorized) that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller will make the following covenants:

•

So long as any of the bonds are outstanding, the seller will keep in full force and effect its existence and remain in good standing or equivalent status under the laws of the jurisdiction of its organization, and will obtain and preserve its qualifications to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which the seller is a party necessary to the proper administration of the sale agreement and the transactions contemplated thereby.

•

Except for the conveyances under the sale agreement or any lien for our benefit, the bondholders or the indenture trustee, the seller will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the deferred fuel cost property, whether existing as of the transfer date or thereafter created, or any interest therein. The seller will not at any time assert any lien against or with respect to any deferred fuel cost property, and will defend the right, title and interest of us and of the indenture trustee as our assignee in, to and under such deferred fuel cost property against all claims of third parties claiming through or under the seller.

•	The seller will use the proceeds from the sale of the deferred fuel cost property in accordance with the financing order.

•

If the seller is not the servicer and the seller receives any payments under the deferred fuel cost charge, the seller acknowledges and agrees that such payments received are being held in trust for the benefit of the servicer (on behalf of us and the indenture trustee for the benefit of bondholders) and agrees to pay the servicer all such payments promptly, but in no event later than two business days after the seller becomes aware of such receipt.

•

The seller will notify us and the indenture trustee in writing promptly after becoming aware of any lien on the deferred fuel cost property, other than the conveyances under the sale agreement and indenture.

•

The seller will comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the indenture trustee’s interests in the deferred fuel cost property under any of the related basic documents, the timing or amount of the deferred fuel cost charge payable by customers or of seller’s performance of its obligations under the sale agreement.

•	So long as any of the bonds are outstanding:

•	the seller will treat deferred fuel cost property as issuer’s property for all purposes and not that of the seller, except for financial accounting or tax purposes;

•	the seller will treat the bonds as our debt and not that of the seller, except for financial accounting, U.S. federal income tax purposes and for purposes of state, local or other taxes;

•

the seller will disclose in its financial statements that it is not the owner of the deferred fuel cost property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	the seller will not own or purchase any bonds; and

•	the seller will disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller agrees that, upon the sale by the seller of the deferred fuel cost property to us pursuant to the sale agreement:

•

to the fullest extent permitted by law, including the Securitization Statute and applicable regulations of the SCC, we will have all of the rights originally held by the seller with respect to the deferred fuel cost property, including the right to collect any amounts payable by any customer in respect of such deferred fuel cost property, notwithstanding any objection or direction to the contrary by the seller; and

•

any payment by any customer to us under deferred fuel cost charge will discharge that customer’s obligations in respect of the deferred fuel cost property to the extent of such payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the bonds are outstanding:

•

in all proceedings relating directly or indirectly to the deferred fuel cost property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial accounting or tax purposes);

•

the seller will not make any statement or reference in respect of the deferred fuel cost property that is inconsistent with our ownership interest (other than for financial accounting or tax purposes);

•	the seller will not take any action in respect of the deferred fuel cost property, except as contemplated by the basic documents, including the servicing agreement;

•

neither we nor the seller will take any action, file any tax return or make any election inconsistent with our treatment, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner); and

•

the seller will not sell any additional “deferred fuel cost property” (as defined in the Securitization Statute) or similar property to secure another issuance of deferred fuel cost bonds or similar bonds unless the rating agency condition has been satisfied.

•

The seller will execute and file, or cause to be executed and filed, such filings required by law to fully preserve, maintain protect and perfect our ownership interest in the deferred fuel cost property.

•

The seller will institute any action or proceeding necessary to compel performance by the SCC, the Commonwealth of Virginia or any of their respective agents of any of their obligations or duties under the Securitization Statute, any financing order or any issuance advice letter. The seller also agrees to take those legal or administrative actions that may be reasonably necessary to attempt (i) to protect us from claims, state actions or other actions or proceedings of third parties that, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Statute, the financing order, any issuance advice letter or the rights of the bondholders by legislative enactment or constitutional amendment that would be materially adverse to us, the indenture trustee or the bondholders or that would otherwise cause an impairment of our rights or those of the indenture trustee or the bondholders. The costs of any such actions or proceedings undertaken by the seller will be reimbursed by us as an operating expense.

•

So long as the bonds are outstanding, the seller will pay, and will cause each of its affiliates to pay, all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the deferred fuel cost property, provided that no such tax need be paid if the seller or one of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as will be required in conformity with generally accepted accounting principles.

•	The seller will comply with all filing requirements, including any post closing filings, in accordance with the financing order.

•

Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties or covenants in the sale agreement, the seller will notify us, the indenture trustee, the SCC and the rating agencies in writing of the breach.

•

Even if the sale agreement or indenture is terminated, the seller will not, prior to the date that is one year and one day after the payment in full of the bonds and other amounts owed under the indenture, acquiesce, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of us or any substantial part of our property, or ordering the dissolution, winding up or liquidation of our affairs.

•

Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

•

The seller will not become a party to any (i) trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers unless the indenture trustee, the seller and the other parties to such additional arrangement have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement expressly exclude the deferred fuel cost property (including the deferred fuel cost charge) from any receivables or other assets pledged or sold under such arrangement or (ii) sale agreement selling to any other affiliate property consisting of charges similar to the deferred fuel cost charge sold pursuant to the sale agreement, payable by customers pursuant to the Securitization Statute or any similar law, unless the seller and the other parties to such arrangement have entered into an intercreditor agreement in connection with any agreement or similar arrangement described in the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the indenture trustee (for itself and in its capacities as indenture trustee, paying agent, transfer agent and deferred fuel cost bond registrar and for the benefit of the bondholders), the securities intermediary, our independent manager and any of our and the indenture trustee’s respective officers, directors, managers, employees, affiliates and agents against:

•	any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid;

•	any deposits required to be made by or to us under the basic documents or the financing order that are not made when required; and

•

any and all other liabilities, obligations, losses, claims, damages, payments, fees, costs or expenses (including attorneys’ fees and expenses) that may be imposed on or asserted against any person, other than any liabilities, obligations or claims for or payments of principal of or interest on the bonds, together with any reasonable costs and expenses actually incurred by such person, in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement, except to the extent of losses directly resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or from a breach of a representation or warranty made by such indemnified persons in any of the basic documents that gives rise to the seller’s breach of a covenant. Bondholders will be entitled to enforce their rights against the seller under this paragraph solely through a course of action brought for their behalf by the indenture trustee.

The seller will indemnify us and the indenture trustee (for itself and in its capacities as indenture trustee, paying agent, transfer agent and deferred fuel cost bond registrar and for the benefit of the bondholders), the securities intermediary and each of their respective officers, directors, employees, affiliates, trustees, managers and agents for, and defend and hold harmless each such person or entity from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of bonds) that may at any time be imposed on or asserted against any such person or entity as a result of (i) the sale and assignment of the deferred fuel cost property to us, (ii) our ownership and assignment of the deferred fuel cost property, (iii) the issuance and sale by us of the bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of such person or entity to withhold or remit taxes with respect to payments on the bonds.

The seller’s obligations provided for in the sale agreement will survive any repeal of, modification of, supplement to, or judicial invalidation of, the Securitization Statute or the financing order and will survive the resignation or removal of the indenture trustee or the termination of the sale agreement and will rank pari passu with other general, unsecured obligations of the seller. The seller will not indemnify any person or entity otherwise indemnified under the sale agreement for any changes in law after the issuance date, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and nonappealable judicial decision.

Amendment

The sale agreement may be amended without the consent of the holders:

•

to cure any ambiguity, to correct or supplement any provisions of the sale agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the sale agreement or of modifying in any manner to rights of the bondholders; provided, however that such action must not adversely affect in any material respect the interests of any bondholder; or

•	to conform the provisions in the sale agreement to the description of the sale agreement in this prospectus.

The sale agreement may be amended for any other purpose with the prior written consent of the indenture trustee and the satisfaction of the rating agency condition and, if the amendment would adversely affect in any material respect the interest of any bondholder, the consent of holders of a majority in aggregate principal amount of the outstanding bonds.

After the execution of any such or consent amendment, we will furnish a copy of such amendment or consent to each of the ratings agencies.

In determining whether holders of a majority in aggregate principal amount of the outstanding bonds have consented to an amendment, bonds owned by us or any of our affiliates will be disregarded, except that, in determining whether the indenture trustee will be protected in relying upon any such consent, the indenture trustee will only be required to disregard any bonds that a responsible officer of the indenture trustee actually knows to be so owned by us or any of our affiliates.

Assumptions of the Obligations of the Seller

Any person (a) into which the seller may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the seller, (b) that results from the division of the seller into two or more persons and that succeeds to all or substantially all of the electric distribution business of the seller, (c) that may result from any merger or consolidation to which the seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the seller, (d) that may succeed to the properties and assets of the seller substantially as a whole and that succeeds to all or substantially all of the electric distribution business of the seller, or (e) that may otherwise succeed to all or substantially all of the electric distribution business of the seller, and which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the seller under the sale agreement, will be the successor to the seller thereunder without the execution or filing of any document or any further act by any of the parties so long as the conditions of any such assumption are met. The conditions include:

•

immediately after giving effect to such transaction, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

•

the seller must have delivered to us and to the related indenture trustee an officer’s certificate and an opinion of counsel stating that such consolidation, reorganization, merger or succession and each agreement of assumption comply with the requirements of the sale agreement and that all conditions precedent relating to such transaction have been complied with;

•

the seller must have delivered to us and the indenture trustee an opinion of counsel stating, in the opinion of such counsel, either (a) all filings to be made by Virginia Power, in its capacity as seller or as servicer, including filings under the Securitization Statute with the SCC and under the UCC, that are necessary or advisable to preserve our interests and the interests of the indenture trustee in the related deferred fuel cost property have been executed and filed or (b) that no such action is necessary to preserve such interests;

•	the rating agencies will have received prior written notice of the transaction; and

•

the seller must have delivered to us, the indenture trustee and the rating agencies an opinion of external tax counsel to the effect that, for federal income tax purposes, such consolidation, conversion, merger or succession to, and assumption of, the obligations of the seller will not result in a material adverse federal income tax consequence to us or to the seller, the indenture trustee or the bondholders.

So long as the conditions of any such assumption are met, the depositor will automatically be released from its obligations under the related sale agreement.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the deferred fuel cost property. The form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” in this prospectus.

Servicing Procedures

The servicer will manage, service and administer, and bill, collect and post all payments in respect of, the deferred fuel cost property according to the terms of the servicing agreement. The servicer’s duties will include:

•	calculating usage, billing the deferred fuel cost charge, collecting the deferred fuel cost charge from customers and posting all collections;

•	responding to inquiries of customers, the SCC or any other governmental authority regarding the deferred fuel cost property or deferred fuel cost charge;

•	investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to us);

•	processing and depositing collections and making periodic remittances;

•	furnishing periodic and current reports and statements to us, the rating agencies and the indenture trustee, as applicable;

•	making all filings with the SCC and taking all other actions necessary to perfect our ownership interests in the deferred fuel cost property;

•

making all filings and taking such other action as may be necessary to perfect and maintain the indenture trustee’s first priority lien(s) on and security interest in all deferred fuel cost collateral;

•	selling, as our agent, as our interests may appear, defaulted or written off accounts to the extent of our interests in such accounts;

•	taking all necessary action in connection with true-up adjustments; and

•	performing other duties specified under the financing order.

The servicer will be required to notify us, the indenture trustee and the rating agencies in writing of any laws or SCC regulations promulgated after the execution of the servicing agreement that have (or may have) a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, upon our reasonable request or the reasonable request of the indenture trustee or any rating agency, the servicer will provide to us, the indenture trustee or any rating agency public financial information about the servicer and any material information about the deferred fuel cost property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the indenture trustee or any rating agency to monitor the servicer’s performance, and, so long as any bonds are outstanding, within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the deferred fuel cost charge; provided, however, that any such request by the indenture trustee will not create any obligation for the indenture trustee to monitor or supervise the performance of the servicer. The servicer will also prepare any reports required to be filed by us with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the SCC and the Secretary of State of the State of Delaware necessary to preserve and protect the interests of the indenture trustee in the deferred fuel cost property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the deferred fuel cost property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to similar assets for its own account.

The servicing agreement will require the servicer to implement procedures and policies to ensure that customers remit the deferred fuel cost charge to the servicer on our behalf and on behalf of the bondholders.

The servicing agreement will require the servicer to (i) manage, service, administer, bill, charge, collect and calculate the deferred fuel cost charge in accordance with the Securitization Statute and post collections in respect of the deferred fuel cost property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations and guidelines of the SCC, (ii) follow standards, policies and procedures in performing its duties as servicer that are customary in the electric distribution industry, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the deferred fuel cost property and to impose, bill, charge, collect and receive the deferred fuel cost charge, (iv) comply with all requirements of law, including all applicable SCC regulations and guidelines applicable to and binding on it relating to the deferred fuel cost property, (v) file all reports with the SCC required by the financing order, (vi) file and maintain the effectiveness of financing statements filed with the SCC with respect to the transfer of the deferred fuel cost property to us and (vii) take such other action on our behalf to ensure that the lien of the indenture trustee on the deferred fuel cost collateral remains perfected and of first priority. The servicer will follow customary and usual practices and procedures as it deems necessary or appropriate in servicing the deferred fuel cost property, which, in the servicer’s judgment, may include taking legal action at our expense but subject to the priority of payments set forth in the indenture.

The servicing agreement will also require the servicer to provide various reports regarding the deferred fuel cost charge and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of deferred fuel cost charge and other collected funds as required under the basic documents.

Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement are qualified and limited in their entirety by the financing order, any SCC regulation and the U.S. federal securities laws and the rules and regulations promulgated thereunder as in effect at the time such duties are to be performed.

The servicer will be responsible for instituting any action or proceeding to compel performance by the Commonwealth of Virginia or the SCC of their respective obligations under the Securitization Statute, the financing order and any true-up adjustment. The servicer will assist us in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Statute, the financing order or the rights of holders of deferred fuel cost property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as an operating expense; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the indenture, and is not required to advance its own funds to satisfy these obligations.

In any proceedings related to the exercise of the power of eminent domain by any locality to acquire a portion of Virginia Power’s electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to Virginia Power under the Securitization Statute and the financing order.

The servicing agreement will also designate the servicer as the custodian of our records and documents pertaining to the deferred fuel cost property.

The True-Up Adjustment Process

The Securitization Statute and the financing order require that the deferred fuel cost charge be reviewed and, if necessary, adjusted at least semi-annually (or, beginning 12 months prior to the scheduled final payment date of the latest maturing tranche, at least quarterly) to correct for any overcollection or undercollection of the deferred fuel cost charge or to otherwise ensure the timely payment of the periodic payment requirement.

In addition to the semi-annual true-up adjustment, the servicer is authorized to make interim adjustments at any time for any reason to ensure the timely payment of the periodic payment requirement. Necessary true-up adjustments are to be made to ensure the timely payment of the periodic payment requirement.

There are no caps on the level of the deferred fuel cost charge that may be imposed on customers as a result of the true-up process. For more information on the true-up adjustment process, see “Virginia Power’s Financing Order—True-Up Mechanism” in this prospectus.

As part of each true-up adjustment, the servicer will calculate the deferred fuel cost charge that must be billed in order to generate the revenues for the semi-annual period necessary to result in:

•	all accrued and unpaid interest on the bonds being paid in full;

•	the outstanding principal balance of the bonds equaling the amount provided in the expected amortization schedule;

•	the amount on deposit in the capital subaccount equaling the required capital level; and

•	all of our other fees, expenses and indemnities being paid. by the next scheduled payment date.

Upon the filing of a true-up adjustment letter made pursuant to the financing order, the SCC will either administratively approve the requested true-up calculation in writing or inform the servicer of any mathematical or clerical errors in its calculation within 30 days following the servicer’s true-up filing; and that notification and correction of any mathematical or clerical errors will be made so that the true-up is implemented within 30 days of the servicer’s filing of a true-up adjustment letter. No potential modification to correct an error in a true-up adjustment letter will delay its effective date and any correction or modification that could not be made prior to the effective date will be made in the next true-up adjustment letter. Upon administrative approval or the passage of 30 days without notification of a mathematical or clerical error, no further action of the SCC will be required prior to implementation of the true-up.

Remittances to Collection Account

The servicer will remit estimated deferred fuel cost charge collections directly to the collection account within two servicer business days. Estimated deferred fuel cost charge collections remitted will represent the collections estimated to be received for any period based upon the collection lag and an estimated system-wide write-off percentage.

Each day on which those remittances are made is referred to as a daily remittance date. The estimated payments are made from collections received from customers.

At least annually, the servicer will reconcile remittances of estimated deferred fuel cost charge collections with actual deferred fuel cost charge collections. To the extent the remittances of estimated collections arising from the deferred fuel cost charge exceed the amount of actual collections, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the indenture trustee until the balance of such excess is reduced to zero. To the extent the remittances of estimated collections arising from the deferred fuel cost charge are less than the amount of actual collections, the servicer will remit the amount of the shortfall to the collection account within two servicer business days. Although the servicer will remit deferred fuel cost charge collections to the collection account, the servicer will not be obligated to make any payments on the bonds.

The servicer has agreed and acknowledged that it holds all deferred fuel cost charge collections received by it and any other proceeds from the deferred fuel cost collateral received by it for the benefit of the indenture trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all deferred fuel cost charge payments collected by it in accordance with the servicing agreement.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee with respect to the bonds in an amount equal to:

•	0.05% of the original principal amount of the bonds on an annualized basis so long as the servicer remains Virginia Power or an affiliate; or

•	if Virginia Power or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the indenture trustee and approved by the SCC.

In addition, the servicer will be entitled to retain as additional compensation:

•	any interest earnings on deferred fuel cost charge collections received by the servicer and invested by it prior to remittance to the collection account; and

•	all late payment charges collected from customers;

provided, however, that if the servicer fails to remit the daily remittance to the collection account on the day that the payment is due on more than five occasions during the period that the bonds are outstanding, then thereafter the servicer will pay interest at the federal funds rate on each late payment amount to the indenture trustee.

The servicing fee will be paid semi-annually, with half of the servicing fee being paid on each payment date, except that the amount of the servicing fee to be paid on the first payment date will be calculated based on the number of days the servicing agreement has been in effect as of that date. The indenture trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds. See “Security for Deferred Fuel Cost Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. In addition to the annual servicing fee and other compensation discussed above, the servicer will be entitled to be reimbursed for certain expenses it incurs on behalf of us in its role as servicer.

Servicer Representations and Warranties

In the servicing agreement, the servicer will represent and warrant to us and the indenture trustee as of the issuance date of the bonds, among other things, that:

•

the servicer is duly organized, validly existing and is in good standing under the laws of the Commonwealth of Virginia, with the requisite corporate power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, to service the deferred fuel cost property and hold the records related to the deferred fuel cost property, and to execute, deliver and carry out the terms of the servicing agreement;

•

the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the deferred fuel cost property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or its ability to service the deferred fuel cost property);

•

the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary corporate action on the part of the servicer under its organizational or governing documents and laws;

•

the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

•

the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of or constitute (with or without notice or lapse of time) a default under the servicer’s articles of incorporation or bylaws or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted in favor of the indenture trustee for the benefit of bondholders under the basic documents) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

•

except as otherwise set forth in the servicing agreement and to the servicer’s knowledge, there are no proceedings or investigations pending or, to the servicer’s knowledge, threatened against the servicer before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties: (i) seeking to prevent issuance of the bonds or the consummation of the transactions contemplated by the servicing agreement or any of the other basic documents, or, if applicable, any supplement to the indenture or any amendment to the sale agreement; (ii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement or any of the other basic documents, or, if applicable, any supplement to the indenture or amendment to the sale agreement; or (iii) relating to the servicer and that could be reasonably be expected to materially and adversely affect the federal or state income, gross receipts or franchise tax attributes of the bonds;

•

no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those that have previously been obtained or made, those that are required to be made by the servicer in the future pursuant to the servicing agreement and those that the servicer may need to file in the future to continue the effectiveness of any financing statements; and

•

each report or certificate delivered in connection with any filing made to the SCC by the servicer on our behalf with respect to the deferred fuel cost charge or true-up adjustments will constitute a representation and warranty by the servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part or upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

Neither we, the servicer or the indenture trustee are responsible (or liable) as a result of any action, decision, ruling or other determination made or not made, or any delay (other than, with respect to the servicer, any delay resulting from the servicer’s failure to make any filings with the SCC required by the servicing agreement in a timely and correct manner or any breach by the servicer of its duties under the servicing agreement that adversely affects the deferred fuel cost property or the true-up adjustments), by the SCC in any way related to the deferred fuel cost property or in connection with any true-up adjustment, the subject of any such filings, any proposed true-up adjustment or the approval of any revised deferred fuel cost charge and the scheduled adjustments thereto. Except to the extent that the servicer otherwise is liable under the provisions of the servicing agreement, the servicer will have no liability whatsoever relating to the calculation of any revised deferred fuel cost charge and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculations, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor will the servicer have any liability whatsoever as a result of any person or entity, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any bond generally.

The Servicer Will Indemnify Us and Other Entities in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the indenture trustee (for itself and for the related bondholders’ benefit) and the independent manager and each of their respective officers, directors, employees, affiliates, and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable fees, costs and expenses (including attorneys’ fees and expenses and court costs), arising as a result of:

•	the servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement;

•	the servicer’s material breach of any of its representations or warranties that results in a default by the servicer under the servicing agreement;

•

any claim, dispute or litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement); and

•	any enforcement of the indemnification obligations of the servicer.

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification, or resulting from a breach of a representation or warranty made by any such person or entity in any of the basic documents that give rise to the servicer’s breach.

Except for payment of the servicing fee and payment of the purchase price of deferred fuel cost property, the servicing agreement also provides that the servicer releases and discharges us and our independent manager, the indenture trustee and each of our respective trustees, officers, directors, employees, affiliates and agents from any and all actions, claims and demands that the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the deferred fuel cost property or the servicer’s activities with respect to the deferred fuel cost property, other than actions, claims and demands directly caused by the willful misconduct, bad faith or gross negligence of the parties.

The servicer will indemnify the indenture trustee (in its representative and individual capacity) and its respective officers, directors, employees, affiliates and agents for any liabilities, obligations, losses, damages, payments and claims arising from the acceptance and performance of the trusts and the duties under the servicing agreement and in the indenture, except to the extent that any such liability, obligation, loss, damage, payment and claim, and reasonable cost or expense is due to the willful misconduct, bad faith or gross negligence of the indenture trustee.

This indemnification will survive the resignation or removal of the indenture trustee and the assignment or termination of the servicing agreement.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the indenture trustee and the rating agencies, on or before the earlier of March 31 of each year, beginning March 31, 2025 or on the date on which our Annual Report on Form 10-K relating to the bonds is required to be filed with the SEC, certificates from a responsible officer of the servicer containing and certifying compliance with specified servicing criteria as required by Item 1122(a) and Item 1123 of the rules of the SEC known as Regulation AB promulgated under Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R.§§229.1100-229.1125, as such may be amended from time to time (or any successor or similar item or rule), during the preceding 12 months ended December 31 (or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent registered public accountants will furnish annually to us, the indenture trustee and the rating agencies on or before the earlier of March 31 of each year, beginning March 31, 2025 or on the date on which the Annual Report on Form 10-K relating to the bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the preceding paragraph, and such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act, and the Exchange Act. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Company Accounting Oversight Board. The cost of the annual accountant’s report will be reimbursable as an operating expense under the indenture.

Copies of the above reports will be filed with the SEC. See “Where You Can Find Additional Information” in this prospectus. You may also obtain copies of the above statements and certificates by sending a written request addressed to the indenture trustee.

The servicer will also be required to deliver to us, the indenture trustee, and the rating agencies monthly reports setting forth certain information relating to deferred fuel cost charge collections received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the aggregate outstanding amount of the bonds, before and after giving effect to any payment of principal on such payment date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected sinking fund schedule after giving effect to any such payments and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of these reports with the SEC.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the indenture trustee and the rating agencies. The servicer is also required to provide to the rating agencies any non-confidential and non-proprietary information as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that Virginia Power may not resign from its obligations and duties as servicer thereunder, except when Virginia Power delivers to us and the indenture trustee an opinion of external legal counsel to the effect that Virginia Power’s performance of its duties under the servicing agreement is no longer permissible under applicable law. No resignation by Virginia Power as servicer will become effective until a successor servicer has assumed Virginia Power’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees and agents will be liable to us or to any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any of its directors, officers or agents will be protected against any liability that would otherwise be imposed by reason of gross negligence, recklessness or willful misconduct in the performance of its duties or by reason of reckless disregard of obligations and duties under the servicing agreement. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document submitted by any person or entity respecting any matters under the servicing agreement. Except as provided in the servicing agreement, the servicer is under no obligation to appear in, prosecute or defend any legal action that is not directly related to one of its duties in the servicing agreement or otherwise related to its indemnification obligations.

Any entity that becomes the successor by merger, consolidation, division, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s retail electric business may assume all of the rights and obligations of the servicer under the servicing agreement without the execution or filing of any document. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•

immediately after the transfer, no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default or event that after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•

the servicer has delivered to us, and to the indenture trustee an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•

the servicer has delivered to us, the indenture trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those under the Securitization Statute and the UCC, to fully preserve and protect our interests in all of the deferred fuel cost property have been made or that no such filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•

the servicer has delivered to us, the indenture trustee and the rating agencies, an opinion of counsel stating that for U.S. federal income tax purposes, such consolidation, conversion, merger or succession and such agreement of assumption will not result in material adverse U.S. federal income tax consequences for the bondholders.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include:

•

any failure by the servicer to remit any amount, including payments arising from the deferred fuel cost charge into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the indenture trustee is received by the servicer or after discovery of the failure by a responsible officer of the servicer;

•

any failure by the servicer to duly perform its obligations to make deferred fuel cost charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five business days;

•

any failure by the servicer or, if the servicer is Virginia Power or an affiliate of Virginia Power, by Virginia Power to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which failure continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is Virginia Power or an affiliate of Virginia Power, by us, or by the indenture trustee or after such failure is discovered by a responsible officer of the servicer;

•	any representation or warranty made by the servicer in the servicing agreement or any other basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the indenture trustee or after such failure is discovered by a responsible officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the indenture trustee, at the written direction of the holders of a majority of the aggregate principal amount of the bonds outstanding, by notice then given in writing to the servicer, will terminate all the rights and obligations (other than servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed) of the servicer under the servicing agreement. In addition, upon a servicer default relating to the servicer’s remittance of funds to the collection account, we and the indenture trustee will be entitled to apply to any court of competent jurisdiction for sequestration and payment to the indenture trustee of revenues arising with respect to the deferred fuel cost property.

On or after the receipt by the servicer of a notice of termination, all authority and power of the servicer under the servicing agreement, whether with respect to the bonds, the deferred fuel cost property, the deferred fuel cost charge or otherwise, will, upon appointment of a successor servicer under the servicer agreement, without further action, pass to and be vested in such successor servicer and, without limitation, the indenture trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of the notice of termination, whether to complete the transfer of the deferred fuel cost property records and related documents, or otherwise. The predecessor servicer will cooperate with the successor servicer, the indenture trustee and with us in effecting the termination of the responsibilities and rights of the predecessor servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts that will at the time be held by the predecessor servicer for remittance, or will thereafter be received by it with respect to the deferred fuel cost property or the deferred fuel cost charge. As soon as practicable after receipt by the servicer of such notice of termination, the servicer will deliver the deferred fuel cost property records to the successor servicer. All reasonable fees, costs and expenses (including attorneys’ fees and expenses and court costs) incurred in connection with transferring the deferred fuel cost property records to the successor servicer and amending the servicing agreement to reflect such succession as servicer pursuant to the servicing agreement will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Virginia Power as servicer will not terminate Virginia Power’s rights or obligations under the sale agreement (except rights thereunder deriving from its rights as the servicer in the servicing agreement).

Waiver of Past Defaults

The indenture trustee, at the written direction of the holders of a majority of the aggregate principal amount of the bonds outstanding may, waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account in accordance with the servicing agreement. Upon any such waiver of a past default, such default will cease to exist, and any default of the servicer arising therefrom will be deemed to have been remedied for every purpose of the servicing agreement. The servicing agreement will provide that no waiver will impair the related bondholders’ rights relating to subsequent defaults.

Successor Servicer

Upon the receipt of a notice of termination or upon the servicer’s resignation or removal in accordance with the terms of the servicing agreement, the predecessor servicer will continue to perform its functions as servicer and will be entitled to receive the requisite portion of the servicing fees, until a successor servicer has assumed in writing the obligations of the servicer. In the event of the servicer’s removal or resignation, the indenture trustee, at the written direction of the holders of a majority of the aggregate principal amount of the outstanding bonds, may appoint a successor servicer with our prior written consent (which consent may not be unreasonably withheld).

If no successor servicer has been appointed within 30 days after the delivery of the termination notice, the indenture trustee, at the written direction of the holders of not less than a majority of the outstanding amount of the bonds, will petition the SCC or a court of competent jurisdiction for the appointment of, a successor servicer which is permitted to perform the duties of the servicer pursuant to the Securitization Statute, the SCC regulations, the financing order and the servicing agreement, satisfies criteria specified by the nationally recognized statistical rating agencies rating the bonds, enters into a servicing agreement with us having substantially the same provisions as the servicing agreement in effect between us and the predecessor servicer. Any successor servicer may resign only if it is prohibited from servicing as such by applicable law.

If for any reason a third party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer, on an ongoing basis, to cooperate with us, the indenture trustee and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.

Amendment

The servicing agreement may be amended in writing by the servicer and us, without the consent of the indenture trustee or bondholders, with 10 business days’ prior written notice to the rating agencies (i) to cure any ambiguity, to correct or supplement any provisions in the servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the servicing agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action may not adversely affect the interests of any bondholder in any material respect, or (ii) to conform the provisions hereof to the description of the servicing agreement in the prospectus.

The servicing agreement may also be amended in writing by the servicer and us for any other purpose if a copy of the amendment is provided by us to each rating agency and if the rating agency condition, with the prior written consent of the indenture trustee; provided, that such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the bondholders of a majority of the aggregate principal amount of bonds outstanding.

After the execution of any such or consent amendment, we will furnish a copy of such amendment or consent to each of the ratings agencies.

In determining whether holders of a majority of the aggregate principal amount of the bonds outstanding have consented to an amendment, bonds owned by us or any of our affiliates will be disregarded, except that, in determining whether the indenture trustee will be protected in relying upon any such consent, the indenture trustee will only be required to disregard any bonds that a responsible officer of the indenture trustee actually knows to be so owned by us or any of our affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of the bonds acquired in this offering. Except where noted, this discussion only applies to bonds that are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code) by holders who purchase the bonds upon their original issuance at their original issue price. This discussion does not address the tax considerations applicable to subsequent purchasers of bonds. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, regulated investment companies, real estate investment trusts, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, S-corporations, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and persons holding the bonds through a partnership or other pass-through entity), U.S. Holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations, and corporations that accumulate earnings to avoid U.S. federal income tax, accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code, or persons holding the bonds as part of a hedge, straddle, or other integrated transaction. In addition, this discussion does not address the effect of any state, local, foreign, or other tax laws or any U.S. Medicare contribution tax on net investment income, federal estate, gift, alternative minimum or foreign tax considerations. However, by acquiring a bond, a holder agrees to treat the bond as a debt of Virginia Power to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This discussion is based upon the Internal Revenue Code, administrative pronouncements, judicial decisions, and final, temporary, and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

As used in this prospectus, the term U.S. Holder means a beneficial owner of a bond that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

The term Non-U.S. Holder means a beneficial owner of a bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the U.S. or (iii) a former resident of the U.S.

If an entity or arrangement treated as partnership for U.S. federal income tax purposes holds bonds, the tax treatment of such partnership and its partners will generally depend on the status of the partner and the activities of such partnership and its partners. If a holder of bonds is a partnership or a partner in such a partnership, such holder should consult with its own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of bonds.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE BONDS.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE BONDS.

Taxation of the Issuing Entity and Characterization of the Bonds

Concurrent with the issuance of the bonds, McGuireWoods LLP, as special tax counsel to the issuing entity and Virginia Power, will deliver its opinion that based upon the Internal Revenue Code, the Treasury regulations promulgated thereunder, and Revenue Procedure 2005-62, 2005-2 CB 507 (Revenue Procedure 2005-62), for U.S. federal income tax purposes: (i) the issuance of the bonds will be a “qualifying securitization” within the meaning of section 5.04 of Revenue Procedure 2005-62, (ii) the issuing entity will not be treated as a taxable entity separate and apart from Virginia Power, (iii) the bonds will be treated as obligations of Virginia Power as expressly set forth in section 6.02 of Revenue Procedure 2005-62 and (iv) Virginia Power will not be treated as recognizing gross income upon the issuance of the bonds. By acquiring a bond, a beneficial owner agrees to treat the bond as debt of Virginia Power for U.S. federal income tax purposes. This opinion is based on certain representations made by the issuing entity and Virginia Power and on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds.

Tax Consequences to U.S. Holders

Interest

Virginia Power and the issuing entity expect that the bonds will not be issued with more than a de minimis amount of original issue discount (OID), for U.S. federal income tax purposes. Thus, stated interest on the bonds generally will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the issue price of the bonds is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), U.S. Holders will be required to include the difference in income as OID as it accrues in accordance with the constant yield method (as set forth in the applicable Treasury regulations). The remainder of this discussion assumes that the bonds will not be treated as issued with OID.

Sale, Exchange, or Retirement of Bonds

On a sale, exchange, or retirement of a bond, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount received (other than any amount received attributable to accrued but unpaid interest on the bond not previously included in income, which will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the bond. A U.S. Holder’s adjusted tax basis in a bond is the U.S. Holder’s cost, subject to adjustments such as reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the bond was held for more than one year at the time of disposition. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate U.S. Holders is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal and interest on the bonds and to the proceeds from the sale of the bonds unless the recipient is an exempt recipient. In addition, backup withholding at the current rate will apply to the payments if a U.S. Holder fails to provide its taxpayer identification number, a certificate of exempt status, or otherwise comply with the applicable requirements of the U.S. backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld from payments to a U.S. Holder under the backup withholding rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax Consequences to Non-U.S. Holders

Interest

Subject to the discussion below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income and withholding tax on interest received in respect of the bonds, provided that such interest is not effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business and such Non-U.S. Holder (i) does not own, actually or constructively, 10% or more of the total combined voting power of Virginia Power, (ii) is not a controlled foreign corporation for U.S. federal income tax purposes directly or indirectly related to Virginia Power within the meaning of section 881(c) (3)(C) of the Internal Revenue Code, (iii) is not a bank whose receipt of interest on the bonds is described in section 881(C)(3)(A) of the Internal Revenue Code, and (iv) satisfies certain certification requirements under penalties of perjury (generally through the provision of a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

A Non-U.S. Holder that does not qualify for the exemption from withholding described above (the Portfolio Interest Exemption), generally will be subject to U.S. federal withholding tax at a 30% rate on payments of interest on the bonds unless (i) such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States) and the Non-U.S. Holder provides the applicable paying agent an IRS Form W-8ECI (or appropriate substitute form) or (ii) the Non-U.S. Holder provides a properly completed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, establishing an exemption from or reduction in withholding under an applicable tax treaty.

If interest or other income received with respect to bonds is effectively connected with a United States trade or business conducted by a Non-U.S. Holder (and, if an applicable tax treaty so requires, is attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest or other income on a net income basis at the regular graduated rates applicable to U.S. Holders. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless reduced or eliminated by an applicable tax treaty.

Sale, Exchange, or Retirement of Bonds

Subject to the backup withholding discussion below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of the bonds (other than gain that represents accrued but unpaid interest not previously included in income, which will be subject to the rules described above regarding payments of interest), unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met; or

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States).

Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed on a net income basis at the same graduated rates applicable to U.S. Holders with respect to gain that is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business. A corporate Non-U.S. Holder may also, under certain circumstances, be subject to the branch profits tax described above. A Non-U.S. Holder who is both an individual present in the United States for 183 days or more in the taxable year and meets certain other conditions will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the bonds) exceed capital losses allocable to U.S. sources. To claim the benefit of an applicable income tax treaty, a Non-U.S. Holder may be required to file an income tax return and disclose its position under the U.S. Treasury regulations concerning treaty-based return positions.

Information Reporting and Backup Withholding

Generally, the amount of interest paid to a Non-U.S. Holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the Non-U.S. Holder. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest on the bonds that are made to the Non-U.S. Holder, provided that the Non-U.S. Holder has provided certification that such Non-U.S. Holder is a Non-U.S. Holder, and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under Section 7701(a)(30) of the Internal Revenue Code.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of bonds within the United States or conducted through certain U.S.-related financial intermediaries unless the Non-U.S. Holder certifies to the payor under penalties of perjury that it is a Non-U.S. Holder and the payor does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Internal Revenue Code, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

The Foreign Account Tax Compliance Act (FATCA)

Pursuant to Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), Treasury regulations thereunder, and administrative guidance, issuers of certain debt instruments and their agents, as applicable, are required to withhold 30% of the amount of any “withholdable payments” with respect to such instruments paid to (i) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary) unless such institution enters into an agreement with the United States government to collect and report to the United States government, on an annual basis, information with respect to its U.S. account holders and meets certain other specified requirements (or, in certain circumstances, complies with similar reporting requirements of the non-United States government in the jurisdiction in which it is organized or located under an intergovernmental agreement between such non-United States government and the United States government) or (ii) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any “substantial U.S. owners” or provides certain information regarding the entity’s “substantial U.S. owners” and such entity meets certain other specified requirements. FATCA generally will apply to all payments otherwise subject to FATCA withholding without regard to whether the beneficial owner of the payment is a United States person or would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or United States domestic law.

Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether FATCA may be relevant to such Non-U.S. Holder’s acquisition, ownership, and disposition of the bonds.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material U.S. Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the energy recovery bonds offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the bonds offered by this prospectus.

ERISA CONSIDERATIONS

This discussion is based on current provisions of ERISA and the Internal Revenue Code, existing and currently proposed regulations under ERISA and the Internal Revenue Code, the legislative history of ERISA and the Internal Revenue Code, existing administrative rulings of the United States Department of Labor (the DOL) and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code or, to the extent not preempted, any state laws.

General

ERISA and the Internal Revenue Code impose certain requirements on employee benefit plans subject to ERISA and/or Section 4975 of the Internal Revenue Code and on persons or entities that are fiduciaries with respect to such plans. For purposes of this discussion, “Plans” refers to employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) subject to Section 4975 of the Internal Revenue Code (which includes plans that provide retirement income, including individual retirement accounts and annuities and Keogh plans) and entities, including collective investment funds and insurance company general or separate accounts, that may be deemed to hold the assets of the foregoing by virtue of such employee benefit plan’s or plan’s investment in such entities. A fiduciary of a Plan is any person or entity that in connection with the assets of the Plan:

•	exercises discretionary authority or control over the management or disposition of plan assets; or

•	provides investment advice for a fee.

Governmental plans, certain church plans and non-U.S. plans, and the fiduciaries of those plans, may not be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, but any such governmental and church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. In addition, such plans may be subject to the provisions of federal, state, local or other laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively Similar Law). Accordingly, any fiduciary of such plans must determine whether purchasing the bonds is permitted under any such Similar Law.

ERISA imposes certain general fiduciary requirements on fiduciaries of Plans that are subject to Title I of ERISA, including:

•	investment prudence and diversification; and

•	the investment of the assets of such Plan in accordance with the documents governing such Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and persons or entities that have certain specified relationships to the Plan, referred to as “parties in interest” (as defined under ERISA) or “disqualified persons” (as defined under the Internal Revenue Code), unless a statutory or administrative exemption is available. For purposes of this discussion, parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions between a Plan and a party in interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons or entities that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, administrative or individual exemption is available. In addition, the persons or entities involved in the prohibited transaction may have to cancel the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by these persons or entities. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a Plan in the bonds may cause our assets to be deemed assets of such Plan. The DOL regulations at 29 CFR Section 2510.3-101 as modified by Section 3(42) of ERISA, (collectively, the “plan asset regulations”), provide that the assets of an entity will be deemed to be assets of a Plan that purchases an interest in the entity if the interest that is purchased by the Plan is an equity interest, equity participation held by Plans (referred in the plan asset regulations as “benefit plan investors”) is “significant” within the meaning of the plan asset regulations and none of the other exceptions contained in the plan asset regulations applies.

An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. Although there is no authority directly on point, it is anticipated that, as of the date of their issuance, the bonds should be treated as indebtedness for purposes of the plan asset regulations.

If the bonds were deemed to be equity interests in us and none of the exceptions contained in the plan asset regulations were applicable, then our assets would be considered to be assets of any Plans that purchase the bonds. The extent to which the bonds are held by Plans will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

In addition and without regard to whether the bonds are characterized as equity interests in us for purposes of the plan asset regulations, the acquisition or holding of the bonds by or on behalf of a Plan could give rise to a prohibited transaction if we or the indenture trustee, Virginia Power, any other servicer, Dominion Energy, any underwriter or certain of their affiliates is or becomes a party in interest with respect to an investing Plan.

Before purchasing any bonds by or on behalf of, or with assets of, a Plan, you should consider whether the purchase, holding or disposition of the bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase, holding or disposition of the bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a Plan or any other person or entity proposing to purchase the bonds on behalf of or using assets of, a Plan, before purchasing any bonds, you should consider the availability of one of the DOL’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, relating to transactions effected by certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, relating to transactions effected by a “qualified professional asset manager;”

•	PTCE 90-1, relating to transactions involving insurance company separate accounts;

•	PTCE 91-38, relating to transactions involving bank collective investment funds;

•	PTCE 95-60, relating to transactions involving insurance company general accounts;

•	PTCE 96-23, relating to transactions effected by an “in-house asset manager;” and

•

the statutory service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, relating to certain transactions between Plans and certain parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these PTCEs or statutory exemptions will apply with respect to any particular investment in the bonds by, on behalf of or using assets of, a Plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. For example, even if one of these PTCEs or statutory exemptions were deemed to apply, bonds may not be purchased with assets of any Plan if we or the indenture trustee, Virginia Power, any other servicer, Dominion Energy, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the Plan used to purchase the bonds;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the Plan used to purchase the bonds for a fee under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the Plan, and will be based on the particular investment needs of the Plan; or

•	is an employer maintaining or contributing to the plan.

Each purchaser and holder of a bond will be deemed to have represented and warranted by virtue of its acquisition of a bond on each day from and including the date of its purchase of the bonds through and including the date of disposition of any such bond that either (i) it is not and is not acting on behalf of, or using assets of, (a) a Plan or any governmental, church or non-U.S. plan that is subject to any Similar Law or (ii) its purchase, holding and disposition of the bond, in the case of a Plan, will not constitute or result in a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 the Internal Revenue Code or, in the case of a governmental, church or non-U.S. plan subject to Similar Law, will not result in or constitute a violation of such Similar Law.

Consultation with Counsel

If you are a fiduciary proposing to purchase the bonds on behalf of, or with assets of a Plan or governmental, church or non-U.S. plan subject to Similar Law, you should consider your general fiduciary obligations under ERISA, the Internal Revenue Code or applicable Similar Law and you should consult with your legal counsel as to the potential applicability of the plan asset regulations and other provisions of ERISA, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code or applicable Similar Law to any such investment and, in the case of a Plan, the availability of any prohibited transaction exemption in connection with any investment.

The sale of bonds to a Plan or any governmental, church or non-U.S. plan subject to Similar Law is in no respect a representation by us, the indenture trustee, Virginia Power, any other servicer, Dominion Energy, any underwriter that this investment meets all relevant legal requirements for investments by such Plans or plans generally or any particular Plan or plan or that this investment is appropriate for such Plans or plans generally or any particular Plan or plan.

BANKRUPTCY AND CREDITORS’ RIGHTS ISSUES

Challenge to True Sale Treatment

Virginia Power will represent and warrant that the transfer of the deferred fuel cost property in accordance with the sale agreement constitutes a true and valid sale and assignment of the deferred fuel cost property by Virginia Power to us. It will be a condition of closing for the sale of the deferred fuel cost property pursuant to the sale agreement that Virginia Power has taken the appropriate actions under the Securitization Statute to perfect the sale, including filing a financing statement with respect to the transfer of the deferred fuel cost property. The Securitization Statute provides that the sale, assignment or other transfer of deferred fuel cost property by an electric utility to an assignee is an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, the transferor’s right, title, and interest in, to, and under the deferred fuel cost property if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer other than for federal and state income tax purposes. We and Virginia Power will treat the transfer of the deferred fuel cost property as a sale under applicable law. However, we expect that the bonds will be reflected as debt on Virginia Power’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of Virginia Power for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the deferred fuel cost property to us pursuant to the sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Virginia Power and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

In that regard, we note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001), issued an interim order that observed that a debtor, LTV Steel Company, Inc., which had previously entered into financing arrangements with respect both to its inventory and its accounts receivable, may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate .… sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the financing. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV Steel Company, Inc. and the investors subsequently settled their dispute over the terms of the interim order, and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted true sales. The court did not otherwise overrule its earlier ruling. The LTV Steel Company, Inc. memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the transfer of the deferred fuel cost property as a true sale, a bankruptcy filing by Virginia Power could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a more recent bankruptcy case, In re General Growth Properties, Inc., 409 B.R. 43, 54 (Bankr. S.D.N.Y.2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The Southern District of New York bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

We and Virginia Power have attempted to mitigate the impact of a possible recharacterization of the sale of the deferred fuel cost property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the deferred fuel cost property is thereafter recharacterized by a court as a financing transaction and not a true sale, Virginia Power will be deemed to have granted to us on our behalf and on behalf of the indenture trustee a first priority security interest in all of Virginia Power’s right, title and interest in, to and under the deferred fuel cost property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement covering the deferred fuel cost property and the proceeds thereof as collateral in accordance with the Securitization Statute. As a result of this filing, we would, in the event of a recharacterization, be a secured creditor of Virginia Power and entitled to recover against the collateral or its value. Our status as a secured creditor would not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a Virginia Power bankruptcy. Further, if, for any reason, a financing statement is not filed with respect to the transfer of the deferred fuel cost property under the Securitization Statute or we otherwise fail to perfect our interest in the deferred fuel cost property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Virginia Power.

The Securitization Statute provides that the creation, perfection and enforcement of any security interest in deferred fuel cost property are governed by the Securitization Statute and not by the Virginia UCC. Under the Securitization Statute, a security interest in deferred fuel cost property is created and enforceable when all of the following have occurred: (i) a financing order is issued; (ii) value is received by the debtor or seller for such deferred fuel cost property; (iii) the debtor or seller has rights in such deferred fuel cost property or the power to transfer rights in such deferred fuel cost property; and (iv) a security agreement granting such security interest is executed and delivered by the debtor or seller. The Securitization Statute further provides that upon the filing of a financing statement with the SCC, the lien of the security interest will be valid, binding and perfected against all parties having claims of any kind against the person granting the security interest, regardless of whether the parties have notice of the lien. In addition, the Securitization Statute provides that upon this filing, a transfer of an interest in the deferred fuel cost property will be perfected against all parties having claims of any kind, including any judicial lien or other lien creditors or any claims of the transferor or creditors of the transferor, and will have priority over all competing claims other than any prior security interest, ownership interest, or assignment in the property previously perfected in accordance with the Securitization Statute. None of this, however, mitigates the risk of payment delays or reductions and other adverse effects caused by a Virginia Power bankruptcy.

Substantive Consolidation of VP Fuel Securitization and Virginia Power

If Virginia Power were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate our assets and liabilities with those of Virginia Power. We and Virginia Power have taken steps to attempt to minimize this risk. See “The Issuing Entity” in this prospectus. However, no assurance can be given that, if Virginia Power were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Virginia Power. Substantive consolidation would result in payment delays on the bonds and could result in an adjustment in the timing and amount of bond payments under a plan of reorganization in the bankruptcy case.

Status of Deferred Fuel Cost Property as Present Property

Virginia Power will represent in the sale agreement, and the Securitization Statute provides, that the deferred fuel cost property sold pursuant to the sale agreement constitutes a present property right on the date that it is first transferred to us in connection with the issuance of the bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Virginia Power, a court would not rule that the applicable deferred fuel cost property comes into existence only as customers use electricity.

If a court were to accept the argument that the applicable deferred fuel cost property comes into existence only as customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the deferred fuel cost charge in respect of electricity used after the commencement of a bankruptcy case in which Virginia Power is the debtor or that the deferred fuel cost property has been sold to us. If it were determined that the deferred fuel cost property had not been sold to us, and the security interest in favor of the bondholders did not attach to the applicable deferred fuel cost charge in respect of electricity used after the commencement of the bankruptcy case, then we would have an unsecured claim against Virginia Power. If so, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that deferred fuel cost property had been sold to us pursuant to the sale agreement, no assurance can be given that a court would not rule that any deferred fuel cost charge relating to electricity used after the commencement of the bankruptcy case could not be transferred to us or the indenture trustee.

In addition, in the event of a bankruptcy of Virginia Power, a party in interest in the bankruptcy proceedings could assert that we should pay, or that we should be charged for, a portion of Virginia Power’s costs associated with the distribution of the electricity the usage of which gave rise to the deferred fuel cost charge receipts used to make payments on the bonds.

Regardless of whether Virginia Power is the debtor in a bankruptcy case, if a court were to accept the argument that deferred fuel cost property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Virginia Power arising before that deferred fuel cost property came into existence could have priority over our interest in that deferred fuel cost property. Adjustments to the deferred fuel cost charge may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If Virginia Power were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the indenture trustee against Virginia Power, as seller, under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the indenture trustee has against Virginia Power. The party in interest may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against Virginia Power based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurance can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Virginia Power.

Enforcement of Rights by the Indenture Trustee

If an event of default has occurred and is continuing under the indenture, the indenture trustee may enforce the security interest in the deferred fuel cost property sold pursuant to the sale agreement in accordance with the terms of the indenture. The indenture trustee or the SCC may request that a Virginia court order the sequestration and payment to bondholders of all revenues arising with respect to the deferred fuel cost property. There can be no assurance, however, that a judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the indenture trustee may seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the SCC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the deferred fuel cost property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle deferred fuel cost charge collections that it receives with its own funds until each date on which the servicer is required to remit funds to the indenture trustee as specified in the servicing agreement. The Securitization Statute provides that the priority of a security interest in deferred fuel cost property created under the Securitization Statute is not affected by the commingling of deferred fuel cost charge collections with other amounts. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that deferred fuel cost charge collections commingled by the servicer with its own funds and held by the servicer prior to and as of the date of the bankruptcy were property of the servicer as of that date and are therefore property of the servicer’s bankruptcy estate rather than our property. If the court so rules, then the court would likely rule that the indenture trustee had only a general unsecured claim against the servicer for the amount of commingled deferred fuel cost charge collections held as of that date and could not recover the commingled deferred fuel cost charge collections held as of the date of the bankruptcy.

If the court were to rule in our favor on the ownership of the commingled deferred fuel cost charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the indenture trustee from receiving the commingled deferred fuel cost charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled deferred fuel cost charge collections are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the indenture trustee, as our assignee, together with the other persons and entities specified therein, may appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the indenture trustee, together with the other persons and entities specified therein, may petition the SCC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Virginia Power as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS

We will use the proceeds of the offering to (i) pay upfront bond issuance costs and (ii) purchase the deferred fuel cost property from Virginia Power. Virginia Power will use the proceeds it receives from the sale of the deferred fuel cost property to reimburse itself for previously incurred deferred fuel costs, including the repayment of related debt.

The costs of issuance of the bonds and other initial costs of the transaction, net of underwriting discounts and commissions of $5,127,600, are expected to be approximately $6,304,056.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement among VP Fuel Securitization, Virginia Power and the underwriters, for whom Morgan Stanley & Co. LLC, ATLAS SP Securities, a division of Apollo Global Securities, LLC, and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2	Total
Morgan Stanley & Co. LLC	$175,721,000	$337,040,000	$512,761,000
ATLAS SP Securities, a division of Apollo Global Securities, LLC	87,860,000	168,520,000	256,380,000
Wells Fargo Securities, LLC	87,860,000	168,520,000	256,380,000
Citigroup Global Markets Inc.	39,537,000	75,834,000	115,371,000
Jefferies LLC	19,768,000	37,917,000	57,685,000
SMBC Nikko Securities America, Inc.	19,768,000	37,917,000	57,685,000
Siebert Williams Shank & Co., LLC	8,786,000	16,852,000	25,638,000

Total	$439,300,000	$842,600,000	$1,281,900,000

*	Final allocations to each Underwriter other than the Representatives to be based on performance.

Under the underwriting agreement, the underwriters will take and pay for all of the bonds offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for such tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for such tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.20%	0.10%
Tranche A-2	0.20%	0.10%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised the depositor and us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice. The depositor cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be. None of us, Virginia Power, the indenture trustee, our managers or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time. Neither we nor Virginia Power have entered into any arrangement with any underwriter under which an underwriter may purchase additional bonds in connection with this offering.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking, asset management and general financing and banking and financial advisory services to Dominion Energy, Virginia Power and its affiliates for which they have in the past received, and in the future may receive, customary fees or other revenues from such activities, which may directly or indirectly be at the expense of Dominion Energy, Virginia Power, the issuing entity or the holders of the bonds, and may be motivated to act in a manner that will enhance such relationships, facilitate additional business development or otherwise enable it to obtain additional business or generate additional revenue or profits, whether for itself or for other underwriters. In addition, each underwriter may from time to time take positions in or otherwise transact in, both for their respective accounts or for the account of their respective clients, on a principal or agency basis, securities, instruments or other investments, whether debt or equity, issued or owned by any of the foregoing persons. As a result of any such transactions, arrangements, activities and relationships, one or more of the underwriters may have interests adverse those of Dominion Energy, Virginia Power or the issuing entity and the holders of the bonds, including, without limitation, as a result of hedging or other transactions that may confer an economic benefit to one or more underwriter as a result of, or under circumstances that coincide with, losses on the bonds or assets owned by Dominion Energy, Virginia Power or the issuing entity.

An affiliate of Morgan Stanley & Co. LLC is the counterparty under the derivative transactions entered into by Dominion Energy with respect to the interest rates for the bonds as described under “Virginia Power’s Financing Order—Issuance Advice Letter Process” in this prospectus.

We and Virginia Power have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

The bonds are expected to be delivered against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the seventh business day following the date of pricing of the bonds. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade bonds on the date of pricing or the succeeding four business days will be required, by virtue of the fact that the bonds initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders or may hold a portion of the short-term debt that Virginia Power intends to repay from the proceeds it will receive from the sale of the deferred fuel cost property. In such event, it is possible that one or more of the underwriters or their affiliates could receive more than 5% of the net proceeds of this offering, and in that case such underwriter could be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of bonds in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to sell to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

We are a wholly owned subsidiary of Virginia Power. Virginia Power is a wholly owned operating subsidiary of Dominion Energy. Each of the sponsor, the depositor, Morgan Stanley & Co. LLC, ATLAS SP Securities, a division of Apollo Global Securities, LLC, and Wells Fargo Securities, LLC may maintain other banking relationships in the ordinary course with U.S. Bank Trust Company, National Association. U.S. Bank Trust Company, National Association, serves as trustee or series trustee under other indentures under which Virginia Power and certain of its affiliates have currently outstanding securities and also serves as issuing and paying agent for the commercial paper programs of Virginia Power and certain of its affiliates, including Dominion Energy. In addition, U.S. Bank National Association serves as a lender under the primary revolving credit facility of Virginia Power and certain of its affiliates, including Dominion Energy.

RATINGS

Virginia Power expects that the bonds will receive credit ratings from two rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. No person or entity is obligated to maintain the rating on any bonds and, accordingly, Virginia Power can give no assurance that the ratings assigned to any tranche of the bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of bonds is lowered or withdrawn, the liquidity of this tranche of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of such tranche of the bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 under the Exchange Act, NRSROs providing the servicer with the requisite certification will have access to all information posted on a website by the servicer for the purpose of determining the initial rating and monitoring the rating after the issuance date in respect of the bonds. As a result, an NRSRO other than the hired NRSROs may issue unsolicited ratings on the bonds, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSRO. The unsolicited ratings may be issued prior to, or after, the issuance date in respect of the bonds.

Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by Virginia Power to a rating agency that is hired to assign a rating on the bonds is contingent upon the issuance of the bonds. In addition to the fees paid by Virginia Power to a rating agency at closing, Virginia Power will pay a fee to the rating agency for ongoing surveillance for so long as the bonds are outstanding. However, no rating agency is under any obligation to continue to monitor or provide a rating on the bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we and Virginia Power have filed with the SEC relating to the bonds. This prospectus describes the material terms of some of the documents that have been filed or will be filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit to the registration statement. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also obtain a copy of filings with the SEC at no cost, by writing to or telephoning:

Virginia Power Fuel Securitization, LLC

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2284

The Securities Act file numbers for the registration statement and certain related filings are 333-275727 and 333-275727-01.

We will also file with the SEC all the periodic and current reports that are required to be filed under the Exchange Act and the rules, regulations or orders of the SEC thereunder.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we or the depositor file with the SEC. This means disclosure of important information may be made by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless such information is updated or superseded by the information that we or the depositor file subsequently that is incorporated by reference into this prospectus.

To the extent that we are required by law to file such reports and information with the SEC under the Exchange Act, we will file annual and current reports and other information with the SEC. We are incorporating by reference any future filings made by us or Virginia Power, but solely in its capacity as our sponsor, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report, prior to the termination of the offering of the bonds, excluding any information that is furnished to and not filed with the SEC. These reports will be filed under our own name as issuing entity. In addition, these reports will be posted on a website associated with us or our affiliates, currently located at www.dominionenergy.com.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Under the indenture, we may voluntarily suspend or terminate filing obligations with the SEC, to the extent it becomes permitted by applicable law.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. As a result of such exclusion, the issuing entity will not be subject to regulation as an “investment company” under the 1940 Act.

In addition, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. As part of the Dodd-Frank Act, federal law prohibits a “banking entity”—which is broadly defined to include banks, bank holding companies and affiliates thereof—from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exemption provided under Section 3(c)(1) or 3(c)(7) thereunder. Because the issuing entity will rely on Rule 3a-7 under the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION

This offering of bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.

For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, see “Risk Factors—Other Risks Associated with the Purchase of the Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the bonds” in this prospectus.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, the seller, the servicer or the indenture trustee, or of which any property of the foregoing is subject, that is material to bondholders. See “The Indenture Trustee” in this prospectus for a discussion of certain legal proceedings involving certain affiliates of the indenture trustee, none of which are material to bondholders.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain U.S. federal income tax matters, will be passed on by McGuireWoods LLP, Richmond, Virginia, counsel to Virginia Power and VP Fuel Securitization. Certain other legal matters relating to the bonds will be passed on by Troutman Pepper Hamilton Sanders LLP, special Delaware counsel to VP Fuel Securitization, and by Hunton Andrews Kurth LLP, New York, New York, counsel to the underwriters.

GLOSSARY

As used in this prospectus the terms below are described where indicted or have the following meanings, unless the context otherwise requires:

“Administration agreement” means the administration agreement to be entered into on the issuance date between VP Fuel Securitization and Virginia Power as described on page 54 of this prospectus.

“Administrator” means Virginia Power, and each successor or assignee of Virginia Power (in the same capacity) pursuant to the administration agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basic documents” means, the indenture, the supplemental indenture, our certificate of formation, our LLC agreement, the sale agreement, the servicing agreement, the bill of sale, the administration agreement, the letter of representations executed by us in favor of DTC, any underwriting agreement or purchase or distribution agreement, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Bondholder” means a registered holder of the bonds.

“Bonds” means the 2024 Senior Secured Deferred Fuel Bonds offered pursuant to this prospectus.

“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Richmond, Virginia or New York, New York are, or the corporate trust office of the indenture trustee or DTC is, authorized or obligated by law, regulation or executive order to remain closed. Any reference to days in this prospectus that are not defined as business days or servicer business days are to calendar days.

“Capital subaccount” is described on page 89 of this prospectus.

“Choice customers” means Virginia electric retail customers of Virginia Power that, pursuant to the provisions of Sections 56-577 or 56-577.1 of the Code of Virginia, purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Collection account” is described on page 88 of this prospectus.

“Collection lag” means the average number of days between when retail electric customers of Virginia Power are billed and when payments are received by Virginia Power from such customers through the normal billing process.

“Commonwealth pledge” is described on page 45 of this prospectus.

“Corporate trust office” of the indenture trustee means the office of the indenture trustee at which, at any particular time, its corporate trust business shall be administered (for all purposes other than registration of transfers of the bonds).

“Customers” means all existing and future Virginia electric retail customers of Virginia Power or its successors or assigns, irrespective of the generation supplier of the customer, other than exempt customers.

“Deferred fuel costs” means the deferred fuel costs covered by the financing order.

“Deferred fuel cost bond collateral” means the collateral for the bonds as described on pages 86-87 of this prospectus.

“Deferred fuel cost property” means the deferred fuel cost property as defined in the Securitization Statute and the financing order, and that is sold by the seller to us under the sale agreement as described on page 43 of this prospectus.

“Definitive bonds” means bonds issued in fully registered, certificated form.

“Depositor” means Virginia Electric and Power Company.

“Dominion Energy” means Dominion Energy, Inc.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

“DTCC” means The Depository Trust & Clearing Corporation.

“Eligible institution” is described on page 88 of this prospectus.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Events of Default” means those events of defaults under the indenture.

“Excess funds subaccount” is described on page 89 of this prospectus.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt customers” means (i) exempt retail access customers and (ii) opt out customers.

“Exempt retail access customers” means (i) any choice customers that purchased electric energy exclusively from a supplier of electric energy licensed to sell retail electric energy exclusively within the Commonwealth of Virginia other than Virginia Power and (ii) any Virginia electric retail customers of Virginia Power that purchased electric energy from Virginia Power pursuant to a SCC-approved market-based tariff, in each case, during the period when the deferred fuel costs subject to securitization were incurred.

“FATCA” means the legislation enacted in March 2010 and related Treasury guidance that, when applicable, imposes U.S. federal withholding tax at a rate of 30% on certain payments on, and the gross proceeds from the sale or other disposition of, obligations that produce U.S. source income to certain foreign entities.

“Financing order” means, with respect to the bonds, the irrevocable financing order, dated November 3, 2023, issued by the SCC to Virginia Power.

“GWh” means gigawatt-hour.

“Hired NRSROs” means the NRSROs hired by the seller.

“Indenture” means the indenture with respect to the bonds to be entered into by VP Fuel Securitization, U.S. Bank Trust Company, National Association, as indenture trustee, and U.S. Bank National Association, as securities intermediary, as supplemented by the supplemental indenture establishing the terms of the bonds.

“Indenture trustee” means in connection with the bonds, U.S. Bank Trust Company, National Association, or any successor indenture trustee under the indenture, not in its individual capacity but solely as indenture trustee under the indenture and each successor as indenture trustee under the indenture.

“Indirect participants” means banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

“Issuing Entity” means Virginia Power Fuel Securitization, LLC.

“kWh” means kilowatt-hour.

“Moody’s” means Moody’s Investors Service, Inc.

“NRSRO” means a nationally recognized statistical rating organization.

“Opt out customers” means any Virginia electric retail customers of Virginia Power with demand in excess of five megawatts in calendar year 2022 that elected to opt out of any deferred fuel cost securitization as permitted by Enactment Clause 4 of Virginia House Bill 1770 by May 31, 2023, which was the deadline to opt out.

“Participant” means an organization that participates in DTC.

“Parties in interest” means “parties in interest” under ERISA and “disqualified persons” under the Code.

“Payment date” means the date or dates on which interest and principal are to be payable on any tranche of bonds.

“Periodic Payment Requirement” means, for each payment date, the scheduled principal of and interest on the bonds and other financing costs and other required amounts and charges to be accrued in connection with the bonds.

“Plan asset regulations” means the DOL regulations at 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan assets” means assets of Plans.

“Plans” means employee benefit plans and other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some collective investment funds and insurance company general or separate accounts in which the assets of these plans, accounts or arrangements are invested.

“PTCE” means prohibited transaction class exemption.

“Rating agency” means Moody’s and S&P.

“Rating agency condition” means, with respect to any action, at least 10 business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the indenture trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the bonds issued by us; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

“Record date” means one Business day prior to the applicable Payment date.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100—Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time.

“Required capital level” means the amount required to be funded in the capital account for the bonds, which will equal 0.50% of the initial principal amount of the bonds issued.

“Responsible officer” means any officer within the corporate trust office of the indenture trustee (including the president, any vice president, any assistant vice president, any secretary, any assistant secretary or any other officer of the indenture trustee working in a corporate trust office of the indenture trustee) and having direct responsibility for the administration of the transaction or account at issue.

“Return on invested capital” means, for any payment date with respect to any calculation period, the sum of (i) rate of return, payable to Virginia Power, on its capital contribution equal to the rate of interest payable on the longest maturing bond plus (ii) any return on invested capital not paid on any prior payment date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale agreement” means the purchase and sale agreement to be entered into on the issuance date between VP Fuel Securitization and Virginia Power pursuant to which Virginia Power will sell and we will buy the deferred fuel cost property securing the bonds.

“SCC” means the State Corporation Commission of the Commonwealth of Virginia.

“SCC regulations” means any regulations, including temporary regulations, promulgated by the SCC pursuant to Virginia law.

“Scheduled final payment date” means, with respect to tranche of bonds, each payment date on which principal for such tranche is to be paid in accordance with the expected sinking fund schedule for such tranche.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities intermediary” means U.S. Bank National Association or any successor securities intermediary under the indenture.

“Securitization Statute” means Section 56-249.6:2 of the Code of Virginia.

“Securitizable balance” means the sum of (i) the deferred fuel costs, plus (ii) the financing costs associated with the issuance of the bonds.

“Seller” means Virginia Power, as the seller of the deferred fuel cost property, and each successor of Virginia Power (in the same capacity) pursuant to the sale agreement.

“Servicer” means Virginia Power, as the servicer of the deferred fuel cost property, and each successor or assignee of Virginia Power (in the same capacity) pursuant to the servicing agreement.

“Servicer business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Richmond, Virginia or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicing agreement” means the servicing agreement to be entered into on the issue date between VP Fuel Securitization and Virginia Power, as the same may be amended and supplemented from time to time, pursuant to which Virginia Power undertakes to service the deferred fuel cost property.

“Similar Law” means, collectively, provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to Section 4975 of the Code or Title I of ERISA.

“Special payment” means any payment received by the indenture trustee following a payment default on the bonds.

“Special payment date” means the later of the date on which any special payment is confirmed to be received by the indenture trustee, or the date the special payment is scheduled to be delivered to the indenture trustee.

“Terms and conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgium law.

“Tranche” means each weighted average life designation for the bonds.

“Treasury regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

“True-Up Mechanism” is described on page 49 of this prospectus.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“U.S. Holder” means a beneficial owner of a bond that is a U.S. person.

“U.S. person” means: U.S. holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i), (ii), (iii) or (iv)

•	a U.S. citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; and

•

a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

“Virginia Power” means Virginia Electric and Power Company.

“VP Fuel Securitization” means Virginia Power Fuel Securitization, LLC, the issuing entity.

$1,281,900,000

2024 SENIOR SECURED DEFERRED FUEL COST BONDS

VIRGINIA ELECTRIC AND POWER COMPANY

Depositor, Sponsor and Initial Servicer

VIRGINIA POWER FUEL SECURITIZATION, LLC

Issuing Entity

PROSPECTUS

Joint Book-Running Managers

Morgan Stanley

Atlas SP

Wells Fargo Securities

Citi

Jefferies

SMBC Nikko

Co-Manager

Siebert Williams & Shank

Through and including May 5, 2024 (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.